EXHIBIT 99.2

COMPLETE APPRAISAL OF
   REAL PROPERTY

Retirement Inn of Burlingame
250 Myrtle Road
Burlingame, San Mateo County, California
94010

IN A SELF-CONTAINED
   APPRAISAL REPORT

As of 10/15/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of Oregon, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
200 S.W. Market Street, Suite 200
Portland, OR 97201

C&W File ID: 03-34001-9383

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of Oregon, Inc.
200 S.W. Market Street, Suite 200
Portland, OR 97201
503-279-1734 Tel
503-279-1791 Fax
WWW.CWVAS.COM

October 23, 2003

Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property
In a Self-Contained Report
Retirement Inn of Burlingame
250 Myrtle Road
Burlingame, San Mateo County, California 94010

C&W File ID: 03-34001-9383

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following Extraordinary Assumptions and Hypothetical Conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor, together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Douglas Armstrong
ARV Assisted Living, Inc.
October 23, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 67-unit, 67-bed assisted living facility known as Retirement Inn of Burlingame. The facility contains 47,872 ± square feet of gross floor area and is situated on a .52 acre site. The facility occupancy was 88 percent at the time of inspection.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the Appraisal was prepared by Mark E. Bryant under the supervision of John M. Vissotzky, MAI. This Appraisal employs all three typical approaches to determine value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 15, 2003 was:

THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS

$3,250,000

The above value estimate is inclusive of $50,000 in personal property and $0 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Douglas Armstrong
ARV Assisted Living, Inc.
October 23, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF OREGON, INC.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572
mark_bryant@cushwake.com
503-279-1734 Office Direct
503-279-1791 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Retirement Inn of Burlingame

Location:	250 Myrtle Road
Burlingame, San Mateo County, California 94010

The site is situated at the southeast corner of Myrtle Road and Burlingame Avenue.

Property Description:	The property consists of a one-building, four-story assisted living facility containing 67 units and 67 beds on a .52-acre parcel of land.

Assessor’s Parcel Number:	029-215-240

Interest Appraised:	Fee Simple Estate

Date of Value:	October 15, 2003

Date of Inspection:	October 15, 2003

Ownership:	ARV Burlingame, L.P.

Occupancy:	Current physical occupancy is 88 percent

Current Property Taxes

Total Assessment:	$4,494,215

2002-2003 Property Taxes:	$52,991

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

Site & Improvements

Zoning:	R-4

Land Area:	..52 acres or 22,651 ± square feet

Number of Units:	67

Number of Beds:	67

Number of Stories:	Four

Number of Buildings:	One

Year Built:	1977

Type of Construction:	Masonry

Gross Building Area:	47,872 square feet

Parking:	32 spaces (0.47 Unit).

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS

Cost Approach:

Indicated Value:	$3,900,000

Sales Comparison Approach:

Indicated Value:	$3,300,000

Income Capitalization Approach

Direct Capitalization

Net Operating Income:	$366,524

Capitalization Rate:	11.50%

Indicated Value:	$3,200,000

Reconciled Value:	$3,200,000

FINAL VALUE CONCLUSION

Going Concern Market Value As-Is	$3,250,000
Fee Simple:

Exposure Time:	Under 12 months

Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front (Myrtle Drive) Elevation of property

Site (Burlingame Avenue) Elevation of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Rear (East) Elevation of Building

West Elevation of Building

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical Unit

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical Bath

Interior Hallway

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Main Activity Room

Private Dining Room

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Dining Room

Kitchen

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Kitchen Serving Area

Beauty Parlor

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front Patio Area

Under Building Parking

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Southerly View Along Myrtle Road

Easterly View Along Burlingame Avenue

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Westerly View Along Burlingame Avenue

VALUATION SERVICES	ADVISORY GROUP

TABLE OF CONTENTS

INTRODUCTION	1
SILICON VALLEY REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	23
SENIOR LIVING INDUSTRY OVERVIEW	25
MANAGEMENT AND OPERATIONS OVERVIEW	34
COMPETITIVE MARKET ANALYSIS	36
SITE DESCRIPTION	55
IMPROVEMENTS DESCRIPTION	57
REAL PROPERTY TAXES AND ASSESSMENTS	62
ZONING	63
HIGHEST AND BEST USE	64
VALUATION PROCESS	66
LAND VALUATION	68
COST APPROACH	74
SALES COMPARISON APPROACH	78
INCOME CAPITALIZATION APPROACH	87
RECONCILIATION AND FINAL VALUE OPINION	108
ASSUMPTIONS AND LIMITING CONDITIONS	110
CERTIFICATION OF APPRAISAL	113
ADDENDA	114

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Retirement Inn of Burlingame

Location:	250 Myrtle Road
Burlingame, San Mateo County, California 94010

The site is situated at the southeast corner of Myrtle Road and Burlingame Avenue.

Property Description:	The property consists of a one-building, four-story assisted living facility containing 67 units and 67 beds situated on a .52 acre site.

Assessor’s Parcel Number:	029-215-240

Property Ownership and Recent History

Current Ownership:	ARV Burlingame, L.P., a wholly owned subsidiary of American Retirement Villas Properties II (a California limited partnership).

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 15, 2003. The property was inspected on October 15, 2003 by Mark E. Bryant. John M. Vissotzky, MAI has reviewed the report and did not inspect the property.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs all three typical approaches to determine value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Prospective Value Upon Reaching Stabilized Occupancy

The value of a property as of a point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long term occupancy. At such point, all capital outlays for tenant improvements, leasing commissions, marketing costs, and other carrying charges are assumed to have been incurred.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the San Mateo County assessor as Assessor’s Parcel Number 029-215-240. The legal description for the subject is located in the Addenda.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Burlingame, California within San Mateo County, which is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

Silicon Valley encompasses 1,740 square miles of land and is comprised of San Mateo County and Santa Clara County. San Mateo County is essentially the peninsula formed by San Francisco Bay and the Pacific Ocean (save for the City and County of San Francisco at its northern tip). Santa Clara County lies at the south of San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the Primary Metropolitan Statistical Areas (PMSAs) of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

Silicon Valley’s Northern California location on the San Francisco Bay provides for a fairly mild climate year round. The topography of the area varies from beaches to mountains, providing for myriad microclimates and recreational venues.

VALUATION SERVICES	6	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

SAN FRANCISCO CMSA COMPONENT COUNTIES

Source: Cushman & Wakefield Analytics

Silicon Valley has long been the high-tech center of the nation and despite the technology fallout that has beset the region, remains so. Increased business investment in computers and related equipment was the driving force of the Silicon Valley economy throughout the late 1990s into the 2000s. Rising stock valuations, an influx of venture capital, investment in hardware and software in anticipation of Y2K, and the continuous need by businesses to enhance productivity, fueled the growth of Silicon Valley’s industries. As business investment has waned, however, so has the Silicon Valley’s prosperity.

The Silicon Valley’s technology sector accounts for nearly a quarter of its employment base. As a growing economy that lacks significant diversity across industrial sectors, Silicon Valley tends to exhibit more volatile growth than do more economically diversified markets.

Demographic Profile

Both Santa Clara and San Mateo counties are considered highly desirable but expensive places to live. The median age of Silicon Valley’s population is 35.1 years, the same as the median age of the nation’s top 100 largest metropolitan areas (Top 100) and just slightly below the U.S. median age of 35.6 years. Its population’s share of the age cohort under 24 years is also slightly below that of the Top 100 at 33 percent versus 35 percent, but its prime wage-earning age cohort of 35-59 years is somewhat greater at 36 versus 35 percent.

Silicon Valley’s labor pool is highly skilled and highly compensated, resulting in a very high per capita income. Its average household income is 62 percent above the Top 100 average, and its median household income is an even more impressive 68 percent above the Top 100 median.

Silicon Valley has a vastly higher percentage of households in the $100,000 plus annual income cohort – 45 percent versus 20 percent across the Top 100. At the lower end of the income

VALUATION SERVICES	7	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

strata with annual incomes under $50,000, Silicon Valley’s share of households is half that of the Top 100 – 23 percent versus 46 percent.

DEMOGRAPHIC CHARACTERISTICS
Silicon Valley vs. Top 100 MSAs and U.S.
2002 Estimates

	Silicon	Top 100
Characteristic	Valley	Metro Areas*	U.S.

Median Age (years)	35.1	35.1	35.6
Average Annual Household Income	$117,800	$72,700	$64,300
Median Annual Household Income	$92,100	$54,700	$47,500
Households by Annual Income Level:
<$25,000	9.1%	21.0%	25.3%
$25,000 to $49,999	13.5%	25.1%	27.3%
$50,000 to $74,999	16.7%	20.8%	20.2%
$75,000 to $99,999	15.6%	13.4%	11.8%
$100,000 plus	45.1%	19.7%	15.5%
Education Breakdown:
< High School	18.0%	21.8%	24.1%
High School Graduate	19.6%	27.8%	29.8%
College < Bachelor Degree	30.9%	26.5%	25.4%
Bachelor Degree	20.1%	15.5%	13.5%
Advanced Degree	11.3%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Silicon Valley’s population breakdown by educational achievement follows a similar pattern to incomes, reflective of the strong correlation between the two demographic factors. The San Francisco Bay Area is home to some of the nation’s most prestigious universities, including Stanford University, University of California (UC) Berkeley and UC San Francisco. Over 31 percent of Silicon Valley’s population has a bachelor or graduate degree, compared to just 24 percent for the Top 100. And, while 50 percent of the Top 100 population has just a high school diploma or less, that figure is a substantially lower 38 percent in Silicon Valley.

Population

Silicon Valley, with a current population of 2.4 million, has significantly lagged the Top 100 in terms of its population growth between 1992 and 2002. Silicon Valley, with an average annual growth rate of 0.8 percent, also grew more slowly than the San Francisco CMSA as a whole. While Silicon Valley briefly exceeded the Top 100’s population growth rate during 1996 and 1997, it has since significantly lagged the Top 100 and indeed saw a decline in population in 2002.

VALUATION SERVICES	8	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE:	In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession

Population growth is forecast to be negative once again in 2003, and thereafter to under-perform substantially the Top 100 over the forecast period. Between 2002 to 2007, Silicon Valley’s average population growth rate, at 0.2 percent annually, is expected to be dwarfed by that of both the Top 100 and the CMSA (both 1.1 percent).

ANNUALIZED POPULATION GROWTH BY COUNTY
Silicon Valley vs. San Francisco CMSA Counties
1990 – 2007

			Forecast	Annual Growth
Population (000s)	1992	2002	2007	92-02	02-07

Top 100 Metro Areas	160,017.2	181,966.9	191,733.8	1.3%	1.1%
San Francisco CMSA	6,449.8	7,126.5	7,398.0	1.0%	0.8%
Marin County	235.8	247.6	263.1	0.5%	1.2%
San Francisco County	734.9	764.0	789.2	0.4%	0.6%
Silicon Valley Region	2,194.8	2,386.7	2,414.5	0.8%	0.2%
San Mateo County	662.9	703.2	691.7	0.6%	-0.3%
Santa Clara County	1,531.9	1,683.5	1,722.8	0.9%	0.5%
Alameda County	1,332.2	1,472.3	1,490.2	1.0%	0.2%
Contra Costa County	839.8	992.4	1,070.3	1.7%	1.5%
Santa Cruz County	232.9	253.8	266.1	0.9%	0.9%
Napa County	114.3	130.3	143.1	1.3%	1.9%
Solano County	359.9	411.1	452.1	1.3%	1.9%
Sonoma County	405.2	468.4	509.4	1.5%	1.7%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley’s largest population clusters are along the west shore of San Francisco Bay and east of Interstate 280 within San Mateo County, in the communities of Daly City, Foster City and San Mateo. Within Santa Clara County, Mountain, Sunnyvale, Cupertino, San Jose and Milpitas have the greatest population density. The lowest population concentrations are along the coastal ranges of San Mateo County and the hills to the east of Santa Clara County.

POPULATION PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

0 10 20
miles
Population Density
1 to 648
648 to 4,023
4,023 to 7,774
7,774 to 23,861
MSA
County
Zip Code
280
680

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

As Silicon Valley’s population growth has trailed the Top 100, likewise its household formation rate has significantly lagged the Top 100 over the past 10 years. Between 1992 and 2002, growth in Silicon Valley’s number of households averaged 0.6 percent annually, somewhat below the CMSA’s 0.9 percent annual growth rate and well below the Top 100 growth rate of 1.3 percent annually. Household growth was negative in 2002 as out-migration from Silicon Valley increased.

Worsening net out-migration is an indicator of an economy not yet in recovery. Migration originally turned negative in 1999 when the economy was still strong, but a lack of housing

VALUATION SERVICES	10	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

affordability drove many out of Silicon Valley. Then, as job losses mounted, out-migration accelerated. The magnitude of net out-migration is indicative of the depth of Silicon Valley’s recession. Until the jobless rate begins to subside and narrow the gap with other western metro areas, out-migration will continue at a rapid clip.

Growth in household formations for Silicon Valley between 2002 and 2007 is forecast at a meager 0.5 percent – above its population growth rate, but significantly less than the projected rate of 1.1 percent for the CMSA and 1.3 percent for the Top 100.

HOUSEHOLD GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

In 2002, the median household income in Silicon Valley was $92,100. This figure is a staggering 68 and 94 percent higher than the respective median incomes for the Top 100 and the U.S., respectively. Between 1992 and 2002, Silicon Valley’s 4.5 percent average annual growth in median household income far exceeded the Top 100 average annual growth of 3.7 percent. Broken down by county, Santa Clara County’s average annual growth rate was 4.2 percent, and the average annual growth in median household income for San Mateo County was an even stronger strong 5.3 percent.

Through 2007, median household income growth in Silicon Valley is expected to slow considerably to 2.7 percent, with San Mateo County forecast for 3.4 percent and Santa Clara County expected to average annual increases of just 2.3 percent. By comparison, the median household income for the Top 100 is forecast to average roughly 2.7 percent annual growth.

Silicon Valley remains the most affluent region in the Bay Area. The highest income households are generally located to the south and west of Interstate 280 and south and east of Interstate 680. No ZIP code areas in Silicon Valley have a median household income of less than $50,000, and there are but a few in the $50,000 to $75,000 income cohort, with those predominantly located in north, central and east San Jose.

VALUATION SERVICES	11	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Silicon Valley
2002

0
10
20
miles
Median Hhld Income
$0 to $50,000
$50,000 to $75,000
$75,000 to $100,000
$100,000 +
MSA
Zip Code
Zip Code
280
680

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Silicon Valley remains in recession. Employment continues to fall and the jobless rate hit a record high in January 2003. Employment in the critical electronics manufacturing and information services industries continues to fall, with continued negative spillover effects on professional and business services. Construction activity is also beginning to falter. Average real wages among Silicon Valley’s manufacturers have fallen for over one year, as has the average workweek. House prices are falling once again and housing inventories on the market are rising.

Silicon Valley’s workforce continues to shrink. It has fallen by over 11 percent from its peak in late 2000, an extraordinary loss of 152,000 jobs. The downturn has been so severe that it generated the first annual decline in population since World War II. The economy’s rise was so fast and the downturn so sharp that given a projected steady growth rate beginning in 2004, it will be more than a decade before the previous peak is reached again.

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SILICON VALLEY REGIONAL ANALYSIS

Improving indicators remain elusive, but retailers are no longer paring staff, indicating some stability in personal income and consumer spending. Similarly, employment in financial services is no longer declining. Also, leisure and hospitality industry payrolls have remained level for the past year, a good indicator of stable business travel to the area. Indeed, the local hotel industry is considering ways to help fund an expansion of San Jose’s downtown convention center. Thus, the worst of the multiplier effects of the tech downturn may be diminishing. Yet hiring in healthcare has gone flat, which was one of the few industries that had expanded over the past two years.

While Silicon Valley’s economic turnaround is clearly not evident yet, some sources of growth are emerging. Biotechnology, for example, has one of the more positive outlooks for the San Mateo County economy. Indicative of the outlook is a doubling of Genentech’s stock price, with most of the gain following FDA approvals of several of their experimental drugs. More importantly, however, are a number of IPOs announced or venture capital placements made with several Bay Area biotech firms. They include a stock offering by Exelixis in South San Francisco worth an estimated $95 million, and a $100 million private placement with CV Therapeutics in the San Jose metro area. The industry is historically volatile, going through periods of funding drought and excess, and through periods of successful drug approvals. Indicative of this volatility is the closing of Millennium Pharmaceuticals’s South San Francisco operation, where 210 were employed, to concentrate its operations in Massachusetts.

Venture funding is not limited solely to biotech, however, as Visto Corporation, a maker of mobile email software located in Redwood City, garnered over $50 million in venture funding in first quarter 2003. But this has not stanched the employment cutbacks in computer and electronic manufacturing in the valley. Information services employment, however, has nearly leveled off.

The need to replace an aging stock of computers and electronic equipment generates some optimism that Silicon Valley’s tech industries will see moderate growth next year. Already, consumer spending on electronic equipment fueled a rise in new orders for semiconductors late last year. The trend is far from solid, however, as global chip sales fell in three of the four months ending in March 2003, resulting in lackluster orders for the fabrication equipment made or designed in Silicon Valley. Furthermore, private research and development spending among local tech firms has been cut this year, as cost savings become critical to the bottom line.

Software and tech services will likely lead Silicon Valley’s rebound. Current examples include the remake of Hewlett-Packard into a service-based firm, the non-stop expansion of Internet-retailer eBay, and the potential move into online entertainment by Apple Computer. But Silicon Valley’s true growth driver, technology innovation, will be slow to turn around until venture capital placement halts the slide that continued through first quarter 2003. One possible new generator of local innovation, however, may be research dollars from the defense and homeland security departments.

Silicon Valley’s near-term outlook remains weak with no substantial turnaround in employment until well into 2004. Office and industrial property markets, thus, will also remain weak for another year at least. Further risk to residential property markets is also possible as sales prices are faltering again, and supply currently exceeds demand. Rising interest rates can be expected to add further downside pressure.

Longer term, the economy is not expected to expand at a rate above the Top 100 average until 2005. This makes Silicon Valley an underperforming region until it is able to pull out of its current slump towards the latter part of the decade.

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SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley will continue to be a volatile economy, driven by cycles of innovation and investment. Longer-term, Silicon Valley will benefit from its extremely well educated workforce, the basic research undertaken at its universities and corporate labs, and its still deep sources of investment capital.

Gross Product

Silicon Valley enjoyed a 10-year period of astounding 8.7 percent average annual growth in its gross product, compared to 3.8 percent for the Top 100, with phenomenal peaks in 1999 and 2000 of 18.6 and 25.9 percent, respectively. During 2002, Silicon Valley’s real gross product experienced negative 2.3 percent growth, and the region’s growth in gross product is anticipated to be zero during 2003. Over the five-year forecast period of 2002 to 2007, gross product is expected to grow at a 3.4 percent annual rate, exceeding somewhat the forecasted Top 100 rate of 3.0 percent.

REAL GROSS PRODUCT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Employment Trends

Silicon Valley’s employment base is far less diversified than the U.S. overall. High-tech employment accounts for nearly one-fourth of all employment within Silicon Valley, compared to about four percent across the Top 100. The Valley is significantly more concentrated in Manufacturing (18 versus 10 percent) and Professional and Business Services (19 versus 14 percent) than the Top 100. Both of those sectors locally have substantial high-tech components.

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SILICON VALLEY REGIONAL ANALYSIS

EMPLOYMENT BY SECTOR
Silicon Valley vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

Compared to the Top 100, Silicon Valley is relatively less weighted in the sectors of Government (10 versus 15 percent), Finance, Insurance and Real Estate (five versus seven percent) and Trade, Transportation and Utilities (17 versus 20 percent). Over the past year, the only sectors to see employment growth has been Education and Health Services, and Government, which increased by 3.8 percent and 3.0 percent, respectively. Information, Professional and Business Services, and Manufacturing all saw double-digit declines in employment over the course of 2002.

Among the San Francisco CMSA’s counties, Silicon Valley has by far the largest share of total employment (37 percent) and realized the greatest increase in total employment between 1992 and 2002 of over 173,000 jobs (edging out the Oakland PMSA’s 172,000 jobs). Silicon Valley is also expected to capture the largest share of new job creations between 2002 and 2007 of 54,000 jobs, followed the Oakland PMSA with 53,000 jobs.

TOTAL EMPLOYMENT BY COUNTY
San Francisco CMSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

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SILICON VALLEY REGIONAL ANALYSIS

Between 1992 and 2002, Silicon Valley’s total employment increased at a 1.5 percent average annual rate, significantly below the Top 100 rate of 1.9 percent. More recently, total employment has turned negative. Total employment is not forecast to recover to its pre-recession level until the next decade. Beginning in 2005, Silicon Valley employment growth is forecast to grow at 2.0 percent annually through 2007, on par with the Top 100.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Over most of the past decade, Silicon Valley’s unemployment rate had been substantially lower than that across the Top 100. However, with the 2001 economic recession and the corresponding loss of many of the region’s jobs, Silicon Valley’s unemployment rate has lost its advantage over the Top 100. The jobless rate jumped from its low point of 1.9 percent in 2000 to 7.5 percent in 2002. The unemployment rate is projected to peak at 7.8 percent during 2003 and then recede to 5.7 percent by 2007 – by which time the Top 100 unemployment rate is expected to decline to 5.0 percent.

Silicon Valley is home to 12 of the 2002 Fortune 500 corporations: Hewlett-Packard Company (ranked 14), Intel (58), Cisco Systems (95), Solectron Corporation (158), Sun Microsystems Inc. (155), Oracle Corporation (190), Agilent Technologies Inc. (292), Calpine Corporation (246), Applied Materials Inc. (327), Apple Computer Inc. (300), CNF Inc. (347), and Maxtor Corporation (421). Following is a table of Silicon Valley’s largest non-government employers.

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SILICON VALLEY REGIONAL ANALYSIS

TOP NON-GOVERNMENT EMPLOYERS
Silicon Valley
2002

Number of MSA
Employer	Employees

United Airlines	17,700
Cisco Systems	13,000
Hewlett-Packard Company/Agilent	10,000
Stanford University	10,000
Kaiser Permanente	9,100
Oracle Corporation	7,400
Intel Corporation	7,000
Lockheed Martin Missiles & Space	6,700
Applied Materials, Inc.	6,200
Solectron Corporation	6,000
Sanmina	6,000
A T & T	5,200
UCSF Stanford Health Care	4,200
Genentech	3,700
Apple Computer, Inc.	3,000
3Com Corporation	3,000
Advanced Micro Devices	2,900
Raychem Corporation	2,900
Visa USA/International	2,700
Mills Peninsula Health Services	2,500

Source: Economy.com, Cushman & Wakefield Analytics

In the early 1990s, Silicon Valley and San Francisco had roughly the same number of office workers – roughly 200,000 each. As of year-end 2002, while San Francisco still had 195,000, Silicon Valley had nearly 330,000. Between 1992 and 2002, Silicon Valley’s office-using employment grew at an average annual rate of 4.0 percent, while San Francisco averaged only 0.2 percent. By comparison, office-using employment for the Top 100 grew at a 2.7 percent rate. Silicon Valley’s surge in office-using employment that took place during the 1990s has ended, however, Recently, Silicon Valley has seen two consecutive years of declining office-using employment, including a staggering 11.6 percent decrease during 2002.

Office-using employment is expected to drop another 2.7 percent during 2003, before reversing the negative trend between 2004 and 2007. Over the forecast period, office-using employment is forecast to rise at an annual 2.3 percent rate through 2007 – outperforming the CMSA’s 1.9 percent growth rate and slightly outpacing the 2.1 percent rate of the Top 100.

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SILICON VALLEY REGIONAL ANALYSIS

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

The South Bay’s largest concentrations of office-using employment are located in the cities of San Jose, Milpitas, Santa Clara, Sunnyvale, Cupertino, Mountain View and Palo Alto. Moving up the Peninsula, the largest concentrations office-using employees in San Mateo County are found in Redwood Shores, Menlo Park, Redwood City, Foster City and San Mateo.

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SILICON VALLEY REGIONAL ANALYSIS

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Transportation Network

As in much of the rest of the Bay Area, Silicon Valley freeways are a challenge during commute hours. Interstates 280, 680, 880, U.S. 101, Highways 85, 87 and 92 are the primary freeways serving Silicon Valley. Also, a number of expressways criss-cross Santa Clara County. From the East Bay, the San Mateo Bridge (Highway 92) feeds commuters into San Mateo County and the Dumbarton Bridge feeds commuters into northern Santa Clara County.

Silicon Valley’s public transportation system consists of commuter trains, buses and light rail. The rails for the CalTrain commuter train extend 77 miles from Gilroy in southern Santa Clara County to the South of Market district in San Francisco. CalTrain has an average daily ridership of over 31,000.

The Santa Clara Valley Transportation Authority’s (VTA) light rail system has two lines – an east-west line extending from Downtown Mountain View to Milpitas at Interstate 880, and a north-south line from Baypoint near Highway 237 to south San Jose’s Santa Teresa District. Weekday ridership averages 30,000. San Mateo County has no light rail system.

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SILICON VALLEY REGIONAL ANALYSIS

Separate bus systems run in each county – Santa Clara County’s run by VTA and San Mateo County’s run by SamTrans. VTA average weekday bus boardings are approximately 145,000. SamTrans, serving a significantly smaller population, averages 58,000 weekday boardings.

The Bay Area Rapid Transit System (BART), a high-speed rail system serving predominantly Alameda and Contra Costa County commuters heading into San Francisco, has recently extended into northern San Mateo County and to San Francisco International Airport. BART is also planning expansion into Santa Clara County from Fremont in Alameda County.

Located within the geography of San Mateo County, San Francisco International Airport (SFO), which opened its new International Terminal in 2000, was the 19th busiest airport in the world for the year 2002 with 31.4 million arrivals and departures. SFO is negotiating to add runways to fuel future growth, but the plan is stalled due to environmental concerns of adding more landfill to San Francisco Bay.

San Jose International Airport (SJC) handled 11.7 million passengers during fiscal 2002 through its existing 31 gates. SJC has won approval for a 40-gate expansion that is expected to greatly improve air transport in and out of Silicon Valley.

Quality of Life/Amenities

Major Attractions and Amenities

Silicon Valley is an area with many unique characteristics. Its topographic features include valleys, mountains, ocean, bay, and lakes. It also has a wide variety of development ranging from urban high-rise, suburban mid-rise, industrial, residential, and agricultural land to natural and undeveloped open space.

A variety of venues include San Jose’s Tech Museum, the Winchester Mystery House, and the Rosicrucian Egyptian Museum. Paramount’s Great America is a prominent theme park in Santa Clara. Santa Cruz Beach & Boardwalk is about an hour away. The valley’s warm summers make San Jose’s Raging Waters, the Bay Area’s largest water theme park, a very popular destination.

Perhaps one of the valley’s best amenities is its proximity to San Francisco. The Wine Country in Napa and Sonoma Counties are also only about a two-hour drive from the south bay. Monterey, Carmel and Big Sur are about an hour drive, and Lake Tahoe and Yosemite National Park are roughly four hours from Silicon Valley.

Silicon Valley is home to the San Jose Sharks professional hockey team. In addition, Santa Clara County is often mentioned when the Oakland A’s start talking about moving the baseball team. The headquarters and practice facilities for the San Francisco 49ers are located in the city of Santa Clara.

Education

The San Francisco Bay Area is home to numerous institutions of higher learning. The large number of world-class educational and research facilities – more than 35 colleges and universities – positively impacts the entire Bay Area economy. Silicon Valley’s most prestigious university is Stanford University in Palo Alto, but the region is also well served by San Jose State, College of San Mateo, Santa Clara University, University of California Santa Cruz and University of California Berkeley.

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SILICON VALLEY REGIONAL ANALYSIS

MAJOR COLLEGES/UNIVERSITIES
Silicon Valley
2001

Full/Part Time
College/University	Enrollment

San Jose State University	50,400
Mission College	17,300
DeAnza College	15,100
Stanford University	14,200
Evergreen Valley College	12,200
College of San Mateo	11,900

Source: San Francisco Business Times Book of Lists, Cushman & Wakefield Analytics

Medical Facilities

Silicon Valley has a comprehensive healthcare network. The area’s major healthcare facilities include the Stanford Medical Center, Santa Clara Valley Medical Center, Kaiser Permanente (3 hospitals), Regional Medical Center of San Jose, El Camino Hospital, Sequoia Hospital and VA Palo Alto.

Regional Summary

Silicon Valley’s near-term economic outlook remains dim. It is expected to limp along for another year before measurable improvement is seen. The local economy’s lack of diversity maintains its volatility and dependence upon capital investment. As long as corporate profits remain weak, business investment is expected to remain lackluster. Furthermore, technology exports, which are crucial to the region’s economic health, will be sluggish until the global economies show marked improvement.

Silicon Valley’s moderate climate and attractive quality-of-life factors, however, are expected to continue attracting top talent to the region – at least those who can afford its high cost of living and housing costs. Its first-class educational institutions will continue to seed the region with tech-savvy graduates. Silicon Valley still maintains the highest share of nationwide venture capital investments. Silicon Valley’s substantial biotechnology industry remains strong and has attracted venture capital in the wake of the dotcom bust. Research related to anti-bioterrorism may provide an additional boost to these firms.

Longer term, innovation and R&D are expected to revive the local economy and to bring its performance on par with that of the nation’s top 100 metropolitan areas. When the national and global economies eventually rebound, capital investment would likely surge, stimulating Silicon Valley’s tech manufacturing base. As computer software becomes more sophisticated, more powerful computers will be required to run the software, boosting investment in computers. Finally, defense and homeland security spending are expected to bolster R&D in the valley.

Silicon Valley is expected to underperform the Top 100. Given the region’s high cost of living and housing costs, its population growth and household formation rates are both expected to lag the Top 100. Furthermore, with the overall weakness in the local, national and global economies, employment growth is also expected to trail the Top 100. Indicative of Silicon Valley’s high productivity, however, the region’s growth in gross product is forecast to slightly exceed that of the Top 100 through 2007.

VALUATION SERVICES	21	ADVISORY GROUP

LOCAL AREA MAP

VALUATION SERVICES	22	ADVISORY GROUP

LOCAL AREA ANALYSIS

Location

The subject is located in the southeastern area of Burlingame, approximately one-half mile south of the downtown core. The boundaries of the local area are considered to be Peninsula Avenue to the south, El Camino Real to the west, Broadway to the north, and U.S. Highway 101 to the east.

Access

The primary access routes serving the local area include California Drive and El Camino Real which both course north and south through the district, and Peninsula Avenue and Broadway which course east and west. El Camino Real is primary north/south route serving the district and also serves as Highway 82. Broadway provides primary access to U.S. Highway 101. Overall, access to the local area is considered very good, including that to medical facilities for the elderly residents in the local area.

Character

The local area is characterized by a mixture of retail commercial, professional office, public and single- and multi-family uses. Development patterns in the district were influenced by the area’s proximity to the major transportation route (Highway 101), and the CalTrain commuter stations located in Burlingame. The majority of existing development located in the area is residential in nature with higher density residential uses found abutting the major streets in the area.

The local area is considered to be in a mature stage of its life with the availability of a few remaining vacant sites providing for limited new development opportunities. The local area is considered to be approximately 98 percent developed at this time. The only remaining vacant parcels are small in-fill sites. Any future development will take the form of redevelopment of existing sites to higher uses.

Nearby and Adjacent Land Uses

West:	Single-family residence and Azure Street
North:	Single Family Residences
East:	Apartments
South:	Apartments

Proximity to Health Care

The primary medical facility serving Burlingame is Mills Peninsula Hospital located in at the north end of Burlingame, approximately one and one-half miles north of the subject property. The travel time to this facility is approximately 10 minutes from the subject.

Special Hazards or Adverse Influences

There are no hazards or adverse influences present in the local area which have a detrimental influence on properties.

Land Use Changes

We are not aware of, at this time, of any planned improvements or demolitions in the local area that would impact the subject.

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LOCAL AREA ANALYSIS

Conclusion

The subject is located in an established area of Burlingame. The primary influence of the local area is residential oriented. The local area is in a mature stage of its life and there is limited land available for future development. Future development will likely consist of redevelopment of existing sites with commercial uses located along El Camino Real or California Street, and residential on others. Services requisite to support a senior living complex such as the subject are within close proximity. After reviewing the local area data, a positive effect on real estate values in the local area is anticipated for the foreseeable future. This positive effect also extends to the subject property.

VALUATION SERVICES	24	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with moderate to intermediate care needs, assisted living has become a favored form of long-term care.

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SENIOR LIVING INDUSTRY OVERVIEW

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in

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SENIOR LIVING INDUSTRY OVERVIEW

mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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SENIOR LIVING INDUSTRY OVERVIEW

Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

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SENIOR LIVING INDUSTRY OVERVIEW

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents

Source: American Seniors Housing Association

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the State Agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

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SENIOR LIVING INDUSTRY OVERVIEW

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and also kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

•	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

•	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

•	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature which interfere with daily living functions.

•	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

•	All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

•	The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

•	The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

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SENIOR LIVING INDUSTRY OVERVIEW

•	There shall be arrangements for separation and care of residents whose illness requires separation from others.

•	When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

•	The licensee shall provide for assisting residents with self-administered medications as needed.

•	There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

•	If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

In facilities with 50 or more residents, providing three meals a day, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well being of clients, employees and visitors. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two clients and be large enough to allow for easy passage and comfortable use of any required client assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each client is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the client’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

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SENIOR LIVING INDUSTRY OVERVIEW

Activities

The licensee shall ensure that planned recreational activities are provided for the client. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

Enforcement is maintained through:

1.	Fines and civil penalties (vary according to the violation)

2.	Non-compliance office conferences

3.	Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

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SENIOR LIVING INDUSTRY OVERVIEW

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	33	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Retirement Inn of Burlingame was constructed in 1977. The facility underwent a major renovation in 2002 that primarily involved upgraded interior components, including paint, carpeting, wall coverings, etc. The property was updated over the last 12 months. Revenues have been sporadic over the last three years, while expenses have been increasing. The facility’s occupancy averaged around 80 percent between 2000 and early 2003, while recent occupancy has increased to the upper 80 percentile. The reasoning for the lower annual occupancy has been reportedly due to the older age of the property and market positioning. The recent increase in occupancy, however, is believed to be the result of strengthened market conditions, as well as more aggressive marketing. Overall, we believe that ARV is competent to manage the subject property.

Operations Overview

Services

Retirement Inn of Burlingame is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, respite care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual resident receives.

Regulations and Health Matters

The facility has a license for a capacity of 90 residential care/assisted living beds and is regulated by the State of California’s Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed residential care/assisted living facilities. The most recent survey for the subject was conducted in July 2002. The survey reported that the facility met all requirements with no serious deficiencies. A new license for the following 12 months was issued for the facility.

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MANAGEMENT AND OPERATIONS OVERVIEW

Admission Policies

Retirement Inn of Burlingame requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Retirement Inn of Burlingame caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Retirement Inn of Burlingame has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Overall, given the history of the subject, it appears that the recent marketing efforts are adequate. Occupancy of the facility had been averaging around 80 percent for much of the period between 2000 and early 2003, with recent occupancy showing an increase to nearly 90 percent. Continued aggressive marketing will be required to maintain and possibly improve the current occupancy.

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is presently being operated in a competent manner. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	35	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 75 percent of the subject’s residents come from the Sunnyvale area. This encompasses an area of approximately three miles. The remaining 25 percent emanate from the greater eastside area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

San Carlos Elms	3.0-5.0 Miles	75%
Mills Estate Villas	3.0-5.0 Miles	75%
Westborough Royale	3.0-5.0 Miles	75%
Glenwood Inn	3.0-5.0 Miles	75%
Woodside Terrace	3.0-5.0 Miles	75%
SUBJECT	3.0-5.0 Miles	75%

In the case of the subject, we have determined the primary market area to encompass an area of approximately three miles with 75 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of three miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of three miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 beds do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in the Burlingame area.

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COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

San Carlos Elms	85	PMA
Mills Estate Villas	47	PMA
Westborough Royale	88	PMA
Glenwood Inn	131	PMA
Woodside Terrace	65	SMA
SUBJECT	68

Totals	484

* PMA - Primary Market Area; SMA - Secondary Market Area

Proposed Units

Discussions with local providers and planning departments indicated that there are no other facilities planned at this time. We note that San Carlos Elms is currently nearing completion of a dementia wing at their facility in San Carlos.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 416 units and/or beds (excluding the subject) and the current available occupancy of those properties was from 93 to 100 percent. We note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject.

Retirement Inn of Burlingame is noted as having been at 88 percent occupancy at the time of inspection. The subject appears to have a relatively good reputation in the market and although occupancy has been below stabilized levels over the last three years, current increased occupancies and more aggressive marketing should help to continue recent trends.

A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

	Total AL
Name	Units		Occupancy Level

San Carlos Elms	*	85	100%
Mills Estate Villas	*	47	93%
Westborough Royale	*	88	96%
Glenwood Inn		131	93%
Woodside Terrace		65	96%
SUBJECT		68	88%

*     Denotes facilities located in subject’s primary market area.

Again, we note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. The properties located in the PMA are identified in the above chart.

Rental Rates

Current rental rates for assisted living units in the Burlingame area begin at around $1,650 per month for shared accommodations and go up to around $4,100 for a two-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities except telephone and cable TV, activities and transportation. Most assisted living facilities generally include a minimal or base level of personal care services in the base monthly rents. In the subject’s market, charges for additional personal care services vary from a property like the subject that includes no personal care in the base rental rate up to facilities such as San Carlos Elms that includes a moderate level of personal care services in the monthly rent.

Rent Increases

Most assisted living facilities in the Burlingame market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years. The most recent rent increase at the subject was October 1, 2003 and was for a 5.0 percent across the board increase.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Burlingame market area, no significant degree of concessions being offered were noted. Retirement Inn of Burlingame reported that they are currently not offering concessions for leasing vacant units. The property, however, had been offering concessions in 2002 and in the first part of 2003 in attempt to stimulate the below stabilized occupancy problems. This, along with aggressive marketing has helped to strengthen occupancy to its current level near 90 percent. Although concessions will not likely be seen consistently in the market going forward, newer product will

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COMPETITIVE MARKET ANALYSIS

likely use them to stimulate any unforeseen vacancies, while older properties like the subject may have to use concessions more frequently.

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Retirement Inn of Burlingame opened in 1977 and has been moderately successful from an occupancy basis. Occupancy at the facility was 78 percent in 2000, 82 percent in 2001, 78 percent in 2002 and year-to-date 2003 annualizes out to 90 percent. We note that the facility was at an occupancy of 88 percent at the time of our inspection.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass an area of approximately three miles and a secondary area of approximately five miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with the facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2000, 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Population Statistics

	PMA		SMA
	3 miles		5 miles

	Population	%	Population	%

2000
Total *	96,566		199,044
65+	15,097	15.6%	30,105	15.1%
75+	8,489	8.8%	15,979	8.0%
85+	2,593	2.7%	4,562	2.3%
2002	Estimate
Total *	98,708		202,988
65+	15,354	15.6%	30,452	15.0%
75+	8,796	8.9%	16,471	8.1%
85+	2,775	2.8%	4,874	2.4%
2007	Projection
Total *	103,760		212,215
65+	16,283	15.7%	32,075	15.1%
75+	9,356	9.0%	17,360	8.2%
85+	3,213	3.1%	5,596	2.6%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	3 miles		5 miles

	Total	Annual	Total	Annual

2000-2007
Total *	7.4%	1.0%	6.6%	0.9%
65+	7.9%	1.1%	6.5%	0.9%
75+	10.2%	1.4%	8.6%	1.2%
85+	23.9%	3.1%	22.7%	3.0%
2000-2002
Total *	2.2%	1.1%	2.0%	1.0%
65+	1.7%	0.8%	1.2%	0.6%
75+	3.6%	1.8%	3.1%	1.5%
85+	7.0%	3.4%	6.8%	3.4%
2002-2007
Total *	5.1%	1.0%	4.5%	0.9%
65+	6.1%	1.2%	5.3%	1.0%
75+	6.4%	1.2%	5.4%	1.1%
85+	15.8%	3.0%	14.8%	2.8%

* Total population unadjusted for age

Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing slowly in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a similar aged older population to the national average. Furthermore, the average number of older Americans increased 12.6 percent from 1990 to 2000. These rates are similar than the senior growth seen in the subject’s primary and secondary market areas.

Adult Children Population/Growth Rates

     We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Population Statistics - Adult Children

	PMA		SMA

	Population	%	Population	%

2000
Total *	96,566		199,044
45 - 54	13,769	14.3%	28,967	14.6%
55 - 59	4,840	5.0%	10,586	5.3%
60 - 64	3,775	3.9%	8,351	4.2%
2002	2002
Total *	98,708		202,988
45 - 54	14,603	14.8%	30,653	15.1%
55 - 59	5,436	5.5%	11,802	5.8%
60 - 64	4,038	4.1%	8,906	4.4%
2007	2007
Total *	103,760		212,215
45 - 54	16,159	15.6%	33,741	15.9%
55 - 59	6,527	6.3%	14,125	6.7%
60 - 64	5,066	4.9%	11,138	5.2%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual

2000-2007
Total *	7.4%	1.0%	6.6%	0.9%
45 - 54	17.4%	2.3%	16.5%	2.2%
55 - 59	34.9%	4.4%	33.4%	4.2%
60 - 64	34.2%	4.3%	33.4%	4.2%
2000-2002
Total *	2.2%	1.1%	2.0%	1.0%
45 - 54	6.1%	3.0%	5.8%	2.9%
55 - 59	12.3%	6.0%	11.5%	5.6%
60 - 64	7.0%	3.4%	6.6%	3.3%
2002-2007
Total *	5.1%	1.0%	4.5%	0.9%
45 - 54	10.7%	2.0%	10.1%	1.9%
55 - 59	20.1%	3.7%	19.7%	3.7%
60 - 64	25.5%	4.6%	25.1%	4.6%

* Total population unadjusted for age

Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at slightly higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle portion of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $32,000 would be necessary. We have utilized the average projected revenue per resident of approximately $27,170 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $27,170 by 85 percent we arrive at an average income of $32,000, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $32,000 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 75.5 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $630,488 in 2002 . Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $37,829 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $630,488).

After accounting for this ($32,000 - $37,829 = $-5,800), we have considered a higher income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than	$15,000

	PMA		SMA
	3 miles		5 miles

	Total	%	Total	%

2002
* Total 65+	9,507	—	18,482	—
65+	8,520	89.6%	16,686	90.3%
75+	4,938	51.9%	9,041	48.9%
85+	1,505	15.8%	2,471	13.4%
2007
* Total 65+	9,852	—	19,055	—
65+	9,220	93.6%	17,922	94.1%
75+	5,452	55.3%	9,852	51.7%
85+	1,831	18.6%	2,973	15.6%

* Unadjusted for Income

Source: Claritas, Inc.

Income Statistics - Growth Rates

Households With Incomes Greater Than	$15,000

	PMA		SMA
	3 miles		5 miles

2002-2007	Total	Annual	Total	Annual

* Total 65+	3.6%	0.7%	3.1%	0.6%
65+	8.2%	1.6%	7.4%	1.4%
75+	10.4%	2.0%	9.0%	1.7%
85+	21.7%	4.0%	20.3%	3.8%

* Unadjusted for Income

Source: Claritas, Inc.

We have found that for households over $25,000 within our primary market area in 2002 (5-mile radius), there were 8,520 for the 65+ age group, 4,938 for the 75+ age group and 1,505 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 1.59 percent for age 65+ households, 2.00 percent per year for age 75+ and 4.00 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET OCCUPANCY CHARACTERISTICS

Primary Market Area

Name	No. Units	Occupancy	Occupied Units

San Carlos Elms	85	100%	85
Mills Estate Villas	47	93%	44
Westborough Royale	88	96%	84
Glenwood Inn	131	93%	122
Woodside Terrace	65	96%	62
SUBJECT	67	88%	60

Totals	483	95%	457

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 75 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis

Primary Market Area
3 miles

	2002	2007
65+ Income Qualified Households	8,520	9,220
Average Household Size*	1.62	1.65

Available Persons	13,760	15,238
Total Supply**	483	604
Required Resident % From PMA	75%	75%

Required Residents	362	453
Available Persons	13,760	15,238
Indicated Penetration Rate***	2.63%	2.97%

* Total 65+ Population Divided by Total 65+ Households

** No. of assisted living units (includes dementia) in primary market area.
    2007 figure accounts for 25 percent new or forecast competition

*** Required Residents divided by Available Persons

Source: Claritas, Inc.

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the data, the indicated penetration rate for the subject in 2002 is 2.63 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 2.97 percent in 2007.

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the assisted living units in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of significant rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 2.63 percent for the general population, there appears to be an adequate marketplace for assisted living units in the marketplace. Older properties like the subject, however, may be required to utilize concessions in order to maintain stabilized occupancy levels.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. All of the facilities are noted as being located in the subject’s primary market area (PMA).

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 1

San Carlos Elms
707 Elm Street
San Carlos, CA

Property Type:	ALF/ALZ

Verification:	Marketing Director
652-595-1500
22-Oct-03

No. Units	Unit Types	Occupancy

85	Assisted Living Units	100%
0	Alzheimer Units/Beds	0%

85	Total Units/Beds	100%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$3,200	to	$3,200	380	to	380	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$3,650	to	$3,650	450	to	450	—	to	—	—	to	—
Two-Bedroom	$3,975	to	$3,975	745	to	745	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$850	to	$850				—	to	—
Additional Personal Care	$350	to	$1,550				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1996	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	Yes

Remarks:	For profit facility located in San Carlos. Offers assisted living. A new dementia wing is nearing completion. Assisted living rate includes a base level of personal care. Additional personal care based on a five level system. Facility has good reputation and generally has a waiting list.

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 2

Mills Estate Villas
1733 California Drive
Burlingame, CA

Property Type:	AL

Verification:	Marketing Director
650-692-0600
22-Oct-03

No. Units	Unit Types	Occupancy

47	Assisted Living Units	93%
0	Alzheimer Units/Beds	0%

47	Total Units/Beds	93%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$2,800	to	$3,300	400	to	400	—	to	—	—	to	—
Studio	$3,800	to	$4,400	300	to	300	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				—	to	—
Additional Personal Care	$350	to	$650				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1999	Common Area	Lobby	X		Dining Room	X
Construction Type	Wood Frame		Activity	X		Salon	X
Floors	2		Library	X		Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X		Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X		Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes	No
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	For profit facility located in Burlingame. Assisted living rates include a base level of personal care with two additional levels available.

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 3

Westborough Royale
89 Westborough
South San Francisco, CA

Property Type:	IL/AL

Verification:	Marketing Director
650-872-0400
22-Oct-03

No. Units	Unit Types	Occupancy

88	Assisted Living Units	96%
0	Alzheimer Units/Beds	0%

88	Total Units/Beds	96%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$1,650	to	$1,650	430	to	430	—	to	—	—	to	—
Studio	$2,350	to	$2,350	280	to	280	—	to	—	—	to	—
Studio Alcove	$2,450	to	$2,450	340	to	340	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$750	to	$750				—	to	—
Additional Personal Care	$300	to	$900				—	to	—
Community Fee	$750	to	$750

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1979	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	For profit facility located in South San Francisco. Offers independent and assisted living. Assisted living rates include a base level of personal care with additional levels priced on a level or tier basis.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 4

Glenwood Inn
555 Glenwood Avenue
Menlo Park, CA

Property Type:	AL

Verification:	Marketing Director
650-322-5550
23-Oct-03

No. Units	Unit Types	Occupancy

131	Assisted Living Units	93%
0	Alzheimer Units/Beds	0%

131	Total Units/Beds	93%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,550	to	$2,850	350	to	350	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$2,950	to	$3,250	500	to	500	—	to	—	—	to	—
Two-Bedroom	$3,550	to	$4,100	700	to	700	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$750	to	$750				—	to	—
Additional Personal Care	$225	to	$1,200				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1991	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	For profit congregate living facility located in Menlo Park. Additional personal care based on level basis.

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 5

Woodside Terrace
485 Woodside Road
Redwood City, CA

Property Type:	AL

Verification:	Marketing Director
650-366-3900
22-Oct-03

No. Units	Unit Types	Occupancy

65	Assisted Living Units	96%
0	Alzheimer Units/Beds	0%

65	Total Units/Beds	96%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$3,100	to	$3,100	300	to	300	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$3,200	to	$3,200	450	to	450	—	to	—	—	to	—
Two-Bedroom	$3,400	to	$3,400	600	to	600	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$750	to	$750				—	to	—
Additional Personal Care	$300	to	$1,200				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1988	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition Effective Age (Yrs):	Good N/A	HVAC System Covered Parki	Central/Wall Units No

Remarks:	For-profit congregate facility located in Redwood City. Has a total of 270 units. Most of the units are independent. The assisted living rates include a base level of personal care with additional care available on a five level tier system.

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	51	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject and discussions with local market participants, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Superior
3	Similar
4	Similar
5	Superior

Rental Rate Analysis

The assisted living rates at Retirement Inn of Burlingame include three meals per day, weekly housekeeping/laundry, utilities (except for telephone and cable TV), activities and scheduled transportation. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)			Rental Range

San Carlos Elms	380	-	380	$3,200	-	$3,200
Mills Estate Villas	300	-	300	$3,800	-	$4,400
Westborough Royale	280	-	280	$2,350	-	$2,350
Glenwood Inn	350	-	350	$2,550	-	$2,850
Woodside Terrace	300	-	300	$3,100	-	$3,100
SUBJECT	190	-	190	$2,150	-	$2,500
Range (Excluding Subject)	280	-	380	$2,350	-	$4,400

VALUATION SERVICES	52	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $2,350 to $4,400 per month based on unit sizes from 280 to 380 square feet. The subject’ asking rates of $2,150 per month is seen as falling slightly below the range from an absolute rent basis, as well as from unit size basis. San Carlos, Mills Estate Villas, and Woodside Terrace have asking rates above $3,000 per month and these are reflective of a higher level of personal care in the base monthly rental rates. Westborough Royale and Glenwood Inn have a similar rent structure to the subject, which includes no personal care. We note that the average in-place rent for the subject is $2,019 per month. Based on the data, we believe that a rent of $2,100 per month is warranted for the subject’s studio units.

Studio Alcove Units - Assisted Living

The following chart indicates the asking rates for assisted living studio alcove units at the subject, as well as the comparables:

Alcove Units - AL

Facility Name	Unit Size (SF)			Rental Range

San Carlos Elms	380	-	380	$3,200	-	$3,200
Mills Estate Villas	300	-	300	$3,800	-	$4,400
Westborough Royale	340	-	340	$2,450	-	$2,450
Glenwood Inn	350	-	350	$2,550	-	$2,850
Woodside Terrace	300	-	300	$3,100	-	$3,100
SUBJECT	220	-	220	$2,350	-	$2,500
Range (Excluding Subject)	300	-	380	$2,450	-	$4,400

The comparables indicate a range of asking rates from $2,450 to $4,400 per month based on unit sizes from 300 to 380 square feet. The subject’ asking rates of $2,350 per month is seen as falling slightly below the range from an absolute rent basis, as well as from unit size basis. San Carlos, Mills Estate Villas, and Woodside Terrace have asking rates above $3,000 per month and these are reflective of a higher level of personal care in the base monthly rental rates. Westborough Royale and Glenwood Inn have a similar rent structure to the subject, which includes no personal care. We note that the average in-place rent for the subject is $2,143 per month. Based on the data, we believe that a rent of $2,200 per month is warranted for the subject’s larger studio units.

One-Bedroom Units – Assisted Living

The following chart indicates the asking rates for assisted living one-bedroom units at the subject, as well as the comparables:

VALUATION SERVICES	53	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

One-Bedroom Units - AL

Facility Name	Unit Size (SF)			Rental Range

San Carlos Elms	450	-	450	$3,650	-	$3,650
Mills Estate Villas	—	-	—	—	-	—
Westborough Royale	—	-	—	—	-	—
Glenwood Inn	500	-	500	$2,950	-	$3,250
Woodside Terrace	450	-	450	$3,200	-	$3,200
SUBJECT	390	-	390	$3,250	-	$3,250
Range (Excluding Subject)	450	-	500	$2,950	-	$3,650

The comparables indicate a range of asking rates from $2,950 to $3,650 per month based on unit sizes from 450 to 600 square feet. The subject’ asking rates of $3,250 per month is seen as falling towards the lower to middle of the range from an absolute rent basis, while offering smaller unit sizes. Again, San Carlos has an asking rate of $3,650 per month and this is reflective of a higher level of personal care in the base monthly rental rates. The remaining comparables have similar rent structures to the subject, which includes no personal care. We note that the average in-place rent for the subject is $3,063 per month. Based on the data, we believe that a rent of $3,100 per month is warranted for the subject’s one-bedroom units.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The facility’s occupancy averaged around 80 percent between 2000 and early 2003, while recent occupancy, however, has increased to the upper 80 percentile. The reasoning for the lower annual occupancy has been reportedly due to the older age of the property and competition. It would also appear that marketing might not have been as aggressive as needed to maintain higher occupancy levels. The recent increase in occupancy at the subject is believed to be the result of strengthened market conditions, as well as more aggressive marketing. The subject has had to utilize some degree of concessions, however, as part of its marketing strategy. This, along with continued aggressive marketing should help to maintain positive occupancy levels. The subject rates are generally at the lower end of the competition and based on the older age of the facility, they appear to be reflective of market rates. Concessions are not prevalent in the marketplace in the newer, more modern product. Overall, it appears that there is a adequate marketplace for the subject, although its older age and small unit sizes does limit its ability to market to a wider qualifying senior target base.

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SITE DESCRIPTION

Location:	250 Myrtle Road
Burlingame, San Mateo County, California 94010

The site is situated at the southeast corner of Myrtle Road and Burlingame Avenue.

Shape:	Square

Topography:	Level at street grade

Land Area:	0.5167 gross acres (0.5167 net acres)

22,651 gross square feet (22,651 net square feet)

Frontage, Access, Visibility:	The site has 150 feet of frontage along Myrtle Road and 150 feet along Burlingame Avenue.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Burlingame

Sewer:	City of Burlingame

Electricity:	Pacific Gas & Electric

Gas:	Pacific Gas & Electric

Telephone:	Pacific Bell

Site Improvements:	The site improvements include asphalt paved parking areas, curbing, signage, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. Review of the ALTA survey indicated that there appears to several typical utility easements across the property. We are not aware of any other easements that would adversely affect the property; however, the determination of adverse easements or encroachments is a legal matter, which is beyond the scope of this appraisal. We recommend that the appropriate experts be consulted, as part of a business decision regarding the subject.

Flood Map:	National Flood Insurance Rate Map Community Panel Number 065019 0004C (09/16/81).

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SITE DESCRIPTION

Flood Zone:	FEMA Zone B: This area has been identified in the community flood insurance study as an area of moderate or minimal hazard from the principal source of flood in the area. However, buildings in this zone could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in the community’s Flood Insurance Study. The failure of a local drainage system creates areas of high flood risk within this rate zone. Flood insurance is available in participating communities but is not required by regulation in this zone.

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act. The entire Central California region, however, is prone to earthquakes.

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current intended use.

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IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1977 and contains 47,872 square feet of gross building area within one, four-story building. There is also below grade parking garage. The facility has 67 units and a capacity of 67 beds. The unit mix for the development is as follows.

Retirement Inn of Burlingame

	No.	No.	Unit	Total
Description	Units	Beds	Sq.Ft.	Sq.Ft.

Assisted Living
Small Studio	36	36	190	6,840
Medium Studio	25	25	220	5,500
One-Bedroom	6	6	390	2,340

Totals	67	67		14,680

General Description

Year Built:	1977

Number of Buildings:	One

Number of Stories:	Four

Gross Building Area:	47,872 ± square feet

Number of Units:	67

Number of Beds:	67

Design and Functionality:	The building is an assisted living property of masonry construction. The improvements have above average appeal to prospective assisted living residents.

Amenities:	Indoor and outdoor common areas

Construction Detail

Basic Construction:	Masonry

Foundation:	Poured reinforced concrete

Framing:	Wood frame (Class C) construction. Interior partitions are wood studs.

Floors:	Concrete slab on main floor, wood truss joists on the upper floors.

Exterior Walls:	The exterior facade of the building consists of stucco with wood trim.

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IMPROVEMENTS DESCRIPTION

Roof Cover:	Wood truss roofing system covered with a clay tile cover.

Windows:	All windows are single-glazed sliders situated in aluminum frames.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by roof mounted gas HVAC systems. In addition, each living unit has a wall mounted electric heating unit.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements. There is one set of common restrooms on each floor. All of the living units have private bathrooms with sink, toilet and step-in (handicap) showers. The remaining plumbing items consist of water service to the kitchen, facility laundry, resident laundry rooms and mechanical rooms. Hot water is provided by natural gas water heaters.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate and is assumed to be in conformance with city codes

Emergency Power:	The building’s electrical system is backed by an emergency generator serving all building safety and support systems.

Elevator Service:	The building contains two, 2,500 pound capacity hydraulic elevators.

Fire Protection:	The building is fully protected by an overhead fire sprinklered system. Each unit and the common areas have electric smoke and heat detectors in compliance with local code. The building also has interior stairwells built to fire code. There are an adequate number of fire hydrants in the vicinity of the improvements.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

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IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The facility is designed in an “L” shape. The main floor common areas include the lobby, living room, administrative offices, employee lounge, beauty shop, kitchen, dining room, guest dining room and storage and mechanical rooms. Common areas on the other floors include central lounge areas at the ends of each floor. The living units are located along the perimeter elevations of all floors facing exterior elevations of the building.

There are two different sizes for the studio units (standard and alcove). The standard units contain 190 square feet, the alcove units 220 square feet and the one-bedroom units 390 square feet. All of the resident living units are rectangular in shape and have bathrooms with a toilet, sink and roll-in shower stalls, as well as limited storage/closet areas. The one-bedroom units have small kitchenettes (refrigerator, sink and stove/oven), while the studio units have no kitchenettes. Most of the units have an open balcony accessible from the unit. All the units have emergency call systems in the bedroom and bathrooms.

Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	The common areas have carpet and vinyl floor coverings. The living units have carpeting and vinyl (bathrooms). All high activity areas have vinyl and/or tile floors (kitchen, shower rooms, etc.).

Walls:	Painted and textured or wallpapered gypsum board. There are various accents through the buildings, including wainscoting, handrails and vinyl accent coverings.

Ceilings:	Painted and textured gypsum board.

Bathrooms:	Each resident unit is equipped with a private bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

Parking:	There are 32 parking stalls in a below grade parking garage. There is a separate bus parking stall at the east elevation of the building. The parking provisions equate to a ratio of 0.47 per unit. Overall, the parking appears to be adequate for the facility given that most residents do not have a vehicle.

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IMPROVEMENTS DESCRIPTION

Onsite Landscaping:	Landscaping consists of grass areas and planted areas with a variety of deciduous trees, flowering plants and shrubbery. There are two common courtyard areas with sitting areas. All landscaped areas are fully irrigated with an automatic irrigation system.

Other:	Other site improvements include signage, trash enclosures, paved asphalt drives, concrete sidewalks and walking paths, as well as fencing.

Summary

Condition:	The subject improvements are considered to be in average condition. The improvements received a major renovation in 2000 which primarily involved upgraded interior components, including paint, carpeting, wall coverings, etc. Nonetheless, the improvements, because of their age, however, are considered to be somewhat dated (smaller rooms, layout, etc.) with regard relative to much of the competing properties and newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is similar to inferior to the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. There are adequate common areas, although the units are small and corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 31 percent of the total area. This equates to around 69 percent of the facility being designated common area, slightly above today’s design of around 40 percent to 60 percent common area.

Year Built:	1977

Effective Age:	25 years

Expected Economic Life:	50 years

Remaining Economic Life:	25 years

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the

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IMPROVEMENTS DESCRIPTION

requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

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REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of San Mateo County. The assessors’ parcel identification number is 029-215-240.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002-2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2002-2003

Assessor’s Market Value:
Land	$1,538,751
Improvements	2,955,464
Personal Property	552,296

Assessor’s Market Value:	$4,494,215
Equalization/Assessment Ratio	100.00%

Assessed Value	$4,494,215
Tax Rate ($/$1,000 AV)	11.7910

Total Property Taxes	$52,991.16
Building Area	47,872
Property Taxes per Square Foot	$1.11
No. of Units	67
Property Taxes per Unit	$790.91

We did not do any direct comparison with other senior housing facilities in the market area. As noted previously, assessed values are usually poor indicators of market value and in the case of the subject and its higher level of quality, any direct comparison to the existing product in the Burlingame market area would not provide any substantial of support towards an assessment estimate.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $4,494,215 is considered reasonable based on our market value estimates determined herein.

For the purposes of our Year 1 proforma, we have increased the current taxes for the property by 3.0 percent . Based on the current tax liability of $52,991.16, this equates to a forecast tax liability of $54,581 or $54,600. The increased taxes will be reflected in our proforma model in the Income Capitalization Approach.

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ZONING

The property is zoned R-4, Multiple Family Residential. According to the City of Burlingame zoning regulations, the residential zoning allows for single- and multi-family accessory uses. Senior housing, such as the subject use, requires a Conditional Use permit. A Conditional Use permit was reportedly granted to the property for its initial construction.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no other deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions

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HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate moderate density residential uses. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all suburban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies at or above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered good .

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

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HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is considered average. The improvements are older and the unit sizes are smaller than the newer competitive properties in the marketplace. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and limited individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

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VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

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VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs all three typical approaches to determine value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

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LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

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LAND VALUATION

LAND SALES MAP

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LAND VALUATION

SUMMARY OF LAND SALES

		Price	Site SqFt	Zoning	Public Utilities	$/SqFt

No.	Location	Date	Site Acres	Utility*	Units	$/Unit	COMMENTS

1	NWC El Camino & Chadbourne	$4,000,000	74,052 SF	HDR	Yes	$54.02	To hold for future multi-
	Millbrae, CA	4/01	1.7000 Ac	Good	100	$40,000	family development
2	800 E. 3rd Avenue	$4,625,000	38,768 SF	CL-C2	Yes	$119.30	To develop a market rate
	San Mateo, CA	1/02	0.8900 Ac	Good	45	$102,778	property.
3	783 E. 3rd Avenue	$5,000,000	69,417 SF	C10-C21	Yes	$72.03	To develop a market rate
	San Mateo, CA	12/00	1.5936 Ac	Good	80	$62,500	property.
4	3446 Rolison Road	$2,284,500	70,001 SF	R-3	Yes	$32.64	To develop a market rate
	Redwood City, CA	5/00	1.6070 Ac	Good	36	$63,458	property.

	Price	Site SqFt	Zoning		$/SqFt
				Utilities
	Date	Site Acres	Utility*	Units	$/Unit

Survey Low	$2,284,500	38,768 SF	N/A	N/A	$32.64
Survey High	$5,000,000	74,052 SF	N/A	N/A	$119.30
Average	$3,977,375	63,060 SF	N/A	N/A	$69.49
Survey Low	5/00	0.8900 Ac	N/A	36	$40,000
Survey High	1/02	1.7000 Ac	N/A	100	$102,778
Average	2/01	1.4476 Ac	N/A	65	$67,184
Subject Property		22,508	R-4	Yes	N/A
		0.5167	Good	67	N/A

*	Utility includes shape, access, frontage and visibility.

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LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between May 3, 2000 and January 3, 2002. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location, but it has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has average access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

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LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the April 2001 sale of a multi-family site located in Millbrae, California. The parcel contains 1.70 acres. At the time of sale, this comparable was considered similar to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a larger size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were warranted for size. Positive adjustments were not warranted.

Comparable Sale No. 2

This is the January 2002 sale of a multi-family site located in San Mateo, California. The parcel contains 0.89 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a superior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments for location and size were warranted. Positive adjustments were not warranted.

Comparable Sale No. 3

This is the December 2000 sale of a multi-family site located in San Mateo, California. The parcel contains 1.59 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a superior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments for location and size were warranted. Positive adjustments were not warranted.

Comparable Sale No. 4

This is the May 2000 sale of a multi-family site located in Redwood City, California. The parcel contains 1.61 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a inferior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. A positive adjustment for location was warranted, while a negative adjustment was warranted for size.

A summary of our land sale adjustments is presented below.

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LAND VALUATION

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)
		Property	Financing &
	$/SqFt	Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$54.02	Fee Simple/Mkt.	Arms-Length	None	Similar	$54.02
	4/01	0.0%	0.0%	0.0%	0.0%	0.0%
2	$119.30	Fee Simple/Mkt.	Arms-Length	None	Similar	$119.30
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$72.03	Fee Simple/Mkt.	Arms-Length	None	Similar	$72.03
	12/00	0.0%	0.0%	0.0%	0.0%	0.0%
4	$32.64	Fee Simple/Mkt.	Arms-Length	None	Similar	$32.64
	5/00	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Property Characteristic Adjustments (Additive)
	$/SqFt			Public			Adj.
No.	Date	Location	Size	Utilities	Utility**	Other	$/SqFt	Overall

1	$54.02	Similar	Smaller	Similar	Similar	Similar	$51.32	Superior
	4/01	0.0%	-5.0%	0.0%	0.0%	0.0%	-5.0%
2	$119.30	Superior	Smaller	Similar	Similar	Similar	$65.61	Superior
	1/02	-40.0%	-5.0%	0.0%	0.0%	0.0%	-45.0%
3	$72.03	Superior	Smaller	Similar	Similar	Similar	$54.02	Superior
	12/00	-20.0%	-5.0%	0.0%	0.0%	0.0%	-25.0%
4	$32.64	Inferior	Smaller	Similar	Similar	Similar	$44.06	Inferior
	5/00	40.0%	-5.0%	0.0%	0.0%	0.0%	35.0%

SUMMARY	Unadjusted		Adjusted

Price Range	$/SF Land	$/AC Land	$/SF Land	$/AC Land
Low	$32.64	$1,421,591	$44.06	$1,919,145
High	$119.30	$5,196,683	$65.61	$2,858,176
Average	$69.49	$3,027,194	$53.75	$2,341,447

Net Adjustment Range (Additive Property Characteristics)

Low	-45.0%
High	35.0%
Average	-10.0%

*	Market Conditions Adjustment

Compound annual change in market conditions: San Mateo

Date of Value (for adjustment calculations): Mar-03

**	Utility includes shape, access, frontage and visibility.

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $48.66 to $64.74 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

	$/Sq.Ft.

Sq.Ft.:		22,651
Opinion of Value:	X $	50.00

Indicated Land Value:		$1,125,400
Rounded Land Value:		$1,125,000

VALUATION SERVICES	73	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $1,125,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were not not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for an average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $56.84 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.04 for current conditions, 1.28 for location, 1.00 for story height and .93 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $234,500 for the 67 units.

VALUATION SERVICES	74	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $45,016.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use 10 percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $368,500 or $5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial Profit

Entrepreneurial profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use 15.00 percent.

VALUATION SERVICES	75	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1977, yet have seen some upgrading over the last 12 to 24 months. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 25 years and the economic life to be 50 years. This results in a physical deterioration of 50.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 25 years and the economic life to be 10 years. This results in a physical deterioration of 80.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent. We do acknowledge that in comparison to newer competitive properties in the marketplace, the improvements are older and the unit sizes are smaller.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local assisted living market, external obsolescence is zero percent.

Total Depreciation:	The sum of these elements of accrued depreciation is 50.00 percent for the improvements and 80.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

Value

Cost Approach Conclusion	$3,892,891
Rounded	$3,900,000
Per Unit	$58,209

VALUATION SERVICES	76	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

					Total
REPLACEMENT COST NEW (RCN)	SqFt		$/SqFt	Total	Cost

Building Base Cost	47,872		$56.84	$2,721,044
Sprinklers	47,872		$2.00	95,744
Parking Garage	47,872		$7.00	335,104

Subtotal (GBA)	47,872		$65.84	$3,151,892

Subtotal of Building Costs				$3,151,892
Multipliers
Current Cost			1.040
Local Area			1.280
Perimeter (approximate; blended)			0.927
Building Height			1.000
Product of Multipliers				x 1.234

Adjusted Base Cost				$3,889,506
Furnishings, Fixtures & Equipment
FF&E	$3,500		$/Unit	$234,500

Total Furnishings, Fixtures & Equipment				$234,500
Site Improvements	$2.00		$/SqFt	$45,016

Total Direct Costs				$4,169,022
Plus: Indirect Costs (% of Direct Costs)	10.0%			$416,902

Subtotal Replacement Cost New ( RCN )					$4,585,924
Pre-Marketing/Stabilization Costs	$5,500		$/Unit	$368,500

Subtotal					$4,954,424
Plus: Entrepreneurial Profit (% of RCN)	15.0%				743,164

Total Replacement Cost New ( RCN )					$5,697,588
Per Square Foot					$47,872.00
Per Unit					$85,039
ACCRUED DEPRECIATION
Physical Deterioration	Improvements		FF&E

Effective Age (Years):	25 Years		8 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	50.0%	$2,713,956	80.0%	$215,740
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	50.0%	$2,713,956	80.0%	$215,740	$2,929,696

Depreciated Value of the Improvements					$2,767,891
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$1,125,000

Indicated Value					$3,892,891
Rounded to nearest $50,000					$3,900,000
Per Unit					$58,209
Per Square Foot					$81.47

Source: Marshall Valuation Service	Section: 12	Quality: Average

	Section: 16	Class: C

	Date: 8/02	Type: Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	77	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis

•	An effective gross income multiplier (EGIM) analysis

•	A traditional adjustment grid utilizing percentage adjustments

VALUATION SERVICES	78	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

					Average		Condition			Revenues	Expense
				Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM
	Name	Property	Grantee
No.	Property	Type	Grantor	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

			625 Management Company
1	Carmel Village	IL/AL	LLC	$23,125,000	623	97.0%	Good	$196.53	$5,450,000	$28,836	52.8%	8.98
	17077 San Mateo Street		Carmel Village Retirement
	Fountain Valley, CA		Residence LLC	1/03	117,666	189 units	1986	$122,354	$2,575,000	$13,624	4.24	11.14%
			Healthcare Property
			Investors LLC	$8,800,000	693	95.0%	Good	$142.68	$2,475,000	$27,809	60.2%	8.93
2	Emerald Hills	AL
	11550 Education Street		ALCO IV LLC
	Auburn, CA			9/02	61,677	89 units	1999	$98,876	$985,000	$11,067	3.56	11.19%
			CNL Retirement Properties
3	Mapleride of Laguna Creek	AL		$8,055,600	601	95.0%	Good	$159.59	$2,550,000	$30,357	66.7%	9.48
	6727 Laguna Park Drive		Marriott Senior Living
	Elk Grove, CA		Services	1/02	50,476	84 units	1999	$95,900	$850,000	$10,119	3.16	10.55%
			Emeritus Senior Living
4	Woodmark at Summit Ridge	AL/ALZ		$8,500,000	842	95.0%	Average	$109.76	$3,300,000	$35,870	66.7%	7.73
	5165 Summit Ridge Court Reno, NV		Woodmart at Summit Ridge
			LLC	2/02	77,445	92 units	1998	$92,391	$1,100,000	$11,957	2.58	12.94%
			Quilted Care Reno LLC
5	Manor at Lakeside	IL/AL		$3,200,000	620	95.0%	Average	$56.73	$1,200,000	$13,187	69.2%	8.65
	855 Brinkby Avenue		WMFMT Real Estate LP
	Reno, NV			8/01	56,411	91 units	1981	$35,165	$370,000	$4,066	2.67	11.56%
			AMI Senior Living
6	Atria Redding	AL		$5,000,000	739	95.0%	Average	$112.80	$1,950,000	$32,500	67.9%	8.00
	101 Quartz Hill Road		Atria Communities
	Redding, CA			7/01	44,328	60 units	2000	$83,333	$625,000	$10,417	2.56	12.50%

		Average		Condition			Revenues	Expense
	Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM
	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

Survey Minimum	$3,200,000	601	95.0%	N/A	$56.73	$1,200,000	$13,187	53%	7.73
Survey Maximum	$23,125,000	842	97.0%	N/A	$196.53	$5,450,000	$35,870	69%	9.48
Survey Average	$9,446,767	686	95.3%	N/A	$129.68	$2,820,833	$28,093	64%	8.63
Survey Minimum	7/01	44,328	60 units	1981	$35,165	$370,000	$4,066	2.56	10.55%
Survey Maximum	1/03	117,666	189 units	2000	$122,354	$2,575,000	$13,624	4.24	12.94%
Survey Average	2/02	68,001	101 units	1994	$88,003	$1,084,167	$10,208	3.13	11.65%

Subject Property	N/A	715	88%	Average	N/A	$1,856,026	$27,702	80%	N/A
	N/A	47,872	67	1977	N/A	$366,524	$5,471	N/A	N/A

VALUATION SERVICES	79	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	80	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.73x to 9.48x cash flow, with an average of 8.63x. The properties are newer facilities in average to good condition. The financial indicators are all based on stabilized operating levels.

The subject is an assisted living facility of average quality that is located in a good senior demographic market area in California. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 80.25 percent, which falls within the lower portion of the range of the comparables. In addition, the subject’s cash flow is moderate relative to the comparables. We have utilized a cash flow multiplier in the middle to upper portion of the range of 9.00x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.73	$366,524	$2,832,233	$42,272
High	9.48	$366,524	$3,473,616	$51,845
Median	8.79	$366,524	$3,222,236	$48,093
Average	8.63	$366,524	$3,162,353	$47,199

Sample Si	6

CONCLUSIONS

Indicated CFM		9.00
Net Operating Income	x $	366,524

Indicated Stabilized Value		$3,298,719
Rounded to nearest $100,000		$3,300,000
Per Unit		$49,254
Per Square Foot		$68.93

Therefore, the indicated value for the subject the CFM analysis is $3,300,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.13x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGIMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	81	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 2.00x for the subject, which falls below the range for the comparables. This rate is considered reasonable for the subject given the subject’s projected expense ratio, age, and location. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$1,856,026	$4,759,040	$71,030
High	4.24	$1,856,026	$7,875,338	$117,542
Median	2.91	$1,856,026	$5,406,348	$80,692
Average	3.13	$1,856,026	$5,804,491	$86,634

Sample Size	6

CONCLUSIONS

Indicated EGIM		2.00
Effective Gross Income	x $	1,856,026

Indicated Stabilized Value		$3,712,051
Rounded to nearest $100,000		$3,700,000
Per Unit		$55,224
Per Square Foot		$77.29

Therefore, the indicated value for the subject by the EGIM analysis is $3,700,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred.

VALUATION SERVICES	82	ADVISORY GROUP

SALES COMPARISON APPROACH

Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between July 1, 2001 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit a good location and has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	83	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living properties, we have compared the subject to assisted living properties from throughout the regional area. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 2

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 3

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 4

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. The comparable exhibits an inferior location. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 5

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a similar age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were not warranted. Positive adjustments were warranted for location and revenue characteristics.

VALUATION SERVICES	84	ADVISORY GROUP

SALES COMPARISON APPROACH

Comparable Sale No. 6

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

ECONOMIC ADJUSTMENTS (CUMULATIVE)

	$/Unit	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$122,354	Fee Simple/mkt.	Arms-Length	None	Similar	$122,354
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%
2	$98,876	Fee Simple/mkt.	Arms-Length	None	Similar	$98,876
	9/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$95,900	Fee Simple/mkt.	Arms-Length	None	Similar	$95,900
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$92,391	Fee Simple/mkt.	Arms-Length	None	Similar	$92,391
	2/02	0.0%	0.0%	0.0%	0.0%	0.0%
5	$35,165	Fee Simple/mkt.	Arms-Length	None	Similar	$35,165
	8/01	0.0%	0.0%	0.0%	0.0%	0.0%
6	$83,333	Fee Simple/mkt.	Arms-Length	None	Similar	$83,333
	7/01	0.0%	0.0%	0.0%	0.0%	0.0%

PROPERTY CHARACTERISTIC ADJUSTMENTS (ADDITIVE)

			Age,
	$/Unit		Quality		Revenue	Payor		Adj.
No.	Date	Location	Condition	Unit Mix	Characteristics	Mix	Other	$/Unit	Overall

1	$122,354	Similar	Superior	Similar	Superior	Similar	Similar	$55,060	Superior
	1/03	0.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-55.0%
2	$98,876	Similar	Superior	Similar	Superior	Similar	Similar	$49,438	Superior
	9/02	0.0%	-20.0%	0.0%	-30.0%	0.0%	0.0%	-50.0%
3	$95,900	Similar	Superior	Similar	Superior	Similar	Similar	$47,950	Superior
	1/02	0.0%	-20.0%	0.0%	-30.0%	0.0%	0.0%	-50.0%
4	$92,391	Inferior	Superior	Similar	Superior	Similar	Similar	$50,815	Superior
	2/02	5.0%	-20.0%	0.0%	-30.0%	0.0%	0.0%	-45.0%
5	$35,165	Inferior	Superior	Similar	Inferior	Similar	Similar	$36,923	Inferior
	8/01	5.0%	-5.0%	0.0%	5.0%	0.0%	0.0%	5.0%
6	$83,333	Inferior	Superior	Similar	Superior	Similar	Similar	$45,833	Superior
	7/01	5.0%	-20.0%	0.0%	-30.0%	0.0%	0.0%	-45.0%

SUMMARY

Price Range	Unadj. $/Unit	Adj. $/Unit

Low	$35,165	$36,923
High	$122,354	$55,060
Average	$88,003	$47,670
Net Adjustment
Low	-55.0%
High	-45.0%
Average	-50.0%

CONCLUSION

Indicated Value per Unit	$47,000
Number of Units	x 67

Indicated Value	$3,149,000
Rounded to nearest $100,000	$3,100,000
Per Unit	$46,269

*Market Conditions Adjustment

Compound annual change in market conditions:	3.00%
Date of Value (for adjustment calculations):	03/31/2003

Summary of Price Per Unit Analysis

After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $36,923 to $55,060 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the middle portion of the adjusted range is warranted. From this, we have correlated to a price of $47,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

67	X	$47,000	=	$3,149,000
		Rounded To:		$3,150,000

VALUATION SERVICES	85	ADVISORY GROUP

SALES COMPARISON APPROACH

The Sales Comparison Approach results in a range of values for the subject property of $3,150,000 to $3,700,000. This value range equates to a price per square foot of building area of $65.80 to $77.29, which at the lower portion of the range of the unadjusted comparables and is considered reasonable based on the economic and physical characteristics of the subject.

Based on our analysis of competitive transactions, we conclude that the indicated value by the Sales Comparison Approach on October 15, 2003 was:

Units	Indicated Value

67	$3,300,000

VALUATION SERVICES	86	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Burlingame
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)

	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,211,089	$23,201	$63.56	86.26%	$1,313,378	$24,055	$65.90	88.19%
Rent Concessions	$(5,614)	$(108)	$(0.29)	-0.40%	$—	$—	$—	0.00%
Additional Personal Care	$191,927	$3,677	$10.07	13.67%	$157,252	$2,880	$7.89	10.56%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$—	$—	$—	0.00%	$12,200	$223	$0.61	0.82%
Other Income	$6,647	$127	$0.35	0.47%	$6,416	$118	$0.32	0.43%

GROSS POTENTIAL REV.	$1,404,049	$26,897	$73.69	100.00%	$1,489,246	$27,276	$74.73	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above
TOTAL NET REVENUE	$1,404,049	$26,897	$73.69	100.00%	$1,489,246	$27,276	$74.73	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$60,410	$1,157	$3.17	4.30%	$48,570	$890	$2.44	3.26%
Payroll (Wages)	$485,209	$9,295	$25.47	34.56%	$507,752	$9,299	$25.48	34.09%
Payroll Taxes & Benefits	$162,645	$3,116	$8.54	11.58%	$159,797	$2,927	$8.02	10.73%
Resident Care	$2,763	$53	$0.15	0.20%	$3,146	$58	$0.16	0.21%
Food Services	$119,856	$2,296	$6.29	8.54%	$100,225	$1,836	$5.03	6.73%
Activities	$12,980	$249	$0.68	0.92%	$10,088	$185	$0.51	0.68%
Housekeeping/Laundry	$22,405	$429	$1.18	1.60%	$20,832	$382	$1.05	1.40%
Plant Operations	$61,075	$1,170	$3.21	4.35%	$41,548	$761	$2.08	2.79%
Utilities	$88,939	$1,704	$4.67	6.33%	$114,812	$2,103	$5.76	7.71%
Marketing/Promotions	$46,365	$888	$2.43	3.30%	$29,118	$533	$1.46	1.96%
Non-Departmental
Real Estate Taxes	$54,221	$1,039	$2.85	3.86%	$51,546	$944	$2.59	3.46%
Insurance	$12,507	$240	$0.66	0.89%	$20,187	$370	$1.01	1.36%
Management Fees (5% of EGI)	$70,202	$1,345	$3.68	5.00%	$74,462	$1,364	$3.74	5.00%
Replacement Reserves ($/Unit)	$20,100	$385	$1.05	1.43%	$20,100	$368	$1.01	1.35%

TOTAL ALL EXPENSES	$1,219,677	$23,365	$64.01	86.87%	$1,202,183	$22,018	$60.32	80.72%
EXPENSE RATIO	86.9%				80.7%
NET OPERATING INCOME	$184,372	$3,532	$9.68	13.13%	$287,063	$5,258	$14.40	19.28%
OCCUPANCY	77.9%				81.5%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				2003 Annualized
	(January - December)				(January - August)

	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,342,420	$25,619	$70.19	87.39%	$1,610,543	$26,634	$72.97	86.76%
Rent Concessions	$(22,684)	$(433)	$(1.19)	-1.48%	$(45,101)	$(746)	$(2.04)	-2.43%
Additional Personal Care	$167,785	$3,202	$8.77	10.92%	$201,765	$3,337	$9.14	10.87%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$43,000	$821	$2.25	2.80%	$80,351	$1,329	$3.64	4.33%
Other Income	$5,595	$107	$0.29	0.36%	$8,835	$146	$0.40	0.48%

GROSS POTENTIAL REV.	$1,536,116	$29,315	$80.32	100.00%	$1,856,393	$30,699	$84.11	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above
TOTAL NET REVENUE	$1,536,116	$29,315	$80.32	100.00%	$1,856,393	$30,699	$84.11	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$50,048	$955	$2.62	3.26%	$46,283	$765	$2.10	2.49%
Payroll (Wages)	$539,233	$10,291	$28.19	35.10%	$557,735	$9,223	$25.27	30.04%
Payroll Taxes & Benefits	$221,245	$4,222	$11.57	14.40%	$265,032	$4,383	$12.01	14.28%
Resident Care	$2,187	$42	$0.11	0.14%	$2,636	$44	$0.12	0.14%
Food Services	$110,904	$2,116	$5.80	7.22%	$125,457	$2,075	$5.68	6.76%
Activities	$9,582	$183	$0.50	0.62%	$12,479	$206	$0.57	0.67%
Housekeeping/Laundry	$17,228	$329	$0.90	1.12%	$10,785	$178	$0.49	0.58%
Plant Operations	$60,534	$1,155	$3.17	3.94%	$77,186	$1,276	$3.50	4.16%
Utilities	$112,495	$2,147	$5.88	7.32%	$119,979	$1,984	$5.44	6.46%
Marketing/Promotions	$38,740	$739	$2.03	2.52%	$37,088	$613	$1.68	2.00%
Non-Departmental
Real Estate Taxes	$52,589	$1,004	$2.75	3.42%	$52,778	$873	$2.39	2.84%
Insurance	$36,297	$693	$1.90	2.36%	$35,993	$595	$1.63	1.94%
Management Fees (5% of EGI)	$76,806	$1,466	$4.02	5.00%	$92,820	$1,535	$4.21	5.00%
Replacement Reserves ($/Unit)	$20,100	$384	$1.05	1.31%	$20,100	$332	$0.91	1.08%

TOTAL ALL EXPENSES	$1,347,988	$25,725	$70.48	87.75%	$1,456,347	$24,084	$65.98	78.45%
EXPENSE RATIO	87.8%				78.5%
NET OPERATING INCOME	$188,128	$3,590	$9.84	12.25%	$400,046	$6,616	$18.12	21.55%
OCCUPANCY	78.2%				90.3%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized Year

	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,820,400	$27,170	$84.59
Rent Concessions	#REF!	#REF!	#REF!
Additional Personal Care	$225,120	$3,360	$10.46
Second Occupant	$—	$—	$—
New Resident Fees	$53,600	$800	$2.49
Other Income	$10,000	$149	$0.46

GROSS POTENTIAL REV.	$2,109,120	$31,479	$95.56
Vacancy/Collection Loss	$(253,094)

TOTAL NET REVENUE	$1,856,026	$31,479	$86.24
OPERATING EXPENSES
Departmental
General/Administrative	$52,000	$882	$2.42	2.80%
Payroll (Wages)	$560,000	$9,498	$26.02	30.17%
Payroll Taxes & Benefits	$250,000	$4,240	$11.62	13.47%
Resident Care	$16,000	$271	$0.74	0.86%
Food Services	$125,000	$2,120	$5.81	6.73%
Activities	$14,000	$237	$0.65	0.75%
Housekeeping/Laundry	$20,000	$339	$0.93	1.08%
Plant Operations	$80,000	$1,357	$3.72	4.31%
Utilities	$115,000	$1,950	$5.34	6.20%
Marketing/Promotions	$50,000	$848	$2.32	2.69%
Non-Departmental
Real Estate Taxes	$54,600	$926	$2.54	2.94%
Insurance	$40,000	$678	$1.86	2.16%
Management Fees (5% of EGI)	$92,801	$1,574	$4.31	5.00%
Replacement Reserves ($/Unit)	$20,100	$341	$0.93	1.08%

TOTAL ALL EXPENSES	$1,489,501	$25,263	$69.21	80.25%
EXPENSE RATIO	80.3%
NET OPERATING INCOME	$366,524	$6,216	$17.03	19.75%
OCCUPANCY	88.0%

VALUATION SERVICES	88	A D V I S O R Y G R O U P

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject has an effective capacity of 67 residents and/or beds. The facility is of average quality construction with a layout and design typical to its age, which makes marketing a challenge relative to the competition. The following is a description of the types of accommodations that are available at the subject.

Assisted living residents at the subject have the choice of studio and one-bedroom apartment units. We note that the subject units are small in relation to the marketplace and feature private bathrooms, kitchenettes and limited closet areas. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent. Assisted living or personal care services are an additional monthly fee.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Retirement Inn of Burlingame

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Small Studio	36	32	$64,600	$2,019	$77,400	$2,150
Medium Studio	25	20	$42,850	$2,143	$58,750	$2,350

Total - Studio	61	52	$107,450	$2,066	$136,150	$2,232
One-Bedroom	6	3	$9,190	$3,063	$19,500	$3,250

Total - Companion Suite	6	3	$9,190	$3,063	$19,500	$3,250
Assisted Totals	67	55	$116,640	$2,121	$155,650	$2,323
Totals	67	55	$116,640	$2,121	$155,650	$2,323

It appears that the current in-house average rates generally fall above most of the asking rates at the subject. This is reportedly due to recent rent increases. Overall, the average rate is $2,121 per month, which is 9.5 percent below the average asking rate of $3,246 per month. We feel an slight increase for the in-house rates is reasonable, noting that a rate increase was just recently instigated in October 2003. This increase will not adversely affect the stabilized occupancy level at the subject.

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Retirement Inn of Burlingame

Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Small Studio	AL	36	36	$2,100
Medium Studio	AL	25	25	$2,250
One-Bedroom	AL	6	6	$3,100

Totals		67	67

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, respite care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$191,927	$3,677	$10.07
2001	$157,252	$2,880	$7.89
2002	$167,785	$3,202	$8.77
2003 Annualized	$201,765	$3,337	$9.14
C&W Forecast	$225,120	$3,360	$10.46

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 77 residents (63 percent of existing total) were paying for personal care services. The average charge equated to $842.27 per

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

month, which would indicate an average Level 3 care level. Based on the data, we have forecast that 40 percent of the resident mix will pay an average of $700 per month for personal care services. This equates to Year 1 revenue of $225,120, which is consistent with the recent pattern at the subject.

New Resident Fees

New resident fees at the subject are $2,000 per resident, which falls within the upper end of the range of the comparables from $950 to $2,500. This amount is considered reasonable given the subject’s location and occupancy rate.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 50 percent of the census turning over each year. For the subject, we are estimating that 40 percent of the residents will pay entry or new resident fees during the subsequent 12 months. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident

2000	$0	$0
2001	$12,200	$223
2002	$43,000	$821
2003 Annualized	$80,351	$1,329
C&W Forecast	$53,600	$800

Based on the data, we have forecast Year 1 new resident fees at $53,600. The annualized 2003 data indicates a relatively high revenue, however, this is due to high number of new residents that moved into the facility after seeing atypical attrition in the mid to latter part of 2002. Our forecast is consistent with previous trends that reflected normal occupancy.

Second Person Fees

The subject charges a fee of $800 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were only two double occupancies at the subject. Due to the smaller unit composition of the subject, any revenue from double occupancies is minimal. We believe that our other income forecast that follows would more than account for any revenue from this source.

Other Income

This category includes revenue received from the subject’s barber/beauty income, laundry services, respite income, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc. The historic costs for this category are shown in the following table.

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD

2000	$6,647	$127	$0.35
2001	$6,416	$118	$0.32
2002	$5,595	$107	$0.29
2003 Annualized	$8,835	$146	$0.40
C&W Forecast	$10,000	$149	$2.49

Based on the data, we have forecast Year 1 revenue from this source at $10,000. This is seen as being consistent with the historic revenue for the subject.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering rent concessions. The property, however, had been offering concessions in 2002 and in the first part of 2003 in attempt to stimulate the below stabilized occupancy problems. This, along with aggressive marketing has helped to strengthen occupancy to its current level near 90 percent. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject may use concessions more frequently. Nonetheless, no allowance for rent concessions will be applied to the subject as we have accounted for this potential through a lower occupancy rate and rental rate forecast.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 88 percent occupied. This is higher than current average occupancy levels for the market area overall. Rent comparable occupancies range from 93 to 100 percent with a general tendency around 90 to 95 percent. Occupancy at the facility was 78 percent in 2000, 82 percent in 2001, 78 percent in 2002 and year-to-date 2003 annualizes out to 90 percent.

In consideration of the above, as well as the general market conditions and market positioning of the subject, we have forecasted a stabilized vacancy and collection loss of 12.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Burlingame

STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Small Studio	AL	36	36	$2,100	$907,200
Medium Studio	AL	25	25	$2,300	$690,000
One-Bedroom	AL	6	6	$3,100	$223,200

Total		67	67		$1,820,400	$27,170
Additional Personal Care			40%	$700	$225,120	$3,360
Second Person			0%	$800	$—	$—
New Resident Fees			40%	$2,000	$53,600	$800
Other					$10,000	$149

TOTAL POTENTIAL GROSS INCOME					$2,109,120	$31,479
LESS: VACANCY @			12.0%		$(253,094)

EFFECTIVE GROSS INCOME					$1,856,026	$31,479

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. We have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

				ASHA		ASHA
				Lower	ASHA	Upper
Facility	Confidential	Confidential	Confidential	Quartile	Median	Quartile

Reporting Period	2002	2002	2002	2002	2002	2002
Year Built	1999	2001	1990	N/A	N/A	N/A
No. of IL Units	0	42	176	N/A	N/A	N/A
No. of AL Units	89	72	11	N/A	N/A	N/A
No. of ALZ Units	13	0	0	N/A	N/A	N/A

Total Units	102	114	187	N/A	N/A	N/A
Occupancy	83%	85%	98%	N/A	N/A	N/A
Resident Days	30,901	35,493	66,890

	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%
Expense Ratio Before
Reserves	65%			71%
Reserves	—	—	—	—	—	—

[Additional columns below]
[Continued from above table, first column(s) repeated]

	Per		% of
	Resident	$/RD	EGI

TOTAL NET REVENUES	$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before				76%	75%	81%
Reserves	67%
Reserves	—	—	—	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.

* All comparable categories based on Actual Unit (Per Resident)

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities and transportation. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$60,410	$1,157	$3.17	4.30%
2001	$48,570	$890	$2.44	3.26%
2002	$50,048	$955	$2.62	3.26%
2003 Annualized	$46,283	$765	$2.10	2.49%
C&W Forecast	$52,000	$882	$2.42	2.80%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses fall towards the lower end of the range of the comparable properties. We believe that a higher cost would be warranted for the property based on the market data. We have forecast Year 1 general and administrative costs at $52,000 or $ 882 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$485,209	$9,295	$25.47	34.56%
2001	$507,752	$9,299	$25.48	34.09%
2002	$539,233	$10,291	$28.19	35.10%
2003 Annualized	$557,735	$9,223	$25.27	30.04%
C&W Forecast	$560,000	$9,498	$26.02	30.17%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses are bracketed by the comparable range. We have forecast Year 1 wages and salary costs at $560,000 or $9,498 per resident.

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$162,645	$3,116	$8.54	11.58%
2001	$159,797	$2,927	$8.02	10.73%
2002	$221,245	$4,222	$11.57	14.40%
2003 Annualized	$265,032	$4,383	$12.01	14.28%
C&W Forecast	$250,000	$4,240	$11.62	13.47%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall slightly above the range by the comparable properties, but are considered reasonable. We have forecast Year 1 payroll taxes and benefits costs at $250,000 or $4,240 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, but does not include payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$2,763	$53	$0.15	0.20%
2001	$3,146	$58	$0.16	0.21%
2002	$2,187	$42	$0.11	0.14%
2003 Annualized	$2,636	$44	$0.12	0.14%
C&W Forecast	$16,000	$271	$0.74	0.86%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are seen as falling well below the average costs by the comparable properties. As such, we believe a prudent operator

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

would allocate a higher allowance, especially as over 50 percent of the subject’s residents are paying for additional resident or personal care. Based on this, we have forecast Year 1 resident care costs at $16,000 or $ 271 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$119,856	$2,296	$6.29	8.54%
2001	$100,225	$1,836	$5.03	6.73%
2002	$110,904	$2,116	$5.80	7.22%
2003 Annualized	$125,457	$2,075	$5.68	6.76%
C&W Forecast	$125,000	$2,120	$5.81	6.73%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). The subject’s actual expenses are bracketed by the expense comparisons. We have forecast Year 1 food services costs at $125,000 or $2,120 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$12,980	$249	$0.68	0.92%
2001	$10,088	$185	$0.51	0.68%
2002	$9,582	$329	$0.90	1.12%
2003 Annualized	$12,479	$206	$0.57	0.67%
C&W Forecast	$14,000	$237	$0.65	0.75%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. The

VALUATION SERVICES	97	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

subject’s actual expenses fall at the upper end of the range shown by the comparable properties. We have forecast Year 1 activities costs at $14,000 or $ 237 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$22,405	$429	$1.18	1.60%
2001	$20,832	$382	$1.05	1.40%
2002	$17,228	$329	$0.90	1.12%
2003 Annualized	$10,785	$178	$0.49	0.58%
C&W Forecast	$20,000	$339	$0.93	1.08%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 housekeeping costs at $20,000 or $ 339 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$61,075	$1,170	$3.21	4.35%
2001	$41,548	$761	$2.08	2.79%
2002	$60,534	$1,155	$3.17	3.94%
2003 Annualized	$77,186	$1,276	$3.50	4.16%
C&W Forecast	$80,000	$1,357	$3.72	4.31%

VALUATION SERVICES	98	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $80,000 or $1,357 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$88,939	$1,704	$4.67	6.33%
2001	$114,812	$2,103	$5.76	7.71%
2002	$112,495	$2,147	$5.88	7.32%
2003 Annualized	$119,979	$1,984	$5.44	6.46%
C&W Forecast	$115,000	$1,950	$5.34	6.20%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). The subject’s actual expenses fall slightly above the range shown by the comparable data, yet are considered reasonable as utilities are property specific. We have forecast Year 1 utility costs at $115,000 or $1,950 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	99	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$46,365	$888	$2.43	3.30%
2001	$29,118	$533	$1.46	1.96%
2002	$38,740	$739	$2.03	2.52%
2003 Annualized	$37,088	$613	$1.68	2.00%
C&W Forecast	$50,000	$848	$2.32	2.69%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 marketing costs at $50,000 or $ 848 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$54,221	$1,039	$2.85	3.86%
2001	$51,546	$944	$2.59	3.46%
2002	$52,589	$1,004	$2.75	3.42%
2003 Annualized	$52,778	$873	$2.39	2.84%
C&W Forecast	$54,600	$926	$2.54	2.94%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $54,600 or $ 926 per resident and which is based on a market value premise.

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	100	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$12,507	$240	$0.66	0.89%
2001	$20,187	$370	$1.01	1.36%
2002	$36,297	$693	$1.90	2.36%
2003 Annualized	$35,993	$595	$1.63	1.94%
C&W Forecast	$40,000	$678	$1.86	2.16%

The expense comparables showed expenses for this category from $ 400 to $1,154 per resident (average of $ 722 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased strongly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 insurance costs at $40,000 or $ 678 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee and which equates to a Year 1 expense of $92,801 or $1,574 per resident in our analysis.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $300 per unit and which equates to a total cost of $20,100 or $ 341 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $1,489,501 ($25,263 per resident) and 80.25 percent of effective gross income. The sale comparables indicated expense ratios from 52.75 to 69.17 percent (average of 63.90 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent). Additionally, the subject has operated at expense ratios ranging from 80.7 to 87.8 percent over the last three years (includes management and reserve allowances).

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however, that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

VALUATION SERVICES	101	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Our conclusion equates to a net operating income per resident of $6,216, which is below the most recent full operating year (2002) of $3,590 per resident. The difference, however, is directly related to our stabilized market occupancy that is higher than that witnessed in 2002, as well as having increased some expense levels to market levels. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Retirement Inn of Burlingame
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$1,856,026	$31,479	$86.24
EXPENSES
General/Administrative			$52,000	$882	$2.42	2.80%
Payroll (Wages)			$560,000	$9,498	$26.02	30.17%
Payroll Taxes & Benefits			$250,000	$4,240	$11.62	13.47%
Resident Care			$16,000	$271	$0.74	0.86%
Food Services			$125,000	$2,120	$5.81	6.73%
Activities			$14,000	$237	$0.65	0.75%
Housekeeping/Laundry			$20,000	$339	$0.93	1.08%
Plant Operations			$80,000	$1,357	$3.72	4.31%
Utilities			$115,000	$1,950	$5.34	6.20%
Marketing/Promotions			$50,000	$848	$2.32	2.69%
Real Estate Taxes			$54,600	$926	$2.54	2.94%
Insurance			$40,000	$678	$1.86	2.16%

TOTAL OPERATING EXPENSES		74.2%	$1,376,600	$23,348	$63.97	74.17%
Management Fees	5.0%		$92,801	$1,574	$4.31	5.00%
Replacement Reserves	$300		$20,100	$341	$0.93	1.08%

TOTAL EXPENSES			$1,489,501	$25,263	$69.21	80.25%
NET OPERATING INCOME			$366,524	$6,216	$17.03	19.75%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that

VALUATION SERVICES	102	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

VALUATION SERVICES	103	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	Jan-03	1986	97%	11.14%
2	Emerald Hills	Sep-02	1999	95%	11.19%
3	Mapleride of Laguna Creek	Jan-02	1999	95%	10.55%
4	Woodmark at Summit Ridge	Feb-02	1998	95%	12.94%
5	Manor at Lakeside	Aug-01	1981	95%	11.56%
6	Atria Redding	Jul-01	2000	95%	12.50%
Low			1981	95%	10.55%
High			2000	97%	12.94%
Median			1999	95%	11.38%
Average			1994	95%	11.65%

The overall capitalization rates of the comparable sales range from 10.55 to 12.94 percent, with an average indicated of 11.65 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 239 basis points. Although this is a relatively wide range in rates, the sales nevertheless are felt to provide a good comparison of estimating a market capitalization rate. We believe that based on the market positioning, age, quality and condition of the subject, a capitalization rate in the lower to middle portion of the range would be warranted. From this, we have concluded to a range from 11.00 to 11.50 percent for the subject.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

VALUATION SERVICES	104	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

VALUATION SERVICES	105	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis with no under- or over-supply at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.00 to 11.50 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

VALUATION SERVICES	106	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.94 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent is warranted for the property. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$366,524

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit

Based on Low-Range of 11.25%	$3,257,994	$48,627
Based on Most Probable Range of 11.50%	$3,187,168	$47,570
Based on High-Range of 11.75%	$3,119,356	$46,558
Reconciled Value	$3,187,168	$47,570
Rounded to nearest $100,000	$3,200,000	$47,761

Value Conclusion:	$3,200,000

VALUATION SERVICES	107	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs all three typical approaches to determine value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

Cost Approach	$3,900,000
Sales Comparison Approach:	$3,300,000
Income Capitalization Approach:	$3,200,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. As the subject represents older construction, the degree of depreciation was moderate, yet believed reasonable based on the market data. This approach, however, falls above the indications provided by the Sales Comparison and Income Capitalization Approaches with the difference related to potentially some degree of external obsolescence from the older age of the property and inability to achieve rents consistent with the newer properties in the marketplace. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the fee simple estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 15, 2003 was:

THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS

$3,250,000

VALUATION SERVICES	108	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $269,675, including a 15 percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1977. Based on our physical inspection of the property, we are of the opinion that the property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to a 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$269,675
Physical Life (Yrs)	10
Effective Age (Yrs)	8
Percent Depreciated (%)	80
Percent Value Remaining (%)	20
Depreciated Value	$53,935
Rounded	$50,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $50,000 rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $3,900,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $3,250,000 (which includes the $50,000 in FF&E), this indicates that there is $0 in business value.

VALUATION SERVICES	109	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

VALUATION SERVICES	110	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	111	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	112	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Mark E. Bryant made a personal inspection of the property that is the subject of this report. John M. Vissotzky, MAI, Managing Director, Valuation Advisory Services, reviewed and approved the report but did not inspect the property.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for John M. Vissotzky, MAI is current.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572

VALUATION SERVICES	113	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement
ADDENDUM B:	Legal Description
ADDENDUM C:	Demographics
ADDENDUM D:	Property Exhibits
ADDENDUM E:	Historical Operating Statements
ADDENDUM F:	Comparable Land Sale Data Sheets
ADDENDUM G:	Comparable Improved Sale Data Sheets
ADDENDUM H:	Qualifications of the Appraisers

VALUATION SERVICES	114	ADVISORY GROUP

ADDENDA

ADDENDUM A: Letter of Engagement

Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
404-859-5351 Tel
404-874-8046 Fax
Norman_LeZotte@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities
In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc. Cushman & Wakefield of California, Inc, and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing, the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by an Appraisal Institute member holding the title of MAI (Member Appraisal Institute). any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OR FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us. Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer.

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ADDENDA

ADDENDUM B: Legal Description

EXHIBIT “A”

PARCEL “A”, AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP LANDS OF WARREN P. HOUCK BY DEED RECORDED MARCH 21, 1974 IN BOOK 6574, OF OFFICIAL RECORDS AT PAGE 133”, WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON AUGUST 3, 1976 IN BOOK 32 OF PARCEL MAPS AT PAGE 44.

Assessor’s Parcel No: 029-215-240-2

ADDENDA

ADDENDUM C: Demographics

Senior Life Report
Area(s): Radius 3.0

250 MYRTLE RD BURLINGAME, CA 94010-3030	Latitude: Longitude:	37.580479 -122.342736

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	96,556		98,708		103,760
Age 45 - 54	13,769	14.26%	14,603	14.79%	16,159	15.57%
Age 55 - 59	4,840	5.01%	5,436	5.51%	6,527	6.29%
Age 60 - 64	3,775	3.91%	4,038	4.09%	5,066	4.88%
Age 65 - 69	3,187	3.30%	3,199	3.24%	3,626	3.49%
Age 70 - 74	3,421	3.54%	3,359	3.40%	3,301	3.18%
Age 75 - 79	3,393	3.51%	3,356	3.40%	3,344	3.22%
Age 80 - 84	2,503	2.59%	2,665	2.70%	2,799	2.70%
Age 85 and over	2,593	2.69%	2,775	2.81%	3,213	3.10%
Age 55 and over	23,713	24.56%	24,828	25.15%	27,875	26.87%
Age 65 and over	15,098	15.64%	15,353	15.55%	16,282	15.69%
Total Population, Male	46,828		47,820		50,171
Age 45 - 54	6,684	14.27%	7,065	14.77%	7,833	15.61%
Age 55 - 59	2,284	4.88%	2,558	5.35%	3,091	6.16%
Age 60 - 64	1,789	3.82%	1,906	3.99%	2,389	4.76%
Age 65 - 69	1,433	3.06%	1,442	3.02%	1,620	3.23%
Age 70 - 74	1,462	3.12%	1,435	3.00%	1,406	2.80%
Age 75 - 79	1,365	2.91%	1,355	2.83%	1,349	2.69%
Age 80 - 84	933	1.99%	976	2.04%	1,022	2.04%
Age 85 and over	766	1.64%	797	1.67%	927	1.85%
Age 55 and over	10,033	21.43%	10,469	21.89%	11,804	23.53%
Age 65 and over	5,959	12.73%	6,005	12.56%	6,324	12.61%
Total Population, Female	49,729		50,888		53,589
Age 45 - 54	7,084	14.25%	7,538	14.81%	8,326	15.54%
Age 55 - 59	2,556	5.14%	2,878	5.66%	3,436	6.41%
Age 60 - 64	1,985	3.99%	2,133	4.19%	2,678	5.00%
Age 65 - 69	1,754	3.53%	1,756	3.45%	2,006	3.74%
Age 70 - 74	1,959	3.94%	1,924	3.78%	1,894	3.54%
Age 75 - 79	2,028	4.08%	2,002	3.93%	1,996	3.72%
Age 80 - 84	1,570	3.16%	1,688	3.32%	1,776	3.31%
Age 85 and over	1,827	3.67%	1,978	3.89%	2,286	4.27%

Prepared on: October 20, 2003 8:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 24

Senior Life Report
Area(s): Radius 3.0

250 MYRTLE RD BURLINGAME, CA 94010-3030	Latitude: Longitude:	37.580479 -122.342736

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.
Age 55 and over	13,680	27.51%	14,359	28.22%	16,072	29.99%
Age 65 and over	9,139	18.38%	9,348	18.37%	18.37	18.58%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	66,782		66,803		66,628
Age 65 and over	12,683	18.99%	12,794	19.15%	13,226	19.85%
Black or African American Alone	2,053		2,008		1,971
Age 65 and over	281	13.67%	298	14.84%	300	15.20%
American Indian and Alaska Native Alone	410		442		535
Age 65 and over	28	6.82%	28	6.33%	37	6.92%
Asian Alone	14,005		15,024		17,330
Age 65 and over	1,534	10.96%	1,613	10.74%	1,939	11.19%
Native Hawaiian and Other Pacific Islander Alone	1,424		1,492		1,671
Age 65 and over	99	6.92%	104	6.95%	118	7.06%
Some Other Race Alone	7,529		8,377		10,324
Age 65 and over	253	3.36%	291	3.48%	386	3.74%
Two or More Races	4,354		4,562		5,301
Age 65 and over	220	5.05%	224	4.92%	277	5.23%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	17,611		18,575		20,975
Age 65 and over	867	4.92%	907	4.88%	1,019	4.86%
Not Hispanic or Latino	78,946		80,133		82,785
Age 65 and over	14,231	18.03%	14,446	18.03%	15,263	18.44%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	4,887		5,384		6,417
Income less than $15,000	444	9.09%	242	4.49%	187	2.92%
Income $15,000 - $24,999	582	11.90%	190	3.52%	177	2.75%
Income $25,000 - $34,999	555	11.35%	199	3.70%	186	2.90%
Income $35,000 - $49,999	918	18.79%	473	8.78%	325	5.06%
Income $50,000 - $74,999	965	19.74%	846	15.71%	769	11.99%
Income $75,000 - $99,999	547	11.18%	785	14.58%	796	12.41%
Income $100,000 - $149,999	473	9.68%	980	18.20%	1,200	18.70%
Income $150,000 - $249,999	279	5.72%	901	16.73%	1,251	19.49%
Income $250,000 - $499,999	151	3.09%	492	9.15%	944	14.71%
Income $500,000 and more	122	2.50%	277	5.14%	581	9.06%
Median Household Income	50,505		98,678		131,994

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	2,732		1,846		2,027
Income less than $15,000	423	15.49%	101	5.45%	68	3.37%
Income $15,000 - $24,999	371	13.57%	130	7.05%	93	4.58%
Income $25,000 - $34,999	439	16.06%	142	7.67%	132	6.49%
Income $35,000 - $49,999	459	16.81%	210	11.38%	174	8.60%
Income $50,000 - $74,999	361	13.22%	355	19.24%	292	14.41%
Income $75,000 - $99,999	177	6.47%	281	15.21%	313	15.46%
Income $100,000 - $149,999	164	6.00%	228	12.35%	359	17.71%
Income $150,000 - $249,999	98	3.57%	209	11.30%	265	13.06%
Income $250,000 - $499,999	56	2.05%	113	6.11%	189	9.35%
Income $500,000 and more	45	1.65%	78	4.24%	141	6.98%
Median Household Income	37,071		73,912		95,303
Householder Age 70 - 74	2,379		1,950		1,879
Income less than $15,000	418	17.59%	115	5.92%	68	3.62%
Income $15,000 - $24,999	344	14.45%	141	7.24%	91	4.86%
Income $25,000 - $34,999	451	18.97%	149	7.64%	119	6.34%
Income $35,000 - $49,999	445	18.70%	211	10.80%	161	8.57%
Income $50,000 - $74,999	359	15.08%	391	20.04%	274	14.58%
Income $75,000 - $99,999	154	6.48%	298	15.28%	301	16.00%
Income $100,000 - $149,999	146	6.12%	236	12.09%	330	17.57%
Income $150,000 - $249,999	88	3.69%	206	10.56%	234	12.47%
Income $250,000 - $499,999	52	2.20%	124	6.34%	174	9.27%
Income $500,000 and more	31	1.30%	80	4.09%	126	6.71%
Median Household Income	35,994		72,954		93,771
Householder Age 75 - 79	2,261		2,188		2,126
Income less than $15,000	683	30.20%	281	12.86%	168	7.90%
Income $15,000 - $24,999	395	17.46%	279	12.77%	197	9.25%
Income $25,000 - $34,999	274	12.13%	228	10.41%	213	10.04%
Income $35,000 - $49,999	312	13.81%	266	12.17%	233	10.94%
Income $50,000 - $74,999	284	12.54%	320	14.63%	307	14.47%
Income $75,000 - $99,999	95	4.21%	261	11.94%	241	11.32%
Income $100,000 - $149,999	87	3.86%	250	11.42%	311	14.61%
Income $150,000 - $249,999	52	2.29%	165	7.54%	234	10.99%
Income $250,000 - $499,999	28	1.24%	81	3.69%	135	6.34%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	21	0.93%	56	2.57%	88	4.14%
Median Household Income	26,345		53,037		70,455

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	1,514		1,750		1,798
Income less than $15,000	480	31.71%	223	12.76%	136	7.56%
Income $15,000 - $24,999	289	19.12%	219	12.50%	163	9.06%
Income $25,000 - $34,999	183	12.12%	196	11.21%	180	9.99%
Income $35,000 - $49,999	205	13.55%	250	14.29%	216	12.02%
Income $50,000 - $74,999	194	12.84%	277	15.84%	295	16.41%
Income $75,000 - $99,999	74	4.88%	208	11.91%	221	12.30%
Income $100,000 - $149,999	65	4.30%	177	10.11%	256	14.23%
Income $150,000 - $249,999	34	2.24%	111	6.31%	173	9.63%
Income $250,000 - $499,999	18	1.19%	53	3.01%	97	5.40%
Income $500,000 and more	17	1.12%	36	2.06%	61	3.39%
Median Household Income	25,543		49,133		67,314
Householder Age 85 and over	1,201		1,773		2,022
Income less than $15,000	380	31.67%	268	15.11%	191	9.46%
Income $15,000 - $24,999	214	17.85%	247	13.91%	195	9.64%
Income $25,000 - $34,999	149	12.42%	203	11.47%	209	10.35%
Income $35,000 - $49,999	157	13.10%	233	13.13%	236	11.67%
Income $50,000 - $74,999	147	12.26%	255	14.37%	316	15.61%
Income $75,000 - $99,999	44	3.65%	199	11.24%	229	11.33%
Income $100,000 - $149,999	45	3.74%	191	10.77%	288	14.23%
Income $150,000 - $249,999	25	2.08%	92	5.19%	198	9.79%
Income $250,000 - $499,999	13	1.08%	54	3.04%	98	4.85%
Income $500,000 and more	12	0.97%	31	1.77%	62	3.08%
Median Household Income	24,837		45,783		64,201

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s):   Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	37,490		39,532		40,889
Income less than $15,000	4,390	11.71%	2,041	5.16%	1,373	3.36%
Income $15,000 - $24,999	4,313	11.50%	1,857	4.70%	1,357	3.32%
Income $25,000 - $34,999	5,449	14.53%	2,197	5.56%	1,727	4.22%
Income $35,000 - $49,999	7,163	19.11%	3,655	9.25%	2,668	6.53%
Income $50,000 - $74,999	7,421	19.79%	7,148	18.08%	5,506	13.47%
Income $75,000 - $99,999	3,331	8.89%	6,419	16.24%	5,821	14.24%
Income $100,000 - $149,999	2,730	7.28%	7,046	17.82%	8,298	20.29%
Income $150,000 - $249,999	1,441	3.84%	5,460	13.81%	7,111	17.39%
Income $250,000 - $499,999	737	1.97%	2,439	6.17%	4,599	11.25%
Income $500,000 and more	557	1.48%	1,270	3.21%	2,430	5.94%
Average Household Income	$64,822		$130,951		$169,187
Median Household Income	$44,662		$86,164		$112,015
Per Capita Income	$27,000		$51,546		$64,996

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	16,545		17,543		18,056
Value less than $25,000	31	0.19%	16	0.09%	13	0.07%
Value $25,000 - $49,999	64	0.38%	60	0.34%	29	0.16%
Value $50,000 - $74,999	45	0.27%	33	0.19%	44	0.25%
Value $75,000 - $99,999	40	0.24%	33	0.19%	32	0.18%
Value $100,000 - $149,999	222	1.34%	66	0.38%	49	0.27%
Value $150,000 - $199,999	486	2.94%	134	0.76%	82	0.45%
Value $200,000 - $299,999	3,221	19.47%	603	3.44%	323	1.79%
Value $300,000 - $399,999	3,095	18.71%	1,714	9.77%	907	5.03%
Value $400,000 - $499,999	2,179	13.17%	3,017	17.20%	1,564	8.66%
Value $500,000 Or More	7,162	43.29%	11,867	67.64%	15,012	83.14%
Median Specified Owner-Occupied Housing Unit Value	449,151		630,488		699,394

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s):   Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	775		776		781
Correctional Institutions	16	2.05%	16	2.05%	16	2.04%
Nursing Homes	721	93.00%	722	93.01%	725	92.92%
Other Institutions	38	4.95%	38	4.94%	39	5.04%
Noninstitutionalized	722		722		724

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	21,373	21,696	22,360
Renter Occupied	17,516	17,836	18,529

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	15,888
In Family Households	9,863	62.08%
Householder	5,144	32.38%
Spouse	3,695	23.26%
Other relative	970	6.11%
Non-Relative	53	0.33%
In Group Quarters	970	6.11%
Institutionalized	939	5.91%
Other	31	0.19%
In Non-Family Households	5,055	31.81%
Male Householder	1,160	7.30%
Living Alone	996	6.27%
Not Living Alone	164	1.03%
Female Householder	3,767	23.71%
Living Alone	3,625	22.82%
Not Living Alone	142	0.89%
Non-Relative	128	0.81%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s):   Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	16,826		5,981
Less than 20%	8,774	52.15%	4,441	74.26%
20 to 24%	1,514	9.00%	367	6.14%
25 to 29%	1,149	6.83%	201	3.37%
30 to 34%	1,120	6.65%	146	2.45%
35% or more	4,093	24.33%	713	11.93%
Not Computed	176	1.05%	111	1.86%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	17,274		2,990
Less than 20%	4,356	25.22%	291	9.72%
20 to 24%	2,901	16.80%	326	10.90%
25 to 29%	2,335	13.52%	278	9.31%
30 to 34%	1,837	10.63%	244	8.16%
35% or more	5,390	31.21%	1,650	55.16%
Not Computed	454	2.63%	202	6.74%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	20,117	53.76%	7,301	70.95%
Renter Occupied Units	17,300	46.24%	2,989	29.05%
Complete Plumbing Facilities	37,301	99.69%	10,275	99.84%
Lacking Plumbing Facilities	116	0.31%	14	0.14%
With Telephone	37,079	99.10%	10,247	99.57%
No Telephone	336	0.90%	47	0.46%
One or more Vehicles	34,616	92.52%	8,540	82.99%
No Vehicles Available	2,801	7.48%	1,751	17.02%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s):   Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	37,532		5,087		4,983
Married Couple Family	18,729	49.90%	2,659	52.27%	1,711	34.33%
Other Family	4,107	10.94%	411	8.07%	362	7.26%
Male Householder	1,256	3.35%	59	1.17%	36	0.73%
Female Householder	2,852	7.60%	351	6.91%	325	6.53%
Non-Family	14,695	39.15%	2,017	39.66%	2,911	58.41%
Householder Living Alone	11,981	31.92%	1,837	36.11%	2,788	55.94%
Householder not Living Alone	2,714	7.23%	181	3.55%	123	2.47%
Above Poverty	35,444	94.44%	4,865	95.64%	4,492	90.14%
Married Couple Family	18,239	48.60%	2,592	50.97%	1,645	33.01%
Other Family	3,706	9.87%	375	7.37%	336	6.74%
Male Householder	1,162	3.10%	59	1.17%	36	0.73%
Female Householder	2,544	6.78%	315	6.20%	300	6.01%
Non-Family	13,499	35.97%	1,898	37.31%	2,511	50.39%
Householder Living Alone	11,019	29.36%	1,718	33.78%	2,405	48.26%
Householder not Living Alone	2,479	6.61%	179	3.53%	106	2.13%
Below Poverty	2,088	5.56%	222	4.36%	492	9.86%
Married Couple Family	490	1.30%	66	1.30%	66	1.33%
Other Family	402	1.07%	36	0.71%	26	0.52%
Male Householder	94	0.25%	0	0.00%	0	0.00%
Female Householder	308	0.82%	36	0.71%	26	6.43%
Non-Family	1,197	3.19%	120	2.35%	400	8.02%
Householder Living Alone	962	2.56%	119	2.33%	383	7.68%
Householder not Living Alone	235	0.63%	1	0.02%	17	0.34%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s):   Radius 3.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	74,138		14,943		6,954
With Mblty or Care Lmts	4,323	5.83%	2,527	16.91%	1,807	25.98%
Mobility Limits Only	1,243	1.68%	908	6.08%	658	9.46%
Self Care Limits Only	1,667	2.25%	630	4.22%	340	4.89%
Both Limits	1,413	1.91%	989	6.62%	809	11.63%
No Mblty or Care Limits	69,815	94.17%	12,416	83.09%	5,148	74.02%
With a Work Disability	6,491	8.76%	3,624	24.25%
In Labor Force	1,719	2.32%	196	1.31%
Employed	1,529	2.06%	187	1.25%
Unemployed	190	0.26%	8	0.06%
Not in Labor Force	4,772	6.44%	3,428	22.94%
Prevented from Working	3,871	5.22%	2,846	19.04%
Not Prevented from Wrk	902	1.22%	582	3.90%
No Work Disability	67,647	91.24%	11,319	75.75%
In Labor Force	49,030	66.13%	2,356	15.76%
Employed	47,178	63.64%	2,236	14.97%
Unemployed	1,852	2.50%	119	0.80%
Not in Labor Force	18,617	25.11%	8,964	59.99%

*	Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	199,044		202,988		212,215
Age 45 - 54	28,967	14.55%	30,653	15.10%	33,741	15.90%
Age 55 - 59	10,586	5.32%	11,802	5.81%	14,125	6.66%
Age 60 - 64	8,351	4.20%	8,906	4.39%	11,138	5.25%
Age 65 - 69	7,064	3.55%	7,061	3.48%	7,959	3.75%
Age 70 - 74	7,062	3.55%	6,920	3.41%	6,756	3.18%
Age 75 - 79	6,730	3.38%	6,625	3.26%	6,581	3.10%
Age 80 - 84	4,687	2.35%	4,972	2.45%	5,183	2.44%
Age 85 and over	4,562	2.29%	4,874	2.40%	5,596	2.64%
Age 55 and over	49,041	24.64%	51,160	25.20%	57,337	27.02%
Age 65 and over	30,105	15.12%	30,452	15.00%	32,075	15.11%
Total Population, Male	96,883		98,686		102,979
Age 45 - 54	13,994	14.44%	14,770	14.97%	16,270	15.80%
Age 55 - 59	5,030	5.19%	5,601	5.68%	6,714	6.52%
Age 60 - 64	3,933	4.06%	4,186	4.24%	5,232	5.08%
Age 65 - 69	3,217	3.32%	3,211	3.25%	3,607	3.50%
Age 70 - 74	3,082	3.18%	3,017	3.06%	2,942	2.86%
Age 75 - 79	2,778	2.87%	2,735	2.77%	2,714	2.64%
Age 80 - 84	1,797	1.86%	1,876	1.90%	1,953	1.90%
Age 85 and over	1,386	1.43%	1,455	1.47%	1,668	1.62%
Age 55 and over	21,223	21.91%	22,082	22.38%	24,829	24.11%
Age 65 and over	12,260	12.65%	12,295	12.46%	12,883	12.51%
Total Population, Female	102,161		104,301		109,236
Age 45 - 54	14,973	14.66%	15,883	15.23%	17,471	15.99%
Age 55 - 59	5,556	5.44%	6,201	5.95%	7,411	6.78%
Age 60 - 64	4,418	4.32%	4,720	4.53%	5,906	5.41%
Age 65 - 69	3,847	3.77%	3,850	3.69%	4,353	3.98%
Age 70 - 74	3,980	3.90%	3,903	3.74%	3,814	3.49%
Age 75 - 79	3,952	3.87%	3,889	3.73%	3,867	3.54%
Age 80 - 84	2,889	2.83%	3,096	2.97%	3,230	2.96%
Age 85 and over	3,175	3.11%	3,419	3.28%	3,928	3.60%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	27,818	27.23%	29,078	27.88%	32,509	29.76%
Age 65 and over	17,844	17.47%	18,157	17.41%	17.41	17.57%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	133,898		133,178		131,053
Age 65 and over	25,088	18.74%	25,175	18.90%	25,674	19.59%
Black or African American Alone	3,671		3,613		3,607
Age 65 and over	395	10.75%	413	11.44%	427	11.84%
American Indian and Alaska Native Alone	710		757		897
Age 65 and over	46	6.43%	47	6.15%	57	6.39%
Asian Alone	36,214		38,994		45,255
Age 65 and over	3,478	9.60%	3,640	9.33%	4,461	9.86%
Native Hawaiian and Other Pacific Islander Alone	2,530		2,668		3,034
Age 65 and over	158	6.23%	168	6.28%	187	6.16%
Some Other Race Alone	12,725		14,052		17,114
Age 65 and over	452	3.56%	511	3.64%	657	3.84%
Two or More Races	9,296		9,726		11,255
Age 65 and over	489	5.26%	499	5.13%	611	5.43%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	30,837		32,408		36,304
Age 65 and over	1,744	5.66%	1,801	5.56%	1,999	5.51%
Not Hispanic or Latino	168,207		170,580		175,911
Age 65 and over	28,361	16.86%	28,651	16.80%	30,076	17.10%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	10,763		11,711		13,979
Income less than $15,000	792	7.36%	421	3.60%	331	2.37%
Income $15,000 - $24,999	1,032	9.59%	341	2.91%	299	2.14%
Income $25,000 - $34,999	1,147	10.66%	404	3.45%	353	2.53%
Income $35,000 - $49,999	2,033	18.89%	848	7.24%	617	4.41%
Income $50,000 - $74,999	2,424	22.52%	1,801	15.38%	1,532	10.96%
Income $75,000 - $99,999	1,518	14.10%	1,881	16.07%	1,781	12.74%
Income $100,000 - $149,999	1,032	9.59%	2,481	21.18%	2,925	20.92%
Income $150,000 - $249,999	421	3.91%	2,400	20.50%	3,255	23.29%
Income $250,000 - $499,999	214	1.99%	771	6.58%	2,075	14.85%
Income $500,000 and more	149	1.38%	362	3.09%	810	5.79%
Median Household Income	53,887		103,194		135,484

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	5,640		4,092		4,504
Income less than $15,000	843	14.95%	235	5.73%	153	3.41%
Income $15,000 - $24,999	817	14.49%	282	6.88%	204	4.53%
Income $25,000 - $34,999	941	16.68%	303	7.39%	286	6.34%
Income $35,000 - $49,999	976	17.30%	471	11.52%	374	8.30%
Income $50,000 - $74,999	878	15.56%	863	21.10%	717	15.92%
Income $75,000 - $99,999	404	7.17%	640	15.63%	739	16.41%
Income $100,000 - $149,999	308	5.46%	580	14.18%	822	18.26%
Income $150,000 - $249,999	134	2.37%	455	11.12%	644	14.30%
Income $250,000 - $499,999	73	1.29%	165	4.03%	373	8.29%
Income $500,000 and more	53	0.94%	98	2.41%	192	4.25%
Median Household Income	36,698		71,875		92,534
Householder Age 70 - 74	4,517		4,034		3,869
Income less than $15,000	797	17.64%	247	6.12%	150	3.87%
Income $15,000 - $24,999	750	16.61%	290	7.19%	189	4.88%
Income $25,000 - $34,999	866	19.17%	304	7.53%	249	6.43%
Income $35,000 - $49,999	830	18.37%	453	11.23%	320	8.27%
Income $50,000 - $74,999	785	17.38%	857	21.24%	611	15.79%
Income $75,000 - $99,999	339	7.51%	614	15.22%	642	16.59%
Income $100,000 - $149,999	254	5.61%	579	14.36%	695	17.97%
Income $150,000 - $249,999	109	2.42%	426	10.55%	544	14.05%
Income $250,000 - $499,999	61	1.35%	168	4.16%	309	8.00%
Income $500,000 and more	36	0.80%	97	2.41%	160	4.14%
Median Household Income	35,003		71,106		91,258
Householder Age 75 - 79	3,837		4,265		4,143
Income less than $15,000	1,180	30.75%	505	11.84%	297	7.18%
Income $15,000 - $24,999	724	18.87%	498	11.68%	361	8.72%
Income $25,000 - $34,999	501	13.06%	476	11.15%	405	9.77%
Income $35,000 - $49,999	493	12.84%	595	13.96%	495	11.96%
Income $50,000 - $74,999	475	12.38%	714	16.73%	698	16.85%
Income $75,000 - $99,999	159	4.14%	471	11.04%	500	12.08%
Income $100,000 - $149,999	105	2.74%	555	13.01%	585	14.12%
Income $150,000 - $249,999	59	1.54%	286	6.71%	481	11.61%
Income $250,000 - $499,999	29	0.76%	104	2.44%	215	5.19%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	22	0.57%	62	1.46%	105	2.54%
Median Household Income	24,552		52,066		68,374

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	2,429		3,200		3,270
Income less than $15,000	803	33.05%	392	12.24%	237	7.24%
Income $15,000 - $24,999	474	19.52%	378	11.81%	299	9.14%
Income $25,000 - $34,999	319	13.14%	371	11.58%	317	9.68%
Income $35,000 - $49,999	317	13.04%	467	14.58%	407	12.46%
Income $50,000 - $74,999	307	12.63%	543	16.96%	561	17.16%
Income $75,000 - $99,999	110	4.52%	365	11.42%	416	12.72%
Income $100,000 - $149,999	76	3.13%	376	11.77%	459	14.04%
Income $150,000 - $249,999	37	1.52%	199	6.21%	346	10.57%
Income $250,000 - $499,999	20	0.82%	71	2.22%	156	4.76%
Income $500,000 and more	17	0.70%	39	1.22%	73	2.23%
Median Household Income	24,179		49,775		66,748
Householder Age 85 and over	1,898		2,891		3,269
Income less than $15,000	633	33.37%	419	14.50%	296	9.05%
Income $15,000 - $24,999	335	17.65%	381	13.18%	310	9.50%
Income $25,000 - $34,999	246	12.98%	319	11.05%	335	10.24%
Income $35,000 - $49,999	235	12.36%	394	13.64%	378	11.57%
Income $50,000 - $74,999	228	11.99%	476	16.47%	545	16.67%
Income $75,000 - $99,999	70	3.68%	315	10.88%	408	12.47%
Income $100,000 - $149,999	47	2.49%	347	12.02%	455	13.93%
Income $150,000 - $249,999	25	1.32%	148	5.12%	339	10.36%
Income $250,000 - $499,999	14	0.74%	57	1.97%	136	4.16%
Income $500,000 and more	13	0.68%	34	1.18%	67	2.05%
Median Household Income	23,612		47,380		64,469

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	76,977		80,766		83,469
Income less than $15,000	7,881	10.24%	3,626	4.49%	2,465	2.95%
Income $15,000 - $24,999	7,882	10.24%	3,286	4.07%	2,428	2.91%
Income $25,000 - $34,999	10,446	13.57%	3,985	4.93%	3,136	3.76%
Income $35,000 - $49,999	14,535	18.88%	6,836	8.46%	4,871	5.84%
Income $50,000 - $74,999	17,046	22.14%	14,447	17.89%	10,865	13.02%
Income $75,000 - $99,999	8,815	11.45%	13,071	16.18%	11,752	14.08%
Income $100,000 - $149,999	6,378	8.29%	16,445	20.36%	17,541	21.01%
Income $150,000 - $249,999	2,257	2.93%	13,365	16.55%	17,030	20.40%
Income $250,000 - $499,999	1,094	1.42%	4,024	4.98%	9,862	11.81%
Income $500,000 and more	680	0.88%	1,681	2.08%	3,521	4.22%
Average Household Income	$62,753		$123,830		$158,016
Median Household Income	$47,689		$90,690		$117,730
Per Capita Income	$25,766		$48,710		$61,071

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	37,730		39,614		40,789
Value less than $25,000	58	0.16%	23	0.06%	22	0.05%
Value $25,000 - $49,999	195	0.52%	125	0.32%	59	0.15%
Value $50,000 - $74,999	113	0.30%	132	0.33%	119	0.29%
Value $75,000 - $99,999	107	0.28%	88	0.22%	106	0.26%
Value $100,000 - $149,999	450	1.19%	152	0.38%	125	0.31%
Value $150,000 - $199,999	959	2.54%	294	0.74%	183	0.45%
Value $200,000 - $299,999	7,285	19.31%	1,187	3.00%	633	1.55%
Value $300,000 - $399,999	10,032	26.59%	4,006	10.11%	2,027	4.97%
Value $400,000 - $499,999	7,617	20.19%	7,663	19.34%	3,765	9.23%
Value $500,000 Or More	10,913	28.92%	25,945	65.49%	33,750	82.74%
Median Specified Owner-Occupied Housing Unit Value	396,666		618,332		697,896

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	1,613		1,614		1,624
Correctional Institutions	16	1.00%	16	1.00%	16	0.99%
Nursing Homes	1,306	80.97%	1,307	80.98%	1,314	80.91%
Other Institutions	291	18.04%	291	18.03%	294	18.10%
Noninstitutionalized	943		941		941

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	46,449	47,157	48,620
Renter Occupied	33,050	33,609	34,849

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	29,520
In Family Households	19,023	64.44%
Householder	9,881	33.47%
Spouse	6,944	23.52%
Other relative	2,108	7.14%
Non-Relative	89	0.30%
In Group Quarters	1,679	5.69%
Institutionalized	1,632	5.53%
Other	47	0.16%
In Non-Family Households	8,818	29.87%
Male Householder	2,044	6.92%
Living Alone	1,776	6.02%
Not Living Alone	268	0.91%
Female Householder	6,422	21.75%
Living Alone	6,125	20.75%
Not Living Alone	297	1.01%
Non-Relative	352	1.19%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	38,609		11,872
Less than 20%	19,481	50.46%	8,779	73.95%
20 to 24%	3,615	9.36%	725	6.10%
25 to 29%	3,364	8.71%	509	4.29%
30 to 34%	2,870	7.43%	316	2.66%
35% or more	8,915	23.09%	1,331	11.21%
Not Computed	365	0.95%	213	1.79%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	32,449		5,056
Less than 20%	8,050	24.81%	486	9.61%
20 to 24%	5,662	17.45%	519	10.27%
25 to 29%	4,544	14.00%	471	9.31%
30 to 34%	3,432	10.58%	431	8.52%
35% or more	9,914	30.55%	2,824	55.87%
Not Computed	847	2.61%	325	6.42%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	44,508	57.80%	13,778	73.15%
Renter Occupied Units	32,493	42.20%	5,057	26.85%
Complete Plumbing Facilities	76,816	99.76%	18,804	99.84%
Lacking Plumbing Facilities	185	0.24%	24	0.13%
With Telephone	76,485	99.33%	18,723	99.41%
No Telephone	514	0.67%	110	0.58%
One or more Vehicles	72,187	93.75%	15,723	83.48%
No Vehicles Available	4,814	6.25%	3,112	16.52%

Prepared on: October 20, 2003 08:18 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 22 of 24

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	77,013		10,268		8,076
Married Couple Family	41,220	53.52%	5,515	53.71%	2,850	35.28%
Other Family	8,347	10.84%	838	8.16%	672	8.32%
Male Householder	2,344	3.04%	127	1.23%	119	1.47%
Female Householder	6,003	7.80%	711	6.93%	553	6.84%
Non-Family	27,445	35.64%	3,916	38.13%	4,555	56.40%
Householder Living Alone	21,586	28.03%	3,555	34.62%	4,350	53.86%
Householder not Living Alone	5,859	7.61%	360	3.51%	205	2.54%
Above Poverty	73,350	95.24%	9,834	95.77%	7,305	90.45%
Married Couple Family	40,301	52.33%	5,393	52.52%	2,719	33.67%
Other Family	7,640	9.92%	788	7.68%	643	7.96%
Male Householder	2,157	2.80%	127	1.23%	119	1.47%
Female Householder	5,483	7.12%	662	6.44%	524	6.48%
Non-Family	25,409	32.99%	3,652	35.57%	3,942	48.82%
Householder Living Alone	19,910	25.85%	3,303	32.17%	3,755	46.49%
Householder not Living Alone	5,499	7.14%	349	3.40%	188	2.33%
Below Poverty	3,663	4.76%	434	4.23%	771	9.55%
Married Couple Family	920	1.19%	121	1.18%	130	1.61%
Other Family	707	0.92%	50	0.48%	29	0.36%
Male Householder	187	0.24%	0	0.00%	0	0.00%
Female Householder	520	0.68%	50	0.48%	29	4.74%
Non-Family	2,036	2.64%	263	2.57%	612	7.58%
Householder Living Alone	1,677	2.18%	252	2.46%	595	7.37%
Householder not Living Alone	360	0.47%	11	0.11%	17	0.21%

Prepared on: October 20, 2003 08:18 AM	Page 23 of 24
© 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 5.0

250 MYRTLE RD	Latitude:	37.580479
BURLINGAME, CA 94010-3030	Longitude:	-122.342736

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	154,647		27,882		11,715
With Mblty or Care Lmts	8,047	5.20%	4,353	15.61%	2,952	25.20%
Mobility Limits Only	2,331	1.51%	1,664	5.97%	1,136	9.70%
Self Care Limits Only	3,279	2.12%	1,050	3.76%	544	4.64%
Both Limits	2,437	1.58%	1,639	5.88%	1,272	10.86%
No Mblty or Care Limits	146,600	94.80%	23,529	84.39%	8,763	74.80%
With a Work Disability	12,628	8.17%	6,682	23.97%
In Labor Force	3,595	2.32%	428	1.53%
Employed	3,202	2.07%	389	1.39%
Unemployed	393	0.25%	39	0.14%
Not in Labor Force	9,033	5.84%	6,255	22.43%
Prevented from Working	7,326	4.74%	5,131	18.40%
Not Prevented from Wrk	1,708	1.10%	1,123	4.03%
No Work Disability	142,019	91.83%	21,201	76.04%
In Labor Force	105,116	67.97%	4,306	15.44%
Employed	101,396	65.57%	4,120	14.78%
Unemployed	3,720	2.41%	186	0.67%
Not in Labor Force	36,903	23.86%	16,895	60.59%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 08:18 AM	Page 24 of 24
© 2002 Claritas. All rights reserved. (800) 866-6511

ADDENDA

ADDENDUM D: Property Exhibits

29-21
TAX CODE AREA
NORTH LANE
CAROLAN AVE.
BURLINGAME STATION
216
S.B.E. 872-41-3 PARCEL 10
SOUTH LANE
WEST LANE
EAST LANE
S. P. R. R.
S.B.E. 872-41-3 PARCEL 10
BURLINGAME AVE.
LORTON AVE.
ALLEY
HATCH
CALIFORNIA DRIVE
HIGHLAND AVE.
HOWARD AVE.
ROAD
MYRTLE ROAD
ANITA ROAD
PARCEL A
211
212
213
214
215
PARCEL MAP VOL 62/28
MAP NO. 1 TOWN OF BURLINGAME PTN. OF R.S.M. 2/87
SUPP. MAP NO. 1 TO TOWN OF BURLINGAME PTN. OF R.S.M. 3/71
LYON AND HOAG SUBDIVISION PTN. OF R.S.M. 4/26
PARCEL MAP VOL. 32/44
ASSESSOR'S MAP COUNTY OF SAN MATEO CALIF.
S.F.

1st Floor

Balcony
Guest Dining
Beauty Shop
T
101
102
103
104
Kitchen
Stor.
Employee Lounge
T
Elev.
Recep
Admin.
General Store
Med. Room
Asst. Admin.
Main Lobby
Dining
105
Balcony
106
Living Room
107
Patio
108

2nd Floor

Balcony
205
206
207
208
209
210
211
212
Billiards Lounge
Balcony
T
202
201
213
204
203
Balcony
Elev.
222
214
221
215
Balcony
L
S
220
216
Lounge
219
217
218

R1 of Burlingame

ADDENDA

ADDENDUM E: Historical Operating Statements

PII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	R.I. of Burlingame
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY

40005 Revenue-Rental	132,408	128,221	137,817	103,948	170,402
40010 Revenue-Rent Refunds/Proration	(1,229)	(4,113)	(3,727)	(460)	(2,365)

Total Rental Revenue	131,160	124,108	134,090	103,488	168,037

40110 Revenue-AL Level 1	4,800	4,680	4,479	4,332	7,418
40115 Revenue-AL Level 2	2,588	3,668	4,125	2,070	4,147
40120 Revenue-AL Level 3	5,550	3,075	2,450	1,878	3,022
40125 Revenue-AL Level 4	1,000	1,448	3,050	3,162	4,824
40130 Revenue-AL Level 5	—	1,175	411	(249)	(76)
40135 Revenue-AL Level 6	1,425	—	—	922	1,686
40140 Revenue-AL Level 7	—	—	300	307	93
40170 Revenue-Alzh Lev 1	—	—	—	—	—

Total AL Services Revenue	15,363	14,046	14,814	12,421	21,114

40515 Revenue-Other	390	724	960	663	877
40525 Revenue-Processing/App Fees	3,500	11,000	10,000	3,067	6,000

Total Other Revenue	3,890	11,724	10,960	3,730	6,877

40575 Rev-Process Fee Concessions	—	(6,000)	(10,000)	(3,067)	(6,000)
40015 Rev-Rent Concessions	—	—	—	(575)	(1,925)
40215 Rev-A/L Concessions	—	—	—	—	—

Total Concessions	—	(6,000)	(10,000)	(3,642)	(7,925)

Total Revenue	150,432	143,878	149,865	115,998	188,103

50005 Payroll Expense-Regular	46,120	38,608	44,012	36,015	56,822
50405 Payroll Expense-Overtime	714	1,147	917	850	991
50705 Payroll Expense-Doubletime	8	16	—	16	—
51005 Bonuses	2,312	3,487	3,912	2,083	3,191
51505 Vacation, Sick, Holiday	2,593	3,864	3,463	3,728	5,453
51805 Employee Recognition	—	188	54	—	149
52005 Payroll Taxes	5,755	4,558	4,593	3,530	5,477
52505 401K401A	68	116	55	42	181
52805 Group Insurance	2,967	3,179	3,363	3,600	3,073
53005 Worker’s Comp Insurance	4,500	4,500	4,535	17,971	4,593

Total Payroll Expenses	65,035	59,661	64,904	67,834	79,929

53305 Outside Service - Medical	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—
54005 Payroll Service	260	639	261	(40)	374
55005 Outside Service Other	—	—	—	—	—

Total Purchase Services	260	639	261	(40)	374

Total Payroll Related	65,295	60,301	65,165	67,794	80,303

Total Payroll Related % Total Revenue	43%	42%	43%	58%	43%
56505 Food	8,581	7,532	8,807	7,636	10,891
57005 Housekeeping	425	597	1,487	878	1,807
57505 Kitchen Supplies	1,958	793	890	722	2,243
58005 Assisted Living Supplies	135	113	114	18	182
58505 Alzheimer Supplies	—	—	—	215	—
59005 Laundry & Linen/Uniforms	—	—	—	—	—
59010 Laun/Lin/Unif Kitchen	148	272	167	190	164
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—
59505 Activities-Asst Lving	795	574	691	742	749
59510 Banquet Expense	300	300	300	230	370
59555 NMS-Foodservices	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—

Total Variable Expense	12,342	10,180	12,456	10,631	16,405

60005 Office Supplies	654	694	680	328	889

61005 Repairs and Maint - Building	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—
61015 Repairs - Electrical	228	317	474	99	171
61020 Repairs - Plumbing	299	463	712	2,543	1,375
61025 Repairs - Fire Systems	—	—	428	—	—
61030 Repairs - HVAC	18	110	1,218	—	20
61035 Repairs - Gen. Supplies	497	263	405	163	348
61040 Repairs - Equipment	257	1,082	1,945	356	91
61045 Repairs - Other Interior	136	670	469	1,830	203
61055 Repairs - Other Exterior	620	12	—	60	1
61100 Loss on Early Retirement Asset	712	—	—	300	—

Total Repair & Maintenance	2,768	2,918	5,651	5,350	2,209

61505 Contracts - Elevator	361	361	641	276	445
61510 Contracts - Floor Maint	—	—	—	—	—
61515 Contracts - AlarmFire	(25)	323	489	124	2,447
61520 Contracts-HVAC	161	(161)	—	—	328
61525 Contracts - Pest Control	771	161	169	139	252
61535 Contracts - Other	104	44	214	74	405

Total Service Contracts	1,372	727	1,513	614	3,877

62005 Land Maintenance	1,030	300	300	230	555

Total Land Maintenance	1030	300	300	230	555

62505 Rental/Lease - Cable	402	403	406	311	501
62510 Rental/Lease - Security	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—
62535 Rental/Lease - Equipment	191	1,016	1,016	539	2,364
62540 Rental/Lease - Auto	—	32	—	—	—
62555 Rental/Lease - Other	—	—	—	38	12

Total Rental and Leases	594	1,451	1,423	889	2,876

63010 Utilities - Electricity	3,646	3,074	4,421	2,556	5,042

[Additional columns below]

[Continued from above table, first column(s) repeated]

OLAPTable	JUN	JUL	AUG	AUG YTD

40005 Revenue-Rental	139,063	146,432	137,037	1,095,329
40010 Revenue-Rent Refunds/Proration	(2,177)	(3,803)	(3,761)	(21,633)

Total Rental Revenue	136,886	142,629	133,276	1,073,695

40110 Revenue-AL Level 1	5,675	6,444	6,238	44,066
40115 Revenue-AL Level 2	3,750	3,750	3,169	27,266
40120 Revenue-AL Level 3	2,450	3,275	2,505	24,205
40125 Revenue-AL Level 4	3,773	4,519	4,075	25,852
40130 Revenue-AL Level 5	—	—	—	1,261
40135 Revenue-AL Level 6	1,158	400	2,930	8,520
40140 Revenue-AL Level 7	490	726	1,425	3,341
40170 Revenue-Alzh Lev 1	—	—	—	—

Total AL Services Revenue	17,296	19,114	20,342	134,510

40515 Revenue-Other	926	675	675	5,890
40525 Revenue-Processing/App Fees	10,000	4,000	6,000	53,567

Total Other Revenue	10,926	4,675	6,675	59,457

40575 Rev-Process Fee Concessions	(8,000)	(2,000)	(6,000)	(41,067)
40015 Rev-Rent Concessions	(2,000)	(2,750)	(3,750)	(11,000)
40215 Rev-A/L Concessions	—	—	—	—

Total Concessions	(10,000)	(4,750)	(9,750)	(52,067)

Total Revenue	155,108	161,668	150,543	1,215,595

50005 Payroll Expense-Regular	45,232	46,279	47,158	360,246
50405 Payroll Expense-Overtime	1,198	1,935	1,217	8,968
50705 Payroll Expense-Doubletime	—	5	—	44
51005 Bonuses	4,344	3,081	4,364	26,773
51505 Vacation, Sick, Holiday	4,044	4,009	3,795	30,949
51805 Employee Recognition	80	80	369	920
52005 Payroll Taxes	4,086	4,040	4,380	36,419
52505 401K401A	144	144	203	952
52805 Group Insurance	3,261	4,361	4,542	28,344
53005 Worker’s Comp Insurance	3,618	5,054	7,559	52,330

Total Payroll Expenses	66,007	68,987	73,587	545,946

53305 Outside Service - Medical	—	—	—	—
53505 Temporary Services	—	225	—	225
53510 Temporary Services - AL	—	—	—	—
54005 Payroll Service	342	218	287	2,340
55005 Outside Service Other	—	—	—	—

Total Purchase Services	342	443	287	2,565

Total Payroll Related	66,349	69,430	73,873	548,511

Total Payroll Related % Total Revenue	43%	43%	49%	46%
56505 Food	8,799	11,174	8,120	71,540
57005 Housekeeping	873	1,216	(102)	7,181
57505 Kitchen Supplies	1,339	1,149	1,494	10,587
58005 Assisted Living Supplies	195	153	632	1,542
58505 Alzheimer Supplies	—	—	—	215
59005 Laundry & Linen/Uniforms	9	—	—	9
59010 Laun/Lin/Unif Kitchen	185	199	187	1,511
59015 Laund/Lin/Unif Housekeeping	—	—	—	—
59505 Activities-Asst Lving	966	525	879	5,919
59510 Banquet Expense	300	300	300	2,400
59555 NMS-Foodservices	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—

Total Variable Expense	12,666	14,716	11,510	100,905

60005 Office Supplies	1,283	1,009	385	5,921

61005 Repairs and Maint - Building	—	—	—	—
61010 Repairs - Phone System	—	—	—	—
61015 Repairs - Electrical	—	—	756	2,046
61020 Repairs - Plumbing	450	1,940	80	7,861
61025 Repairs - Fire Systems	—	—	—	428
61030 Repairs - HVAC	567	140	608	2,680
61035 Repairs - Gen. Supplies	4	63	65	1,809
61040 Repairs - Equipment	172	365	385	4,654
61045 Repairs - Other Interior	887	(1,227)	265	3,232
61055 Repairs - Other Exterior	13	32	44	783
61100 Loss on Early Retirement Asset	—	1,797	277	3,086

Total Repair & Maintenance	2,093	3,111	2,480	26,580

61505 Contracts - Elevator	361	360	361	3,164
61510 Contracts - Floor Maint	—	—	—	—
61515 Contracts - AlarmFire	(1,173)	623	893	3,700
61520 Contracts-HVAC	—	(328)	—	—
61525 Contracts - Pest Control	182	196	196	2,069
61535 Contracts - Other	96	166	46	1,148

Total Service Contracts	(534)	1,018	1,496	10,081

62005 Land Maintenance	300	300	313	3,328

Total Land Maintenance	300	300	313	3,328

62505 Rental/Lease - Cable	403	414	414	3,255
62510 Rental/Lease - Security	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—
62535 Rental/Lease - Equipment	965	1,081	959	8,131
62540 Rental/Lease - Auto	—	—	—	32
62555 Rental/Lease - Other	—	—	—	50

Total Rental and Leases	1,368	1495	1,373	11,468

63010 Utilities - Electricity	7,593	5,961	5,545	37,838

Pll - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	R.I. of Burlingame
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY

63015 Utilities -Water	1,362	1,997	2,404	1,620	3,364
63020 Utilities -Gas	3,492	1,858	2,188	1,532	1,869
63025 Utilities - Telephone	438	417	453	415	589
63030 Utilities -Trash	561	791	785	486	781

Total Utilities	9,500	8,136	10,250	6,608	11,645

63505 Marketing and Advertising	535	275	613	405	957
63510 Printed Materials	149	825	851	220	842
63515 Special Events	341	193	1,410	315	528
63520 Yellow Pages	571	664	764	437	575
63525 Newspaper and Magazine	258	78	78	488	(410)
63530 Advertising	54	27	(81)	—	—
64005 Referral Fees - Residents	2,345	—	—	1,000	1,488

Total Marketing and Advertising	4,253	2,060	3,634	2,865	3,979

60510 Delivery	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	195
65005 Gas	221	139	220	188	200
65010 Auto Service And Repair	—	215	—	—	12
65015 Other Automobile	16	—	14	—	2
65505 Travel & Lodging	7	49	12	83	30
66005 Mileage	61	46	91	131	77
66505 Meals & Entertainment	—	—	5	—	117
67005 License and Fingerprints	512	621	251	481	452
68005 Dues and Subscriptions	183	462	267	263	79
68505 Seminars and Training	140	—	270	—	364
69005 Employee Recruiting	—	—	—	—	—
69505 Other	197	30	169	119	227
69605 Discounts Lost	—	—	—	—	—
69610 Discounts Taken	—	—	(32)	(45)	(57)
69525 Sales & Use Tax Due	—	—	—	—	—

Total Misc. Expenses	1,335	1,562	1,268	1,220	1,697

Total Operating Expense	99,142	88,329	102,340	96,528	124,436

Gross Margin	51,291	$55,549	47,526	19,469	63,667

Gross Margin Percent	34%	39%	32%	17%	34%
69705 Casualty Loss	—	—	—	—	—
69805 Bad Debt Expense	—	—	—	—	—
70005 Corporate Allocation	—	—	—	—	—
72305 Property Taxes	4,416	4,416	4,416	3,497	5,335
72405 Insurance-Liability & Hazard	3,844	3,118	3,049	2,900	1,457

Total Other Fees	8,259	7,534	7,465	6,397	6,792

72505 Accounting	796	796	796	1,413	366
73005 Legal	511	443	523	258	608
73510 Donations & Contributions	—	—	—	—	89
74005 Consulting Fees	—	—	—	—	251
74015 Professional Fees - Other	—	—	—	—	500
75005 Property Management Fees	7,522	7,194	7,493	5,800	9,405
75105 Partnership Admin Fees	538	1,112	439	(1,854)	1,253
75510 Other Penalties/Fin. Fee	—	—	—	—	—
75515 Licenses & Fees Legal	—	157	—	—	—
75505 Bank Charges	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—
75525 Collection Fees	—	—	—	—	—

Total Professional Fees	9,366	9,702	9,251	6,418	12,472

EBITDAR	33,665	38,314	30,810	6,654	44,404

EBITDAR Percent	22%	27%	21%	6%	24%
77005 Operating Lease	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—

Total Leases	—	—	—	—	—

80005 Interest Income	(111)	(53)	(48)	(54)	(75)
80505 Other Non-Operating Income	—	(30)	15	—	—
87010 Extraordinary Items - Net Tax	—	—	—	—	—

Total Non-Operating Income/Expense	(111)	(83)	(33)	(54)	(75)

83005 Interest Expense	20,864	20,853	20,864	15,897	25,677
83025 Int Exp MIP	1,339	1,339	1,339	1,027	1,643

Total Interest Expense	22,204	22,193	22,204	16,924	27,321

EBTDA	11,572	16,204	8,639	(10,216)	17,158

EBTDA Percent	8%	11%	6%	-9%	9%
77505 Depreciation	7,131	7,190	7,214	5,541	8,959
78005 Amortization	219	219	219	168	270
78015 Amortization - Start Up	—	—	—	—	—

Total Depreciation & Amortization	7,350	7,409	7,433	5,709	9,229

Net Income (Loss)	4,222	8,795	1,206	(15,924)	7,929

[Additional columns below]

[Continued from above table, first column(s) repeated]

OLAPTable	JUN	JUL	AUG	AUG YTD

63015 Utilities -Water	2,379	2,762	2,567	18,456
63020 Utilities -Gas	862	1,347	1,068	14,217
83025 Utilities - Telephone	535	810	516	4,172
63030 Utilities - Trash	633	633	633	5,303

Total Utilities	12,003	11,514	10,330	79,986

63505 Marketing and Advertising	485	928	654	4,852
63510 Printed Materials	191	418	194	3,690
63515 Special Events	992	1,054	429	5,261
63520 Yellow Pages	555	555	555	4,674
63525 Newspaper and Magazine	763	85	78	1,416
63530 Advertising	—	—	—	(0)
64005 Referral Fees - Residents	—	—	—	4,833

Total Marketing and Advertising	2,985	3,039	1,909	24,725

60510 Delivery	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	195
65005 Gas	190	100	150	1,408
65010 Auto Service And Repair	350	—	—	578
65015 Other Automobile	—	—	—	31
65505 Travel & Lodging	—	—	1	182
66005 Mileage	91	46	19	562
66505 Meals & Entertainment	116	13	—	251
67005 License and Fingerprints	388	331	252	3,286
68005 Dues and Subscriptions	79	577	83	1,993
68505 Seminars and Training	898	—	—	1,672
69005 Employee Recruiting	—	75	535	610
69505 Other	115	139	80	1,076
69605 Discounts Lost	—	—	—	—
69610 Discounts Taken	(43)	(51)	(59)	(287)
69525 Sales & Use Tax Due	—	—	—	—

Total Misc. Expenses	2,184	1,229	1,061	11,556

Total Operating Expense	100,696	106,860	104,730	823,061

Gross Margin	54,412	54,808	45,813	392,534

Gross Margin Percent	35%	34%	30%	32%
69705 Casualty Loss	—	—	—	—
69805 Bad Debt Expense	—	—	—	—
70005 Corporate Allocation	—	—	—	—
72305 Property Taxes	4,416	4,095	4,595	35,185
72405 Insurance-Liability & Hazard	2,809	3,471	3,348	23,995

Total Other Fees	7,225	7,566	7,943	59,180

72505 Accounting	2,013	983	1,051	8,213
73005 Legal	507	664	403	3,917
73510 Donations & Contributions	—	—	—	89
74005 Consulting Fees	130	—	—	381
74015 Professional Fees - Other	—	128	151	778
75005 Property Management Fees	7,755	8,083	7,527	60,780
75105 Partnership Admin Fees	788	935	0	3,211
75510 Other Penalties/Fin. Fee	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	157
75505 Bank Charges	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800
75525 Collection Fees	—	—	—	—

Total Professional Fees	11,193	10,793	9,131	78,325

EBITDAR	35,994	36,450	28,738	255,029

EBITDAR Percent	23%	23%	19%	21%
77005 Operating Lease	—	—	—	—
77010 Add’l Lease	—	—	—	—

Total Leases	—	—	—	—

80005 Interest Income	—	(150)	(75)	(564)
80505 Other Non-Operating Income	—	1,136	1,136	2,257
87010 Extraordinary Items - Net Tax	—	—	—	—

Total Non-Operating Income/Expense	—	986	1,061	1,692

83005 Interest Expense	20,525	20,775	20,763	166,218
83025 Int Exp MIP	1,331	1,331	1,331	10,681

Total Interest Expense	21,856	22,106	22,094	176,900

EBTDA	14,138	13,358	5,583	76,437

EBTDA Percent	9%	8%	4%	6%
77505 Depreciation	7,273	7,414	7,462	58,182
78005 Amortization	219	219	219	1,753
78015 Amortization - Start Up	—	—	—	—

Total Depreciation & Amortization	7,492	7,633	7,681	59,935

Net Income (Loss)	6,647	5,725	(2,097)	16,502

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	R.I. of Burlingame
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	109,541	101,899	105,005	107,138	113,998	115,165	113,413
40010 Revenue-Rent Refunds/Proration	(227)	(61)	(2,555)	(910)	—	(1,592)	—

Total Rental Revenue	109,314	101,838	102,450	106,228	113,998	113,573	113,413

40110 Revenue-AL Level 1	3,200	3,200	2,350	2,800	2,893	3,333	5,200
40115 Revenue-AL Level 2	4,325	4,525	2,934	4,125	4,150	2,150	2,350
40120 Revenue-AL Level 3	1,000	—	600	1,600	800	800	800
40125 Revenue-AL Level 4	3,000	3,000	5,173	5,425	7,400	5,021	5,519
40130 Revenue-AL Level 5	1,200	—	2,400	1,200	1,600	1,200	—
40135 Revenue-AL Level 6	1,400	—	1,400	—	—	1,400	1,400
40140 Revenue-AL Level 7	—	—	(1,400)	—	—	—	—
40180 Revenue-Extended Cong Care	50	—	—	—	—	—	—

Total AL Services Revenue	14,175	10,725	13,456	15,150	16,843	13,904	15,269

40515 Revenue-Other	398	45	379	650	415	620	379
40525 Revenue-Processing/App Fees	2,000	1,500	3,000	2,000	2,000	6,500	3,000

Total Other Revenue	2,398	1,545	3,379	2,650	2,415	7,120	3,379

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	(3,136)	(3,336)	(3,936)	(3,936)	(2,068)	(1,868)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	(3,136)	(3,336)	(3,936)	(3,936)	(2,068)	(1,868)

Total Revenue	125,887	110,972	115,949	120,092	129,320	132,529	130,193

50005 Payroll Expense-Regular	45,466	40,961	45,700	41,951	39,187	39,812	44,543
50405 Payroll Expense-Overtime	2,659	1,611	1,059	960	781	975	1,069
50705 Payroll Expense-Doubletime	618	9	—	17	84	71	—
51005 Bonuses	2,110	2,710	2,260	2,560	2,560	4,210	2,660
51505 Vacation, Sick, Holiday	3,190	3,495	4,585	3,469	3,133	3,836	3,837
51805 Employee Recognition	21	—	—	—	—	—	75
52005 Payroll Taxes	6,028	4,574	4,798	4,386	3,310	3,469	3,872
52505 401K/401A	65	66	53	61	128	60	68
52805 Group Insurance	2,720	3,468	2,983	2,494	2,530	2,674	3,092
53005 Worker’s Comp Insurance	4,437	4,314	6,507	4,916	4,265	4,574	4,879

Total Payroll Expenses	67,314	61,209	67,946	60,813	55,978	59,680	64,095

53305 Outside Service - Medical	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	266	225	451	297	240	146	313
55005 Outside Service Other	—	36	—	—	—	—	43

Total Purchase Services	266	261	451	297	240	146	357

Total Payroll Related	67,580	61,469	68,398	61,110	56,217	59,826	64,451

Total Payroll Related % Total Revenue	54%	55%	59%	51%	43%	45%	50%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	115,454	113,257	116,945	119,276	120,086	1,351,177
40010 Revenue-Rent Refunds/Proration	(1,200)	(2,213)	—	—	—	(8,757)

Total Rental Revenue	114,254	111,045	116,945	119,276	120,086	1,342,420

40110 Revenue-AL Level 1	4,800	3,600	4,347	3,200	3,667	42,590
40115 Revenue-AL Level 2	2,575	3,025	2,713	3,588	3,279	39,738
40120 Revenue-AL Level 3	2,450	3,213	2,890	3,240	3,275	20,667
40125 Revenue-AL Level 4	2,850	2,710	2,025	1,825	800	44,747
40130 Revenue-AL Level 5	1,045	(204)	—	—	—	8,441
40135 Revenue-AL Level 6	1,400	1,400	1,400	1,400	2,825	14,025
40140 Revenue-AL Level 7	—	—	—	—	(1,073)	(2,473)
40180 Revenue-Extended Cong Care	—	—	—	—	—	50

Total AL Services Revenue	15,120	13,743	13,374	13,252	12,773	167,785

40515 Revenue-Other	495	422	415	764	613	5,595
40525 Revenue-Processing/App Fees	4,000	—	12,000	—	7,000	43,000

Total Other Revenue	4,495	422	12,415	764	7,613	48,595

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(1,868)	(1,868)	(1,268)	(868)	868	(23,284)
40215 Rev-A/L Concessions	—	—	(600)	(600)	600	(600)

Total Concessions	(1,868)	(1,868)	(1,868)	(1,468)	1,468	(23,884)

Total Revenue	132,001	123,342	140,866	131,824	141,939	1,534,916

50005 Payroll Expense-Regular	43,373	43,699	43,896	45,226	44,712	518,527
50405 Payroll Expense-Overtime	754	1,121	2,057	996	1,432	15,473
50705 Payroll Expense-Doubletime	1,190	13	—	69	23	2,093
51005 Bonuses	(2,864)	(3,014)	(1,014)	(1,764)	(1,364)	9,050
51505 Vacation, Sick, Holiday	1,472	3,021	3,468	3,552	3,502	40,561
51805 Employee Recognition	—	—	—	—	55	151
52005 Payroll Taxes	3,971	3,997	3,833	4,303	4,021	50,561
52505 401K/401A	68	60	59	58	57	832
52805 Group Insurance	3,641	3,723	1,882	3,224	3,252	35,683
53005 Worker’s Comp Insurance	5,009	22,216	7,267	8,361	7,661	84,406

Total Payroll Expenses	56,615	74,865	61,448	64,025	63,352	757,338

53305 Outside Service - Medical	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	269	159	305	299	14	2,985
55005 Outside Service Other	32	—	44	—	—	155

Total Purchase Services	301	159	349	299	14	3,140

Total Payroll Related	56,915	75,025	61,796	64,324	63,366	760,478

Total Payroll Related % Total Revenue	43%	61%	44%	49%	45%	50%

	JAN	FEB	MAR	APR	MAY	JUN	JUL

56505 Food	8,008	8,933	6,920	6,660	9,696	6,753	7,195
67005 Housekeeping	1,205	1,325	615	1,187	991	1,130	1,786
57505 Kitchen Supplies	1,263	591	110	1,543	1,242	930	1,392
58005 Assisted Living Supplies	493	275	202	86	148	84	87
59005 Laundry & Linen/Uniforms	633	254	174	—	236	—	222
59010 Laun/Lin/Unif Kitchen	—	—	33	209	347	431	282
59015 Laund/Lin/Unif Housekeeping	—	—	—	142	—	—	—
59505 Activities-Asst Living	845	241	573	664	975	491	884
59510 Banquet Expense	300	300	300	300	300	300	300
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	12,747	11,920	8,926	10,793	13,936	10,118	12,148

60005 Office Supplies	1,198	829	593	388	1,344	438	430

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	—	—	2	87	—
61020 Repairs - Plumbing	1,067	—	339	418	(12)	—	16
61025 Repairs - Fire Systems	—	—	—	—	—	—	—
61030 Repairs-HVAC	1,500	—	—	—	—	—	—
61035 Repairs - Gen. Supplies	(242)	193	86	75	44	344	60
61040 Repairs - Equipment	264	302	1,233	84	1,259	1,061	6
61045 Repairs - Other Interior	366	—	87	150	47	117	198
61055 Repairs - Other Exterior	—	—	—	439	—	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	2,955	495	1,745	1,167	1,340	1,609	281

61505 Contracts -Elevator	361	361	361	581	361	361	361
61510 Contracts - Floor Maint	—	—	—	—	—	—	—
61515 Contracts - Alarm/Fire	—	—	—	—	108	180	136
61520 Contracts-HVAC	235	235	87	803	480	302	82
61525 Contracts - Pest Control	1	151	151	448	358	182	182
61535 Contracts -Other	102	70	60	104	311	104	104

Total Service Contracts	699	816	659	1,935	1,618	1,128	864

62005 Land Maintenance	—	—	—	941	300	300	677

Total Land Maintenance	—	—	—	941	300	300	677

62505 Rental/Lease - Cable	509	513	402	402	402	402	402
62510 Rental/Lease - Security	—	136	136	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental Lease - Equipment	170	360	358	(488)	339	456	216
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	333	553	443	443	443	443	443

Total Rental and Leases	1,011	1,561	1,339	357	1,184	1,301	1,061

63010 Utilities - Electricity	4,137	2,112	4,153	3,594	4,286	6,264	5,358
63015 Utilities - Water	2,462	2,181	2,068	2,212	2,607	2,322	2,418
63020 Utilities - Gas	2,384	1,642	905	1,139	1,172	934	582
63025 Utilities -Telephone	887	728	567	377	706	485	463

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

56505 Food	10,992	5,009	8,686	8,949	5,939	93,740
67005 Housekeeping	642	1,952	1,305	1,806	1,400	15,345
57505 Kitchen Supplies	1,231	1,647	1,514	1,887	1,277	14,627
58005 Assisted Living Supplies	184	167	82	203	175	2,187
59005 Laundry & Linen/Uniform	41	—	—	—	80	1,639
59010 Laun/Lin/Unif Kitchen	185	294	194	273	289	2,537
59015 Laund/Lin/Unif Housekeeping	103	—	—	—	—	244
59505 Activities-Asst Living	987	632	752	656	548	8,249
59510 Banquet Expense	300	300	300	300	(1,967)	1,333
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	14,665	10,001	12,833	14,074	7,740	139,902

60005 Office Supplies	1,336	810	950	748	861	9,923

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	57	69	—	199	120	534
61020 Repairs - Plumbing	361	1,753	198	777	2,338	7,254
61025 Repairs - Fire Systems	1,318	—	—	—	—	1,318
61030 Repairs-HVAC	4,056	—	—	—	—	5,556
61035 Repairs - Gen. Supplies	209	173	256	487	472	2,158
61040 Repairs - Equipment	200	—	36	1	2,573	7,020
61045 Repairs Other Interior	154	577	592	296	478	3,063
61055 Repairs - Other Exterior	45	18	158	26	82	769
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	6,400	2,590	1,240	1,786	6,063	27,672

61505 Contracts -Elevator	361	361	361	361	361	4,546
61510 Contracts - Floor Maint	—	—	—	—	—	—
61515 Contracts - Alarm/Fire	264	—	—	80	25	793
61520 Contracts-HVAC	404	82	82	427	161	3,380
61525 Contracts - Pest Controls	182	186	184	182	2	2,208
61535 Contracts - Other	44	260	194	263	624	2,238

Total Service Contracts	1,254	889	820	1,313	1,173	13,166

62005 Land Maintenance	600	300	435	435	340	4,328

Total Land Maintenance	600	300	435	435	340	4,328

62505 Rental/Lease - Cable	402	402	402	402	402	5,044
62510 Rental/Lease - Security	—	—	—	—	—	272
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental Lease - Equipment	474	303	256	255	452	3,150
62540 Rental/Lease - Auto	—	—	—	—	—	—
62555 Rental/Lease - Other	443	443	—	—	(532)	3,451

Total Rental and Leases	1,318	1,147	658	657	322	11,917

63010 Utilities - Electricity	6,440	5,791	5,533	5,597	1,641	54,905
63015 Utilities - Water	2,403	2,951	2,628	2,690	2,672	29,614
63020 Utilities - Gas	738	936	1,301	1,201	1,241	14,176
63025 Utilities - Telephone	482	463	440	468	501	6,566

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	R.I. of Burlingame
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

63030 Utilities-Trash	561	561	561	634	629	625	561

Total Utilities	10,431	7,224	8,255	7,957	9,401	10,629	9,382

63505 Marketing and Advertising	1,615	299	411	236	506	336	712
63510 Printed Materials	14	2,873	735	257	1,095	351	50
63515 Special Events	165	568	222	339	157	195	559
63520 Yellow Pages	638	2,348	1,016	1,198	1,466	1,111	1,238
63525 Newspaper and Magazine	—	127	64	357	841	127	242
63530 Advertising	—	—	—	—	—	—	—
64005 Referred Fees - Residents	—	—	—	—		950	1,328

Total Marketing and Advertising	2,431	6,215	2,448	2,386	4,066	3,070	4,128

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	27	—	—
65005 Gas	66	85	109	160	120	81	192
65010 Auto Service And Repair	654	—	—	—	2,265	—	—
65015 Other Automobile	74	—	—	—	—	—	—
65505 Travel & Lodging	21	667	1,598	759	1,012	267	18
66005 Mileage	204	424	51	93	132	38	100
66505 Meals & Entertainment	419	294	331	—	118	—	—
67005 License and Fingerprints	323	230	769	268	159	454	1,103
68005 Dues and Subscriptions	368	81	169	357	651	(171)	79
68505 Seminars and Training	944	20	194	24	100	—	245
69005 Employee Recruiting	—	—	—	—	179	646	815
69505 Other	99	16	853	389	25	190	879
69605 Discounts Lost	6	—	—	—	—	—	—
69610 Discounts Taken	(6)	—	—	—	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	3,172	1,817	4,074	2,049	4,787	1,505	3,431

Total Operating Expense	102,224	92,346	96,435	89,082	94,192	89,924	96,852

Gross Margin	23,663	18,826	19,515	31,010	35,128	42,606	33,341

Gross Margin Percent	19%	17%	17%	26%	27%	32%	26%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	4	—	—	—	—	—	5,082
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	4,349	4,349	4,349	4,349	4,349	4,349	4,461
72405 Insurance - Liability & Hazard	1,868	1,868	1,868	3,129	3,129	3,129	3,129

Total Other Fees	6,221	6,217	6,217	7,478	7,478	7,477	12,672

72505 Accounting	91	891	891	891	1,211	1,316	940
73005 Legal	656	446	784	530	400	486	426
73510 Donations & Contributions	—	—	—	—	—	—	500
74005 Consulting Fees	—	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	37	—	—	—
75005 Property Management Fees	6,294	5,532	5,797	6,005	6,466	6,626	6,510
75105 Partnership Admin Fees	—	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	—	0	—	—	—	—	347
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filling Fee	—	—	—	800	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	7,041	6,869	7,473	8,263	8,077	8,429	8,722

EBITDAR	10,402	5,540	5,825	15,270	19,573	26,700	11,947

EBITDAR Percent	8%	5%	5%	13%	15%	20%	9%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(266)	(273)	(262)	(126)	27	(142)	(125)
80505 Other Non-Operating Income	—	—	—	(32,000)	—	32,000	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(266)	(273)	(262)	(32,125)	27	31,858	(125)

83005 Interest Expense	20,990	20,990	20,929	20,990	20,898	20,928	20,918
83025 Int Exp MIP	929	929	929	929	1,339	1,339	1,339

Total Interest Expense	21,919	21,919	21,858	21,919	22,237	22,268	22,257

EBTDA	(11,252)	(16,106)	(15,771)	25,476	(2,692)	(27,426)	(10,185)

EBTDA Percent	-9%	-15%	-14%	21%	-2%	-21%	-8%
77505 Depreciation	5,321	5,582	5,627	5,638	5,871	5,786	5,801
78005 Amortization	219	219	219	220	219	219	219
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	5,540	5,800	5,846	5,858	6,090	6,005	6,020

Net Income (Loss)	(16,791)	(21,906)	(21,617)	19,618	(8,781)	(33,431)	(16,206)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

63030 Utilities-Trash	561	561	791	629	561	7,234

Total Utilities	10,624	10,700	10,693	10,585	6,616	112,495

63505 Marketing and Advertising	761	571	1,304	414	330	7,494
63510 Printed Materials	516	198	403	399	549	7,440
63515 Special Events	852	335	733	172	234	4,531
63520 Yellow Pages	(1,771)	1,349	665	581	571	10,409
63525 Newspaper and Magazine	164	64	533	390	78	2,986
63530 Advertising	—	—	—	—	—	—
64005 Referred Fees - Residents	1,445	1,535	—	—	623	5,880

Total Marketing and Advertising	1,968	4,051	3,637	1,956	2,384	38,740

60510 Delivery	—	—	—	—	—	—
64505 Computer/Peripherals/Software	—	—	—	—	164	191
65005 Gas	182	96	145	86	244	1,566
65010 Auto Service And Repair	—	—	—	317	15	3,25
65015 Other Automobile	—	—	3	—	—	76
65505 Travel & Lodging	2	—	—	—	2	4,345
66005 Mileage	24	164	46	46	46	1,366
66505 Meals & Entertainment	—	—	24	12	42	1,240
67005 Licence and Fingerprints	839	150	314	626	279	5,510
68005 Dues and Subscriptions	99	145	105	250	60	2,193
68505 Seminars and Training	255	245	—	—	70	2,096
69005 Employee Recruiting	175	100	632	359	—	2,907
69505 Other	488	446	131	33	(87)	3,462
69605 Discounts Lost	—	—	—	—	—	6
69610 Discounts Taken	—	—	—	—	—	(6)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	2,064	1,344	1,400	1,728	834	28,203

Total Operating Expense	97,144	106,858	94,462	97,606	89,698	1,146,822

Gross Margin	34,857	16,484	46,404	34,219	52,242	388,094

Gross Margin Percent	26%	13%	33%	26%	37%	25%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	—	—	—	206	—	5,292
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	4,461	4,461	4,371	4,371	4,371	52,589
72405 Insurance - Liability & Hazard	4,979	2,960	3,783	3,816	2,641	36,297

Total Other Fees	9,440	7,421	8,154	8,392	7,012	94,177

72505 Accounting	891	1,211	1,911	2,048	(2,171)	10,121
73005 Legal	350	475	423	429	392	5,798
73510 Donations & Contributions	(500)	—	—	—	—	—
74005 Consulting Fees	—	—	250	—	—	250
74015 Professional Fees - Other	—	510	(510)	—	—	37
75005 Property Management Fees	6,600	6,182	6,598	7,038	7,097	76,746
75105 Partnership Admin Fees	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	—	—	—	—	—	347
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	7,342	8,378	8,672	9,515	6,319	94,099

EBITDAR	18,076	685	29,579	16,311	39,911	199,819

EBITDAR Percent	14%	1%	21%	12%	28%	13%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Lease	—	—	—	—	—	—

80005 Interest Income	(141)	(154)	(134)	(152)	(155)	(1,903)
80505 Other Non-Operating Income	—	—	—	(214)	—	(214)
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(141)	(154)	(134)	(366)	(155)	(2,117)

83005 Interest Expense	20,907	20,806	20,977	20,907	20,832	251,072
83025 Int Exp MIP	1,339	1,339	1,339	1,339	1,339	14,432

Total Interest Expense	22,247	22,145	22,316	22,247	22,172	265,504

EBTDA	(4,030)	(21,306)	7,397	(5,570)	17,895	(63,568)

EBTDA Percent	-3%	-17%	5%	-4%	13%	-4%
77505 Depreciation	6,301	6,433	6,461	6,812	7,014	72,648
78005 Amortization	219	219	219	219	219	2,630
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	6,520	6,652	6,681	7,031	7,233	75,278

Net Income (Loss)	(10,550)	(27,958)	716	(12,600)	10,662	(138,846)

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	R.I. Of Burlingame
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

40005 Revenue-Rental	108,531	106,344	109,481	108,157	95,627	118,997
40010 Revenue-Rent Refunds/Proration	(575)	—	(517)	—	(1,471)	(500)

Total Rental Revenue	107,956	106,344	108,965	108,157	94,156	118,497

40110 Revenue-AL Level 1	3,405	2,754	5,035	4,600	4,000	5,100
40115 Revenue-AL Level 2	5,725	5,505	5,842	4,265	3,450	4,825
40120 Revenue-AL Level 3	(400)	317	2,125	1,938	387	—
40125 Revenue-AL Level 4	775	975	975	975	—	—
40130 Revenue-AL Level 5	1,175	1,175	1,175	1,175	1,175	1,175
40135 Revenue-AL Level 6	1,375	1,375	1,375	1,375	177	—
40140 Revenue-AL Level 7	—	—	25	—	—	—
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—

Total AL Services Revenue	12,055	12,101	16,552	14,328	9,190	11,100

40515 Revenue-Other	806	192	538	301	143	313
40525 Revenue-Processing/App Fees	—	—	1,000	2,200	1,250	750

Total Other Revenue	806	192	1,538	2,501	1,393	1,063

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—

Total Revenue	120,817	118,637	127,055	124,986	104,739	130,660

50005 Payroll Expense-Regular	36,192	32,886	37,039	36,624	40,853	35,697
50405 Payroll Expense-Overtime	2,460	4,004	3,069	2,233	2,314	2,163
50705 Payroll Expense-Doubletime	909	861	1,219	335	299	322
51005 Bonuses	1,818	2,766	3,180	2,859	1,228	2,366
51505 Vacation, Sick, Holiday	3,713	4,270	3,480	3,307	1,502	4,215
51805 Employee Recognition	—	134	80	—	—	—
52005 Payroll Taxes	5,501	4,536	4,542	3,967	4,038	3,055
52505 401K/401A	112	134	79	100	92	92
52805 Group Insurance	2,378	2,713	2,519	2,606	2,623	559
53005 Worker’s Comp Insurance	3,021	2,989	2,737	2,737	2,857	3,089

Total Payroll Expenses	56,104	55,294	57,944	54,789	55,807	51,559

53305 Outside Service - Medical	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	12
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	82	83	84	101	84	86
55005 Outside Service Other	65	—	32	—	132	33

Total Purchase Services	147	83	116	101	216	131

Total Payroll Related	56,251	55,377	58,060	54,890	56,023	51,689

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	111,699	114,397	112,090	114,696	108,775	108,556	1,317,350
40010 Revenue-Rent Refunds/Proration	(713)	1,058	(250)	(111)	(893)	—	(3,971)

Total Rental Revenue	110,986	115,455	111,840	114,585	107,882	108,556	1,313,378

40110 Revenue-AL Level 1	4,978	3,807	3,193	3,851	3,600	1,400	45,723
40115 Revenue-AL Level 2	4,475	4,675	4,075	4,100	4,125	4,125	55,187
40120 Revenue-AL Level 3	993	2,128	1,600	1,200	2,200	723	13,210
40125 Revenue-AL Level 4	—	—	1,625	3,000	2,000	3,000	13,325
40130 Revenue-AL Level 5	1,466	3,188	3,575	1,200	1,200	1,200	18,879
40135 Revenue-AL Level 6	—	—	425	1,400	1,400	1,400	10,302
40140 Revenue-AL Level 7	600	—	—	—	—	—	625
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—

Total AL Services Revenue	12,512	13,797	14,493	14,751	14,525	11,848	157,252

40515 Revenue-Other	435	525	1,325	525	863	450	6,416
40525 Revenue-Processing/App Fees	—	2,500	1,500	1,500	—	1,500	12,200

Total Other Revenue	435	3,025	2,825	2,025	863	1,950	18,616

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—	—

Total Revenue	123,933	132,277	129,158	131,361	123,269	122,354	1,489,245

50005 Payroll Expense-Regular	36,137	40,359	40,838	42,039	42,587	42,935	464,187
50405 Payroll Expense-Overtime	4,212	4,274	3,917	2,006	2,426	3,082	36,159
50705 Payroll Expense-Doubletime	810	—	159	—	114	498	5,526
51005 Bonuses	3,730	5,901	(380)	(6,363)	(5,314)	(5,912)	5,881
51505 Vacation, Sick, Holiday	3,115	4,038	2,831	3,122	3,257	4,222	41,073
51805 Employee Recognition	—	—	—	—	115	—	329
52005 Payroll Taxes	3,794	3,731	4,281	3,963	3,119	3,989	48,534
52505 401K/401A	70	65	68	56	66	107	1,040
52805 Group Insurance	2,186	2,627	3,134	256	3,740	2,292	27,635
53005 Worker’s Comp Insurance	2,854	3,058	3,476	2,628	2,628	3,232	35,307

Total Payroll Expenses	56,908	64,053	58,323	47,707	52,738	54,445	665,669

53305 Outside Service - Medical	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	2	14
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	86	86	86	235	217	258	1,489
55005 Outside Service Other	64	(9)	35	27	—	—	377

Total Purchase Services	150	77	121	262	217	260	1,880

Total Payroll Related	57,057	64,129	58,444	47,969	52,955	54,705	667,549

	JAN	FEB	MAR	APR	MAY	JUN

Total Payroll Related % Total Revenue	47%	47%	46%	44%	53%	40%
56505 Food	6,174	8,465	7,393	6,833	7,242	7,460
57005 Housekeeping	1,364	894	1,447	1,907	1,118	802
57505 Kitchen Supplies	530	727	604	1,003	754	629
58005 Assisted Living Supplies	98	259	221	291	43	302
59005 Laundry & Linen/Uniforms	461	283	309	259	767	516
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Living	941	40	743	573	545	276
59510 Banquet Expense	300	300	300	300	300	300
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	9,868	10,969	11,015	11,166	10,769	10,286

60005 Office Supplies	1,645	151	892	1,328	461	592

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	—	—	—	—
61020 Repairs - Plumbing	—	75	244	130	336	75
61025 Repairs - Fire Systems	91	(91)	—	—	—	—
61030 Repairs - HVAC	460	1,775	—	—	277	—
61035 Repairs - Gen. Supplies	874	347	266	428	298	290
61040 Repairs - Equipment	75	939	497	127	160	251
61045 Repairs - Other Interior	—	296	(139)	174	172	120
61055 Repairs - Other Exterior	—	—	166	—	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,500	3,341	1,034	859	1,244	736

61505 Contracts - Elevator	361	581	361	870	211	361
61510 Contracts - Floor Maint	590	—	—	—	—	—
61515 Contracts - Alarm/Fire	69	91	136	—	136	(136)
61520 Contracts-HVAC	460	—	—	—	—	—
61525 Contracts - Pest Control	151	327	151	176	176	175
61535 Contracts - Other	—	51	139	45	216	—

Total Service Contracts	1,630	1,049	786	1,091	739	399

62005 Land Maintenance	300	300	300	300	460	300

Total Land Maintenance	300	300	300	300	460	300

62505 Rental/Lease - Cable	365	365	365	365	365	365
62510 Rental/Lease - Security	340	204	204	—	204	204
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental Lease - Equipment	255	419	302	250	327	238
62540 Rental/Lease - Auto	—	—	—	—	—	—
62555 Rental/Lease - Other	353	533	443	443	443	443

Total Rental and Leases	1,312	1,521	1,313	1,057	1,339	1,249

63010 Utilities -Electricity	2,416	2,242	2,562	3,476	2,790	2,281
63015 Utilities -Water	2,001	1,925	1,842	1,955	2,162	2,002
63020 Utilities - Gas	2,902	5,105	4,125	1,145	1,562	932
63025 Utilities - Telephone	920	909	1,772	752	546	796

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

Total Payroll Related % Total Revenue	46%	48%	45%	37%	43%	45%	45%
56505 Food	7,361	7,005	8,979	8,765	7,740	7,205	90,621
57005 Housekeeping	1,023	796	2,054	1,119	1,545	1,902	15,969
57505 Kitchen Supplies	881	1,030	770	1,202	874	601	9,604
58005 Assisted Living Supplies	219	411	161	733	169	239	3,146
59005 Laundry & Linen/Uniforms	523	312	398	298	270	466	4,863
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Living	430	750	549	1,383	480	1,247	7,957
59510 Banquet Expense	300	300	300	300	336	(1,204)	2,131
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	10,736	10,603	13,211	13,800	11,412	10,457	134,291

60005 Office Supplies	1,557	1,100	789	1,022	465	828	10,831

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	—	—	—	—	—
61020 Repairs - Plumbing	774	268	21	278	(138)	75	2,138
61025 Repairs - Fire Systems	69	—	32	—	425	—	526
61030 Repairs - HVAC	240	986	—	—	—	579	4,317
61035 Repairs - Gen. Supplies	369	587	473	174	—	636	4,741
61040 Repairs - Equipment	—	18	6	398	223	284	2,979
61045 Repairs - Other Interior	425	3,128	282	852	1,592	(54)	6,847
61055 Repairs - Other Exterior	—	—	71	—	185	—	422
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	1,876	4,986	884	1,702	2,288	1,521	21,969

61505 Contracts - Elevator	361	361	361	361	361	878	5,424
61510 Contracts - Floor Maint	—	—	—	—	—	—	590
61515 Contracts - Alarm/Fire	232	170	—	—	—	69	767
61520 Contracts-HVAC	—	—	—	—	—	—	460
61525 Contracts - Pest Control	177	176	176	176	176	(51)	1,983
61535 Contracts - Other	70	316	110	633	488	60	2,128

Total Service Contracts	839	1,022	646	1,169	1,024	956	11,352

62005 Land Maintenance	300	300	300	(900)	—	—	1,960

Total Land Maintenance	300	300	300	(900)	—	—	1,960

62505 Rental/Lease - Cable	365	437	520	513	631	401	5,056
62510 Rental/Lease - Security	1,115	204	171	—	—	—	2,646
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental Lease - Equipment	288	388	646	300	224	269	3,905
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	443	—	562	443	1,007	1,158	6,267

Total Rental and Leases	2,211	1,029	1,899	1,255	1,861	1,828	17,874

63010 Utilities -Electricity	9,076	5,475	5,618	5,181	5,149	2,450	48,716
63015 Utilities -Water	2,650	2,275	3,063	2,590	1,972	2,393	26,829
63020 Utilities - Gas	683	1,299	604	507	431	1,761	21,057
63025 Utilities - Telephone	774	639	1,015	810	920	887	10,740

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	R.I. of Burlingame
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

63030 Utilities - Trash	639	612	561	561	616	561

Total Utilities	8,878	10,793	10,862	7,888	7,676	6,572

63505 Marketing and Advertising	723	448	429	469	1,400	1,001
63510 Printed Materials	60	(45)	15	—	1,896	141
63515 Special Events	6	117	411	208	392	63
63520 Yellow Pages	786	786	786	100	786	(0)
63525 Newspaper and Magazine	85	125	165	153	32	347
63530 Advertising	—	—	—	180	—	—
64005 Referral Fees - Residents	—	875	—	—	835	925

Total Marketing and Advertising	1,660	2,306	1,806	1,110	5,341	2,477

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	93	—	50	100	45	136
65010 Auto Service And Repair	—	337	—	—	—	—
65015 Other Automobile	—	—	—	—	—	126
65505 Travel & Lodging	30	615	764	—	178	(178)
66005 Mileage	34	—	117	—	58	—
66505 Meals & Entertainment	111	268	95	90	—	84
67005 Licence and Fingerprints	491	312	701	396	444	663
68005 Dues and Subscriptions	21	73	—	263	285	210
68505 Seminars and Training	603	167	722	114	154	98
69005 Employee Recruiting	—	636	22	(275)	—	—
69505 Other	39	126	48	59	342	481
69605 Discounts Lost	16	12	23	45	48	33
69610 Discounts Taken	(67)	(30)	(46)	(81)	(72)	(52)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	1,370	2,515	2,497	711	1,482	1,601

Total Operating Expense	84,415	88,322	88,565	80,399	85,532	75,902

Gross Margin	36,402	30,315	38,489	44,587	19,206	54,758

Gross Margin Percent	30%	26%	30%	36%	18%	42%
69705 Casualty Loss	—	—	—	—	—	—
69605 Bad Debt Expense	57	528	(436)	5,758	(10,519)	36
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	4,362	4,362	4,362	4,362	4,189	607
72405 Insurance-Liability & Hazard	1,107	1,107	1,106	1,868	1,868	1,790

Total Other Fees	5,526	5,997	5,032	11,988	(4,462)	2,433

72505 Accounting	596	320	458	458	486	486
73005 Legal	395	997	5,772	(4,574)	471	530
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—
75005 Property Management Fees	6,070	5,903	6,353	6,249	5,237	6,533
75105 Partnership Admin Fees	—	—	—	1,763	(552)	(1,211)
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filling Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	7,060	7,220	12,740	3,896	5,642	6,338

EBITDAR	23,815	17,097	20,717	28,702	18,026	45,987

EBITDAR Percent	20%	14%	16%	23%	17%	35%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	—	(15)	(15)	(210)	(200)	(219)
80505 Other Non-Operating Income	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	18,529	—	—	—

Total Non-Operating Income/Expense	—	(15)	18,514	(210)	(200)	(219)

83005 Interest Expense	24,025	24,000	23,976	—	41,507	21,049
83025 Int Exp MIP	—	—	1,352	1,352	1,352	1,352

Total Interest Expense	24,025	24,000	25,328	1,352	42,858	22,401

EBTDA	(209)	(6,889)	(23,125)	27,560	(24,631)	23,805

EBTDA Percent	0%	-6%	-18%	22%	-24%	18%
77505 Depreciation	8,684	8,684	4,918	4,918	4,918	4,931
78005 Amortization	6,176	6,176	6,337	158	206	206
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	14,860	14,860	11,256	5,077	5,124	5,136

Net Income (Loss)	(15,069)	(21,749)	(34,381)	22,484	(29,755)	18,668

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

63030 Utilities - Trash	733	886	561	620	561	561	7,470

Total Utilities	13,915	10,574	10,861	9,708	9,033	8,052	114,812

63505 Marketing and Advertising	185	263	275	436	202	208	6,040
63510 Printed Materials	638	351	346	66	360	677	4,506
63515 Special Events	131	585	395	743	553	1,473	5,077
63520 Yellow Pages	375	375	375	375	(1,743)	2,413	5,412
63525 Newspaper and Magazine	96	200	—	64	314	615	2,193
63530 Advertising	—	—	—	63	32	27	302
64005 Referral Fees - Residents	925	2,030	—	—	—	—	5,589

Total Marketing and Advertising	2,349	3,803	1,390	1,747	(282)	5,412	29,118

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	—	132	145	156	50	197	1,102
65010 Auto Service And Repair	506	609	—	—	—	—	1,452
65015 Other Automobile	20	—	46	—	—	4	196
65505 Travel & Lodging	178	0	(178)	175	196	2	1,782
66005 Mileage	99	—	—	356	101	130	895
66505 Meals & Entertainment	215	382	230	596	140	458	2,669
67005 Licence and Fingerprints	253	763	68	404	314	63	4,869
68005 Dues and Subscriptions	76	111	211	12	12	211	1,485
68505 Seminars and Training	345	—	982	223	—	257	3,665
69005 Employee Recruiting	—	—	—	—	1,402	(733)	1,052
69505 Other	311	155	1,050	1,624	83	181	4,497
69605 Discounts Lost	16	5	—	—	—	—	196
69610 Discounts Taken	(16)	(5)	—	—	—	—	(370)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	2,002	2,151	2,553	3,544	2,298	767	23,492

Total Operating Expense	92,843	99,698	90,976	81,016	81,054	84,527	1,033,249

Gross Margin	31,090	32,579	38,182	50,345	42,215	37,827	455,996

Gross Margin Percent	25%	25%	30%	38%	34%	31%	31%
69705 Casualty Loss	—	—	—	—	—	—	—
69605 Bad Debt Expense	(53)	(29)	—	54	(53)	—	(4,657)
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	7,502	4,295	4,295	4,295	4,295	4,621	51,546
72405 Insurance-Liability & Hazard	1,766	1,970	1,868	2,003	1,868	1,868	20,187

Total Other Fees	9,215	6,235	6,162	6,351	6,109	6,488	67,076

72505 Accounting	549	549	549	1,049	3,249	2,984	11,735
73005 Legal	451	643	389	483	378	548	6,484
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	750	(250)	—	—	657
74015 Professional Fees - Other	28	—	—	—	—	—	28
75005 Property Management Fees	6,197	6,614	6,458	6,568	6,163	6,121	74,466
75105 Partnership Admin Fees	—	—	—	—	—	—	(0)
75510 Other Penalties/Fin. Fee	—	—	—	—	55	—	55
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filling Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	7,225	7,806	8,146	7,850	9,845	9,654	93,425

EBITDAR	14,650	18,538	23,874	36,143	26,261	21,684	295,495

EBITDAR Percent	12%	14%	18%	28%	21%	18%	20%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(227)	(227)	(266)	(218)	(258)	(274)	(2,128)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	18,529

Total Non-Operating Income/Expense	(227)	(227)	(266)	(218)	(258)	(274)	16,400

83005 Interest Expense	21,040	21,030	21,020	21,010	21,000	20,990	260,646
83025 Int Exp MIP	1,352	2,364	1,352	1,858	1,858	1,858	16,049

Total Interest Expense	22,391	23,394	22,372	22,868	22,858	22,848	276,695

EBTDA	(7,514)	(4,629)	1,768	13,493	3,661	(889)	2,400

EBTDA Percent	-6%	-3%	1%	10%	3%	-1%	0%
77505 Depreciation	4,957	5,018	5,043	5,230	5,279	5,298	67,877
78005 Amortization	206	206	229	219	219	219	20,556
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	5,163	5,223	5,272	5,449	5,497	5,516	88,433

Net Income (Loss)	(12,676)	(9,852)	(3,504)	8,044	(1,837)	(6,406)	(86,033)

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	R.I. Burlingame
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	110,351	103,032	104,987	102,066	107,069	100,634	101,197	91,852	90,798	90,919	113,624	100,607	1,217,135
40010 revenue-Rent Refunds/Proration	—	—	—	—	—	(1,187)	—	(1,058)	(3,674)	—	—	(128)	(6,047)

Total Rental Revenue	110,351	103,032	104,987	102,066	107,069	99,447	101,197	90,793	87,124	90,919	113,624	100,479	1,211,089

40110 Revenue-AL Level 1	3,775	4,029	5,372	5,203	5,360	5,743	4,668	4,300	3,375	3,707	3,775	3,967	53,283
40115 Revenue-AL Level 2	4,625	2,456	2,857	3,450	4,567	3,812	5,325	5,127	4,061	4,025	4,025	5,525	49,874
40120 Revenue-AL Level 3	2,700	2,925	4,512	2,325	1,033	1,550	1,550	775	1,323	3,100	1,550	2,932	26,276
40125 Revenue-AL Level 4	2,925	2,873	3,040	2,525	2,925	2,925	2,925	1,950	1,950	1,950	1,950	1,950	28,913
40130 Revenue-AL Level 5	1,175	4,214	4,725	3,525	3,760	3,582	3,525	1,175	1,175	1,175	1,175	2,350	31,556
40135 Revenue-AL Level 6	—	—	—	1,117	309	—	—	—	—	—	—	—	1,426
40140 Revenue-AL Level 7	—	—	—	—	—	—	400	—	—	—	—	200	600
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—	—	—	—	—	—	—

Total AL Services Revenue	15,200	16,497	20,524	18,145	17,955	17,612	17,418	13,327	11,884	13,957	12,475	16,933	191,927

40515 Revenue-Other	325	945	702	701	676	644	557	662	730	513	—	192	6,647
40525 Revenue-Processing/App Fees	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Other Revenue	325	945	702	701	676	644	557	662	730	513	—	192	6,647

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	(560)	(4,550)	(479)	—	—	(25)	—	—	—	—	—	(5,614)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Concessions	—	(560)	(4,550)	(479)	—	—	(25)	—	—	—	—	—	(5,614)

Total Revenue	125,876	119,915	121,662	120,433	125,700	117,703	119,147	104,783	99,738	105,389	126,099	117,604	1,404,049

50005 Payroll Expense-Regular	34,915	32,457	40,602	39,269	34,502	29,532	31,241	33,067	34,188	39,072	39,037	35,768	423,651
50405 Payroll Expense-Overtime	6,152	3,337	1,933	2,734	3,121	4,060	5,160	4,146	2,254	1,766	2,284	3,586	40,533
50705 Payroll Expense-Doubletime	972	307	223	539	510	687	622	1,784	578	519	1,038	856	8,634
51005 Bonuses	1,652	800	714	731	984	1,221	1,107	1,025	1,772	50	2,350	1,700	14,106
51505 Vacation, Sick, Holiday	5,836	3,016	1,503	3,573	3,171	2,072	1,301	2,269	9,148	3,291	2,563	2,074	39,816
51805 Employee Recognition	—	—	—	—	—	—	—	—	—	—	—	—	—
52005 Payroll Taxes	5,912	3,958	4,546	4,453	3,752	3,160	3,598	2,158	2,909	3,487	4,037	3,784	45,754
52505 401K/401A	70	70	63	75	68	90	84	88	103	96	158	202	1,168
52805 Group Insurance	2,091	1,796	3,048	2,402	2,937	2,709	2,810	731	4,073	3,050	3,710	2,331	31,688
53005 Worker’s Comp Insurance	1,436	1,436	1,774	2,936	2,736	2,672	2,751	2,729	2,607	2,759	3,254	3,021	30,113

Total Payroll Expenses	59,037	47,176	54,406	56,712	51,783	46,201	48,675	47,996	57,632	54,090	58,432	53,323	635,463

53305 Outside Service-Medical	—	—	534	(222)	—	—	—	—	—	—	—	—	312
53506 Temporary Services	—	703	843	(250)	1,474	3,763	3,763	—	—	—	—	—	10,294
53510 Temporary Services-AL	—	—	—	—	—	—	—	—	—	—	—	—	—
54005 Payroll Service	—	366	187	94	94	93	88	79	86	94	94	86	1,362
55005 Outside Service Other	—	14	781	(528)	—	—	—	122	—	—	—	33	422

Total Purchase Services	—	1,084	2,344	(906)	1,568	3,855	3,851	201	86	94	94	119	12,391

Total Payroll Related	59,037	48,260	56,751	55,806	53,351	50,057	52,526	48,197	57,718	54,184	58,526	53,442	647,854

Total Payroll Related % Total Revenue	47%	40%	47%	46%	42%	43%	44%	46%	58%	51%	46%	45%	46%

[Table continued from previous page]

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

56505 Food	12,938	4,546	5,577	8,116	8,121	7,100	7,336	8,045	6,862	6,164	7,152	6,777	88,734
57005 Housekeeping	—	1,995	1,644	771	546	528	546	1,251	494	297	1,669	662	10,401
57505 Kitchen Supplies	1,202	238	140	1,181	536	519	536	733	626	288	787	617	7,403
58005 Assisted Living Supplies	—	667	410	314	214	191	83	135	82	150	274	244	2,763
59005 Laundry & Linen/Uniforms	—	891	398	278	118	171	157	823	246	314	270	276	3,942
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—	—	—	—	—	—	—
59015 Luand/Lin/Unif Housekeeping	—	—	—	—	—	—	—	—	—	—	—	—	—
59505 Activities-Asst Living	—	751	741	377	79	1,672	1,395	(156)	161	300	663	858	6,841
59510 Banquet Expense	(279)	300	300	—	5,436	—	—	300	300	300	300	(818)	6,139
59555 NMS-Foodservices	—	—	—	14,037	(4,589)	5,664	2,880	—	—	—	5,727	—	23,719
59560 NMS-Housekeeping	—	—	—	2,043	3,917	1,371	1,748	—	—	—	(1,017)	—	8,062

Total Variable Expense	13,861	9,389	9,210	27,118	14,379	17,217	14,680	11,130	8,770	7,812	15,823	8,615	158,003

60005 Office Supplies	903	3,269	1,310	725	825	430	759	632	603	588	1,724	1,677	13,444

61005 Repairs and Maint-Building	—	—	—	—	—	—	—	—	—	—	—	—	—
61010 Repairs-Phone System	—	—	—	—	—	—	—	—	—	—	—	—	—
61015 Repairs-Electrical	—	797	250	399	261	1,058	350	529	—	660	283	—	4,585
61020 Repairs-Plumbing	—	—	2,207	983	964	338	1,407	—	—	253	—	140	6,292
61025 Repairs-Fire Systems	—	87	—	1,275	1,016	—	—	—	—	—	—	—	2,378
61030 Repairs-HVAC	—	4,076	138	—	675	—	797	—	—	—	154	2,774	8,614
61035 Repairs-Gen. Supplies	380	854	1,225	144	680	264	235	909	597	449	910	360	7,007
61040 Repairs-Equipment	—	—	1,358	418	—	326	235	1,105	344	388	(388)	885	4,672
61045 Repairs-Other Interior	377	667	670	1,241	679	254	35	473	118	—	401	—	4,914
61055 Repairs-Other Exterior	—	—	221	—	—	—	—	—	—	—	25	—	246
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Repair & Maintenance	756	6,481	6,069	4,459	4,275	2,240	3,059	3,016	1,059	1,749	1,385	4,159	38,707

61505 Contracts-Elevator	361	110	831	—	721	361	361	361	361	361	361	361	4,546
61510 Contracts-Floor Maint	156	156	312	254	—	156	—	264	—	—	—	—	1,297
61515 Contracts-Alarm/Fire	182	—	—	69	(44)	221	225	—	—	69	69	958	1,749
61520 Contracts-HVAC	—	—	235	—	—	—	388	235	—	—	388	—	1,247
61525 Contracts-Pest Control	—	126	151	176	176	176	176	176	176	176	—	151	1,658
61535 Contracts-Other	135	278	176	473	45	64	45	—	45	356	—	45	1,663

Total Service Contracts	833	670	1,704	971	898	977	1,195	1,036	581	962	818	1,514	12,159

62005 Land Maintenance	300	565	300	300	300	300	300	300	300	300	300	300	3,865

Total Land Maintenance	300	565	300	300	300	300	300	300	300	300	300	300	3,865

62505 Rental/Lease-Cable	5	370	370	365	730	365	365	365	365	365	365	365	4,393
62510 Rental/Lease-Security	—	272	—	748	408	204	340	204	204	340	204	—	2,924
62525 Rental/Lease-Furniture	—	—	—	—	—	—	—	—	—	—	—	—	—
62535 Rental/Lease-Equipment	219	213	185	286	416	277	275	364	385	274	362	396	3,652
62540 Rental/Lease-Auto	—	—	—	—	—	—	—	—	—	—	—	—	—
62555 Rental/Lease-Other	—	842	613	404	324	908	884	487	487	313	443	642	6,344

Total Rental and Leases	224	1,696	1,167	1,803	1,878	1,754	1,864	1,419	1,440	1,292	1,373	1,403	17,313

63010 Utilities-Electricity	2,666	2,362	2,525	2,525	2,525	2,525	2,525	3,117	6,863	3,503	3,513	1,552	36,200
63015 Utilities-Water	2,104	1,816	1,561	1,739	2,159	1,865	2,304	2,064	2,015	2,071	2,365	2,210	24,273
63020 Utilities-Gas	2,112	1,406	1,593	920	(1,358)	887	875	719	1,170	828	1,689	3,145	13,987
63025 Utilities-Telephone	586	259	599	705	371	516	373	441	1,004	931	850	806	7,440

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	R.I. BURLINGAME
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable
	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

63030 Utilities — Trash	43	1,115	627	658	561	665	561	561	561	561	567	561	7,039

Total Utilities	7,510	6,958	6,905	6,547	4,257	6,458	6,638	6,901	11,614	7,894	8,984	8,274	88,939

63505 Marketing and Advertising	1,303	2,260	1,169	1,555	6,584	3,334	2,383	4,876	1,718	1,520	677	2,201	29,581
63510 Printed Materials	200	355	3,922	328	246	11	122	—	85	303	169	28	5,769
63515 Special Events	377	1,166	413	441	254	262	209	149	133	95	89	269	3,857
63520 Yellow Pages	—	—	—	—	—	—	—	—	3,571	—	—	—	3,571
63525 Newspaper and Magazine	—	—	—	—	—	—	—	—	449	242	32	226	948
63530 Advertising	—	—	—	—	—	—	—	—	—	—	—	—	—
64005 Referral Fees — Residents	—	—	—	778	—	—	—	—	—	1,861	—	—	2,639

Total Marketing and Advertising	1,880	3,781	5,503	3,102	7,084	3,606	2,715	5,025	5,956	4,021	967	2,724	46,365

60510 Delivery	—	—	—	—	—	—	—	—	—	—	—	—	—
64505 Computers/Peripherals/ Software	—	—	—	—	—	—	—	—	—	—	—	—	—
65005 Gas	39	41	78	155	100	226	100	156	121	591	143	100	1,852
65010 Auto Service And Repair	—	1,247	—	—	234	—	—	615	—	—	—	—	2,096
65015 Other Automobile	—	—	—	—	—	—	—	—	—	—	—	—	—
65505 Travel & Lodging	117	—	395	605	—	—	—	193	15	292	454	—	2,070
66005 Mileage	(38)	467	—	122	76	127	—	388	1	—	90	—	1,233
66505 Meals & Entertainment	—	121	—	28	66	—	47	—	40	27	115	90	533
67005 License and Fingerprints	121	1,548	63	428	75	405	605	197	787	95	258	87	4,667
68005 Dues and Subscriptions	175	25	713	34	110	473	427	188	—	222	—	—	2,367
68505 Seminars and Training	35	426	73	—	—	84	—	206	—	455	30	—	1,308
69005 Employee Recruiting	—	361	—	—	—	—	—	—	—	—	—	—	361
69505 Other	—	—	80	21	44	62	477	78	6	36	215	661	1,682
69605 Discounts Lost	—	—	—	—	—	—	—	—	—	—	—	—	—
69610 Discounts Taken	(16)	(16)	(20)	(6)	(3)	—	(17)	(3)	(6)	(11)	(13)	(3)	(114)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	432	4,220	1,381	1,387	703	1,378	1,638	2,018	964	1,707	1,292	935	18,055

Total Operating Expense	85,735	85,288	90,301	102,217	87,949	84,416	85,374	79,673	89,007	80,510	91,193	83,042	1,044,705

Gross Margin	40,141	34,626	31,361	18,216	37,751	33,288	33,773	25,109	10,731	24,879	34,906	34,562	359,345

Gross Margin Percent	32%	29%	26%	15%	30%	28%	28%	24%	11%	24%	28%	29%	26%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(374)	(775)	(1,775)	115	(485)	207	1,072	—	—	—	—	445	(1,570)
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	4,644	5,118	4,584	4,099	(78)	3,674	4,099	4,099	4,082	4,257	7,821	7,821	54,221
72405 Insurance-Liability & Hazard	855	855	852	1,099	1,099	1,107	1,107	1,107	1,107	1,107	1,107	1,107	12,507
72410 Mortgage Insurance Premium	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Other Fees	5,125	5,198	3,661	5,313	536	4,987	6,278	5,206	5,189	5,364	8,928	9,373	65,158

[Table continues on next page]

[Table continues from previous page]

OLAPTable
	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

72505 Accounting	417	417	417	417	417	346	346	346	472	346	346	1,664	5,949
73005 Legal	1,577	1,624	864	1,775	1,514	1,441	2,402	5,670	1,960	2,719	1,640	819	24,004
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	278	—	—	—	—	—	—	—	—	—	—	278
74015 Professional Fees — Other	—	—	—	—	—	—	—	—	—	—	—	—	—
75005 Property Management Fees	6,099	5,996	6,278	6,022	6,285	5,885	5,957	5,239	4,987	5,168	6,621	5,665	70,202
75105 Partnership Admin Fees	—	—	—	—	—	—	—	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	250	—	—	—	—	—	—	250
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	8,092	8,314	7,559	8,213	8,215	7,922	8,705	11,255	7,419	8,233	8,608	8,148	100,683

EBITDAR	26,924	21,114	20,141	4,690	29,000	20,378	18,790	8,649	(1,877)	11,282	11,370	17,041	193,503

EBITDAR Percent	21%	18%	17%	4%	23%	17%	16%	8%	-2%	11%	14%	14%	14%
77005 Operating Lease	—	—	—	—	—	—	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—	—	—	—	—	—

80005 Interest Income	—	—	—	—	—	—	(71)	—	(17)	(7)	(9)	(11)	(114)
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—	—	—	—	—
87010 Extraordinary Items	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	—	—	—	—	—	(71)	—	(17)	(7)	(9)	(11)	(114)

83005 Interest Expense	24,343	24,321	24,299	24,171	24,211	24,189	12,356	24,143	24,119	24,096	24,072	24,049	278,368
83025 Int Exp MIP	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Interest Expense	24,343	24,321	24,299	24,171	24,211	24,189	12,356	24,143	24,119	24,096	24,072	24,049	278,368

EBTDA	2,581	(3,207)	(4,157)	(19,481)	4,788	(3,810)	6,505	(15,494)	(25,979)	(12,807)	(6,693)	(6,997)	(84,751)

EBTDA Percent	2%	-3%	-3%	-16%	4%	-3%	5%	-15%	-26%	-12%	-5%	-6%	-6%
77505 Depreciation	7,959	8,105	8,172	8,218	8,218	8,428	8,318	8,338	8,338	8,489	8,489	11,062	102,132
78005 Amortization	6,419	6,176	6,284	6,069	6,176	6,176	6,176	6,176	6,176	6,176	6,176	6,176	74,357
78015 Amortization — Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	14,378	14,281	14,456	14,287	14,394	14,604	14,494	14,514	14,514	14,665	14,665	17,238	176,489

Net Income (Loss)	(11,797)	(17,488)	(18,614)	(33,767)	(9,606)	(18,414)	(7,989)	(30,008)	(40,493)	(27,472)	(21,358)	(24,235)	(261,240)

ADDENDA

ADDENDUM F: Comparable Land Sale Data Sheets

Land Comparable 1

NWC El Camino and Chadbourne

Property Subtype: Vacant building site

Millbrae, CA 94030 County: San Mateo

Zoning: HDR	Parcels and/or Legal:
024-333-10

POTENTIAL LAND USES

Potential Land Uses:

Apartment:	Yes		Utilities Available:
All to site

Proposed Use
Hold for investment

Sold As Land Value: Yes

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	4/2/2001

Sale Price

Reported:	4,000,000
Cash Equivalent:	4,000,000
0
Adjusted:	4,000,000
$ Per Sq Ft:	$54.02

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	74,052.00	1.70
Net Usable Area:	74,052.00	1.70

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference:     043589
Grantor:       Mandalay Holdings

Grantee:      Millbrae of Chadbourne Associates

Verification Contact:
     Public records

REMARKS

Sale of a site in Millbrae. Site is zoned for high density residential. Was a parking lot at time of sale. Sale Price was reportedly negotiated in 1999.

Land Comparable 2

Property Name: Multi Family Apartment Site	800 E 3rd Ave

San Mateo, CA 94401
749-A/1	County: San Mateo

Zoning: CLC2, San Mateo	Parcels and/or Legal:
033-162-160

POTENTIAL LAND USES

Potential Land Uses:

Apartment:	Yes	Industrial:	No		Utilities Available:

Free Standing Retail:	No	Office:	No

Golf:	No	Shopping Center:	No
Proposed Use
Health Care:	No	Single Family:	No
part of assemblage to build 20
Hospitality:	No	Special Purpose:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	1/2001

Sale Price

Reported:	4,625,000
Cash Equivalent:	4,625,000
0
Adjusted:	4,625,000
$ Per Sq Ft:	$119.30

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	38,768.00	0.89
Net Usable Area:	38,768.00	0.89

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference:      005022
Grantor:      800 East 3rd Avenue Associates (LLC)

Grantee:      Campbell Development Property Assoc (LLC)

Verification Contact:
      Public records

REMARKS

Land Comparable 3

Property Name: Apartment Project Site (Por)	728 E 3rd Ave

749-A/1	San Mateo, CA 94401
County: San Mateo

Zoning: C10C21, San Mateo	Parcels and/or Legal:
033-164-020,040,060,070; ; 03

POTENTIAL LAND USES

Potential Land Uses:

Apartment:	Yes	Industrial:	No		Utilities Available:

Free Standing Retail:	No	Office:	No

Golf:	No	Shopping Center:	No
Proposed Use
Health Care:	No	Single Family:	No
Use Multi Family — Units
Hospitality:	No	Special Purpose:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	12/2000

Sale Price

Reported:	5,000,000
Cash Equivalent:	5,000,000
0
Adjusted:	5,000,000
$ Per SqFt:	$72.03

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	69,417.00	1.59
Net Usable Area:	69,417.00	1.59

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference:      162039
Grantor:      Kera Properties (G.P.)

Grantee:      Cupertino City Land Center (LP)

Verification Contact:
     Public Records

REMARKS

Land Comparable 4

3446 Rolison Rd

Redwood City, CA 94063
770-F/6		County: San Mateo

Zoning:	R3, Redwood City	Parcels and/or Legal:
055-041-210 thru 270

POTENTIAL LAND USES

Potential Land Uses:

Apartment:	Yes	Industrial:	No		Utilities Available:

Free Standing Retail:	No	Office:	No

Golf:	No	Shopping Center:	No
Proposed Use
Health Care:	No	Single Family:	No
36 Townhome construction
Hospitality:	No	Special Purpose:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	5/2000

Sale Price

Reported:	2,284,500
Cash Equivalent:	2,284,500
0
Adjusted:	2,284,500
$ Per SqFt:	$32.64

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	70,001.00	1.61
Net Usable Area:	70,001.00	1.61

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference:     063539
Grantor:     Redevelopment Agency Redwood City

Grantee:     Peninsula Habitat for Humanity Inc

Verification Contact:
     Public Records

REMARKS

Buyer is allowed to construct development under the following density guidelines: Three units are allowed for the first 10,000 SF of land area. The next 60,000 SF of land area allow 2 units per 10,000 SF, or 30 additional units. In addition, buyer was granted a 25% density bonus for low and moderate income housing development. Buyer reported the sale price shown represents the sum of costs incurred by the seller in the redevelopment process, including acquisition, remediation, and relocation.

ADDENDA

ADDENDUM G: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666
Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000
Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354
Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000
Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200

Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
   Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000
Adj. Sale Price:	$8,800,000
$Per SqFt:	$142.68
$ Per Unit:	$98,876
$Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000

Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93

Subsidized:	No

Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
   Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 — 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600
Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900
Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000
Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601

Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
    Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 4

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261
Cap Rate	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000
Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842

Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
   Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stabilized operation. Buyer is an experienced operator.

Improved Comparable 5

Property Name: Manor at Lakeside Property Type: Senior Housing Property Subtype: Independent Living	855 Brinkby Avenue Reno NV 89509 County: Washoe Parcels and/or Legal: 019-380-09

IMPROVEMENTS

Est. Gross Building Area:	56,411
Est. Net Building Area:	56,411
Exterior Walls:	Wood siding
Year Built:	1981
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	08/15/2001

Sale Price

Reported Price:	$3,200,000
Cash Equivalent:	$3,200,000
Adj. Sale Price:	$3,200,000
$ Per SqFt:	$56.73
$ Per Unit:	$35,165
$Per Eff Bed:	$35,165
Cap Rate:	11.56%
EGIM:	2.67

OCCUPANCY

Occupancy at Sale:	90.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Effective Gross	$1,200,000
Operating Expenses:	$830,000	0.69%
Net Operating Income:	$370,000
SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	57,064	1.31
Net Usable Area:	57,064	1.31
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	0
Number of IL Units:	91
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	91
Average Unit Size:	620
No. of Effective Beds:	91

Subsidized:	No

VERIFICATION

Recording Reference: 2596536
Grantor: WMFMT Real Estate LP (Archon)
Grantee: Quilted Care Reno LLC
Verification Contact:
   Seller’s broker

REMARKS

Sale of a independent living facility located in Reno. Improvements are of average quality construction. Income and expense information based on buyer’s proforma.

Improved Comparable 6

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328
Year Built:	1997
Quality:	Poor
Condition:	Good
Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000
Adj. Sale Price:	$5,000,000
$Per SqFt:	$112.80
$ Per Unit:	$83,333
Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000
Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06
Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60
Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

ADDENDA

ADDENDUM H: Qualifications of the Appraisers

PROFESSIONAL QUALIFICATIONS

Mark E. Bryant
Managing Director, Senior Housing/Healthcare Industry Group

Mr. Bryant has been involved in the real estate appraisal industry since 1980. Was employed from 1980 to 1986 by Western Appraisals & Survey in Lewiston, Idaho.

Mr. Bryant joined Cushman & Wakefield, Inc. in 1986 in the Valuation Advisory Services Group in Portland, Oregon. Mr. Bryant was named an Associate Director in 1990, given Directorship in 1995 and was named a Managing Director in 2002.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, single- and multi-family residential properties, motels, senior housing, aviation properties, ad valorem mass appraisals, and other investment properties throughout the United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Has been qualified as an expert witness in bankruptcy litigation in the State of Oregon.

From 1980 to 1985, Mr. Bryant was general real estate appraiser focusing on all property types, including residential, commercial, agriculture and special use properties throughout the country. Western Appraisal also conducted mass appraisals for various assessor offices and Mr. Bryant assisted in ad valorem valuation and board hearings for several county assessor offices.

From 1991 through 1998, Mr. Bryant’s primary focus was on the valuation and consultation on multi-family housing properties, with a special focus on affordable housing properties. He was a senior appraiser for the company’s Affordable Housing Group. Mr. Bryant has personally appraised and/or consulted on in excess of 200 affordable housing properties nationwide.

From 1998 to 2001, Mr. Bryant was a senior appraiser in the Senior Housing/Healthcare Industry Group and prepared appraisals, market surveys and feasibility studies on all facets of senior housing and healthcare properties for corporate and institutional clients. Mr. Bryant has personally appraised and consulted on in excess of 400 senior housing and healthcare facilities nationwide.

Mr. Bryant was named National Co-Director of the Senior Housing/Healthcare Industry Group in 2001. As National Co-Director, his responsibilities include coordination of the firm’s national Senior Housing/Healthcare Industry Group consisting of appraisers who specialize in the valuation of independent living retirement communities, assisted living facilities, continuing care retirement facilities, skilled, intermediate and subacute care nursing homes, hospitals and other healthcare oriented property types.

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS	Mark E. Bryant

Mr. Bryant is also a commercial pilot and doubled as a corporate pilot during his employment in 1980 to 1986 with Western Appraisals and Surveys. Mr. Bryant has appraised numerous aviation properties, including general aviation and corporate hangars, air cargo facilities, terminals, etc. and continues to provide valuation and consultation services nationwide on aviation real estate.

Education

University of Idaho, Moscow, Idaho, Graduated 1981
Degree: Bachelor of Science, Geography

Appraisal Education

Required curriculum for Membership, Appraisal Institute. Has completed continuing education courses and seminars sponsored by the Appraisal Institute and other real estate factions on an annual basis to maintain state licensing requirements.

Memberships and Professional Affiliations

•	Associated Member, Appraisal Institute

Licenses

•	State of Oregon — Certified General Appraiser — license No. C000186

•	State of Montana — Certified General Appraiser — License No. 281

•	State of Washington — Certified General Appraiser — License No.

•	State of Idaho — Certified General Appraiser — license No. E442OK

•	State of Utah — Certified General Appraiser — License No. CG00043062

•	State of California — Certified General Appraiser — License No. AG027192

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS

John M. Vissotzky
Managing Director, Valuation Services, Advisory Group.

Mr. Vissotzky entered the real estate business in 1979. Employed from 1979 to 1982 as a real estate appraiser by T. J. Meenach Company in Spokane, Washington. Owner of Vissotzky Appraisal Services, Spokane, Washington from 1982 to 1983. Employed from 1983 to 1986 as a real estate appraiser by Western Appraisals in Lewiston, Idaho.

Joined Cushman & Wakefield, Inc. in March 1986, as Senior Associate, Portland Oregon — Appraisal Division. In April 1989 Mr. Vissotzky was promoted to Manager, Portland Appraisal Division and elected an Assistant Vice President. In 1990 he was elected Vice President. Effective 1999 title was changed to Dkector and Mr. Vissotzky became a stockholder in Cushman & Wakefield, Inc. In 2000 he was elected Managing Director, Portland Valuation Advisory Services, now Valuation Services. Current responsibilities include management of the Portland office, and a professional staff of 12, with appraisal and consulting coverage throughout the states of Washington, Oregon, Idaho, Utah, Montana, Nebraska, Wyoming, North Dakota, South Dakota and Alaska.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, residential properties, gravel pits, scenic easements, condemnation and right of way, special use properties and investment properties throughout the Western United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Qualified as an expert witness in condemnation matters in the States of Washington, Idaho and Oregon and testified in divorce litigation in the state of Washington and bankruptcy litigation in the State of Oregon.

Education

Washington State University, Pullman, Washington, Graduated 1979
Degree: Bachelor of Arts, Sociology / Business Administration

Appraisal Education

Successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

•	Member, Appraisal Institute – MAI

PROFESSIONAL QUALIFICATIONS	John M. Vissotzky, MAI

Mr. Vissotzky is a duly Certified General Real Estate Appraiser in the following states:

Alaska, #168, expiring 06/30/05

Georgia, license number 261786

Idaho, license number CGA-162

Montana, license number 279RAG

Nebraska, license number CG230108R

Oregon, license number C000200

Utah, license number CG00043063

Washington, license number 1100382

Wyoming, license number 14284

Special Awards

Qualified for Attendance to Cushman & Wakefield, Inc. Achievement Conference 1987, 1988,1995,1999 and 2001.

Mr. Vissotzky was recipient of the 2002 Francis Corcoran Award offered by Cushman & Wakefield, Inc. signifying Valuation Advisory Services Manager of the Year.